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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Pacific Gas and Electric Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PG&E Corporation and Pacific Gas and Electric Company Joint Notice of 2012 Annual Meetings • Joint Proxy Statement

April 2, 2012

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

You are cordially invited to attend the 2012 annual meetings of PG&E Corporation and Pacific Gas and Electric Company. The meetings will be held concurrently on Monday, May 14, 2012, at 10:00 a.m., at the PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California. Entry will be through the atrium on Beale Street, between Market Street and Mission Street.

The following Joint Proxy Statement contains information about matters to be considered at both the PG&E Corporation and Pacific Gas and Electric Company annual meetings. At the annual meetings, PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to vote on the nominees for director and on the ratification of the appointment of the independent registered public accounting firm for 2012, and to provide an advisory vote on executive compensation. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote "FOR" each of these items.

PG&E Corporation shareholders also will be asked to vote on a proposal submitted by an individual PG&E Corporation shareholder described in the Joint Proxy Statement. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote "AGAINST" this proposal.

Your vote on these items at the annual meetings is important. For your convenience, we offer you the option of submitting your proxy and voting instructions over the Internet, by telephone, or by mail. Whether or not you plan to attend the annual meetings, please vote as soon as possible so that your shares can be represented at the annual meetings.

Sincerely,

Anthony F. Earley, Jr.
Chairman of the Board, Chief Executive Officer,
and President of PG&E Corporation

Christopher P. Johns
President of
Pacific Gas and Electric Company

Joint Notice of Annual Meetings of Shareholders
of PG&E Corporation and Pacific Gas and Electric Company

April 2, 2012

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

The annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Monday, May 14, 2012, at 10:00 a.m., at the PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California, for the purpose of considering the following matters:

For PG&E Corporation and Pacific Gas and Electric Company shareholders:

•
To elect the following 12 individuals nominated by the PG&E Corporation Board of Directors and the Pacific Gas and Electric Company Board of Directors to each serve as director on each Board for the ensuing year:

David R. Andrews	Maryellen C. Herringer	Forrest E. Miller
Lewis Chew	Christopher P. Johns**	Rosendo G. Parra
C. Lee Cox	Roger H. Kimmel	Barbara L. Rambo
Anthony F. Earley, Jr.*	Richard A. Meserve	Barry Lawson Williams
Fred J. Fowler
*
Anthony F. Earley, Jr. is a nominee for director of PG&E Corporation only.
**
Christopher P. Johns is a nominee for director of Pacific Gas and Electric Company only.
•
To ratify each Audit Committee's appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2012 for PG&E Corporation and Pacific Gas and Electric Company,

•
To provide an advisory vote on executive compensation, and

•
To transact any other business that may properly come before the meetings and any adjournments or postponements of the meetings. If such matters are raised by shareholders, those matters must be properly submitted consistent with the respective company's advance notice Bylaw requirements and other requirements relating to such matters.

For PG&E Corporation shareholders only:

•
To act upon a proposal submitted by a PG&E Corporation shareholder and described on pages 77 and 78 of the Joint Proxy Statement.

This notice serves as the notice of annual meetings for those shareholders of PG&E Corporation or Pacific Gas and Electric Company who previously elected to receive their proxy materials in paper format. All other shareholders were sent an "Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 14, 2012 and Notice of Annual Meeting of Shareholders" ("Notice of Annual Meeting and Internet Availability of Proxy Materials") for PG&E Corporation or Pacific Gas and Electric Company, as applicable.

The Boards of Directors have set the close of business on March 16, 2012 as the record date for determining which shareholders are entitled to receive notice of and to vote at the annual meetings.

By Order of the Boards of Directors of
PG&E Corporation and Pacific Gas and Electric Company,

Linda Y.H. Cheng
Vice President, Corporate Governance and Corporate Secretary of
PG&E Corporation and
Pacific Gas and Electric Company

PG&E Corporation and Pacific Gas and Electric Company

Joint Proxy Statement

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company ("Utility") (each a "Board" and together, the "Boards") are soliciting proxies for use at the companies' annual meetings of shareholders, including any adjournments or postponements.

This Joint Proxy Statement describes certain matters that management expects will be voted on at the annual meetings, gives you information about PG&E Corporation and the Utility and their respective Boards and management, and provides general information about the voting process and attendance at the annual meetings.

A Notice of Annual Meeting and Internet Availability of Proxy Materials ("Notice") or a copy of the Joint Notice of Annual Meetings of Shareholders ("Joint Notice"), the Joint Proxy Statement, a proxy card or voting instruction card, and the 2011 Annual Report ("Annual Report") were mailed to shareholders beginning on or about April 2, 2012. The materials were sent to anyone who owned shares of common stock of PG&E Corporation and/or shares of preferred stock of the Utility at the close of business on March 16, 2012. This date is the record date set by the Boards to determine which shareholders may vote at the annual meetings.

The proxy materials are available on the website referenced in the Notice. For shareholders who prefer to access the proxy materials in printed form, the Notice also contains instructions on how to request a printed set of proxy materials by mail.

Questions and Answers

How do I vote?

You can attend and vote at the annual meetings, or the proxyholders will vote your shares as you indicate on your proxy.

If your shares are not registered to you directly but are held indirectly through a broker, bank, trustee, nominee, or other third party ("nominee"), follow the instructions provided by your nominee to vote your shares.

If your shares are registered to you directly, there are three ways to submit your proxy:

1.
Over the Internet. You may submit your proxy over the Internet either (i) by following the instructions in the Notice or (ii) for shareholders who received the proxy materials by mail, by following the instructions on the proxy card.

2.
By telephone. If you received your proxy materials by mail, you may submit your proxy by calling the toll-free number on the proxy card.

3.
By mail. If you received your proxy materials by mail, you may submit your proxy by completing, signing, and dating the proxy card and mailing it in the postage-paid envelope provided.

If you submit your proxy over the Internet or by telephone, your vote must be received by 6:00 a.m., Eastern time, on Monday, May 14, 2012. These Internet and telephone voting procedures comply with California law. If you submit your proxy by mail, your vote must be received by 10:00 a.m., Pacific time, on Monday, May 14, 2012.

What am I voting on, and what are each Board's voting recommendations?

PG&E Corporation shareholders will be voting on the following items:

Item No.	Description	Board's Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of the Appointment of the Independent Registered Public Accounting Firm	For this proposal
3	Advisory Vote on Executive Compensation	For this proposal
4	Shareholder Proposal	Against this proposal

The Utility's shareholders will be voting on the following items:

Item No.	Description	Board's Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of the Appointment of the Independent Registered Public Accounting Firm	For this proposal
3	Advisory Vote on Executive Compensation	For this proposal

What vote is required to approve each item?

A majority voting standard applies to the election of each director nominee and to the approval of each other item described in this Joint Proxy Statement. A director nominee will be elected, and a proposal will be approved, if a majority of the shares represented and voting approve that nominee's election or the proposal. Abstentions will not be considered in determining whether a majority of the shares represented and voting have elected a director nominee or approved a proposal. Similarly, any broker non-votes (see definition below under "What is a broker non-vote?") that occur with respect to a proposal will not be considered in determining whether a majority of the shares represented and voting have approved that proposal. As explained below, broker non-votes do not apply to the ratification of the appointment of the independent registered public accounting firm.

In addition, the shares voting affirmatively must equal at least a majority of the required quorum. This means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote. For this purpose, abstentions could prevent the election of a director nominee or the approval of a proposal, and broker non-votes that occur with respect to a proposal could prevent the election of a nominee or the approval of a proposal if the number of shares voting affirmatively does not constitute a majority of the required quorum.

Where shareholders are being asked for an advisory vote, any approval of an item will be non-binding on the affected company but will be considered by that company's directors.

What is a broker non-vote?

If you hold your shares indirectly through a broker, bank, trustee, nominee, or other third party, that party is the registered holder of your shares and submits the proxy to vote your shares. You are the beneficial owner of the shares, and typically you will be asked to provide your broker or other registered holder with instructions as to how you want your shares to be voted. Under the rules of the New York Stock Exchange ("NYSE"), if you fail to provide your broker with voting instructions, your broker can use its discretion to vote your shares on certain routine matters, like the ratification of the appointment of the independent registered public accounting firm. However, your broker may not use its discretion to vote your shares on certain other matters, like director elections, advisory votes on executive compensation, and shareholder proposals. When a broker votes your shares on routine matters but is unable to vote your shares on other matters because you have failed to provide instructions, a "broker non-vote" occurs with respect to these other matters.

What shares am I entitled to vote?

If you are a PG&E Corporation registered shareholder, you are entitled to vote all the shares of PG&E Corporation common stock in your account as of the close of business on March 16, 2012 (the "record date"), including shares in the PG&E Corporation Dividend Reinvestment and Stock Purchase Plan. If you are a Utility registered shareholder, you are entitled to vote all the shares of Utility preferred stock in your account as of the record date.

If you are a registered holder of both PG&E Corporation common stock and Utility preferred stock, you are entitled to vote separately on each company's proposals. If you receive more than one copy of the Notice or more than one proxy card for either company, it means that your shares are held in more than one account. You should vote the shares in all of your accounts.

How many copies of the Notice or the Joint Notice, the Joint Proxy Statement, and the Annual Report will I receive?

If you are a registered holder of PG&E Corporation common stock and/or Utility preferred stock, you will receive one Notice for each account, unless you have requested paper copies of the proxy materials, in which case you will receive one Joint Notice, one Joint Proxy Statement, a proxy card or voting instruction card, and one Annual Report for each account.

If you are a beneficial owner of PG&E Corporation common stock and/or Utility preferred stock and you receive your proxy materials through Broadridge Investor Communication Solutions ("Broadridge"), and there are multiple beneficial owners at the same address, you may receive fewer Notices or fewer paper copies of the Joint Notice, the Joint Proxy Statement, and the Annual Report than the number of beneficial owners at that address. Securities and Exchange Commission ("SEC") rules permit Broadridge to deliver only one Notice, or only one Joint Notice, one Joint Proxy Statement, and one Annual Report to multiple beneficial owners sharing an address, unless the applicable company receives contrary instructions from any beneficial owner at that address.

If you receive your proxy materials through Broadridge and (1) you currently receive only one copy of the Notice, or only one copy of the proxy materials at a shared address but you wish to receive an additional copy of the Notice or of the Joint Notice, this Joint Proxy Statement, and the Annual Report, or any future proxy materials, or (2) you share an address with other beneficial owners who also receive their separate Notices or proxy materials through Broadridge and you wish to request delivery of a single copy of the Notice or of the proxy materials to the shared address in the future, please contact the office of the Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company, as appropriate, at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, or call 1-415-267-7070.

Are proxy materials for the annual meetings available on-line?

Yes. You can go on-line at www.pgecorp.com/investors/financial_reports/ to access the Joint Notice, the Joint Proxy Statement, and the Annual Report.

You also can vote your proxy over the Internet, as noted on page 1 of this Joint Proxy Statement. Specific voting instructions also are included on the Notice and on the proxy card or voting instruction card.

What if I submit my proxy but I do not specify how I want my shares voted?

For PG&E Corporation shareholders, the PG&E Corporation proxyholders will vote your shares in accordance with the PG&E Corporation Board's recommendations, which are as follows: "For" each of the nominees for director, "For" Items 2 and 3, and "Against" Item 4. For Utility shareholders, the Utility's proxyholders will vote your shares in accordance with the Utility Board's recommendations, which are as follows: "For" each of the nominees for director and "For" Items 2 and 3.

What if I do not submit my proxy?

Your shares will not be voted if you do not submit a proxy or vote at the annual meetings, unless your broker votes your shares in the broker's discretion, as discussed above under "What is a broker non-vote?"

Can I change my proxy vote?

If your shares are registered to you directly, you can change your proxy vote or revoke your proxy any time before it is exercised by doing one of the following before the applicable deadline: (1) returning a signed proxy card with a later date, (2) entering a new vote over the Internet or by telephone, (3) notifying the Corporate Secretary of PG&E Corporation or the Utility, as appropriate, in writing, or (4) submitting a written ballot at the annual meetings.

If your shares are not registered to you directly but are registered in the name of your broker, bank, trustee, nominee, or other third party, follow the instructions provided by your nominee to change your vote or revoke your proxy.

Is my vote confidential?

PG&E Corporation and the Utility each have adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for either company to assert or defend claims.

Who will count the votes?

Corporate Election Services will act as the proxy tabulators and the inspectors of election for the 2012 annual meetings. Corporate Election Services is independent of PG&E Corporation and the Utility and the companies' respective directors, officers, and employees.

How many shares are entitled to vote at the annual meetings?

As of the record date, there were 415,353,678 shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote. Each share is entitled to one vote.

As of the record date, there were 10,319,782 shares of Utility preferred stock, $25 par value, and 264,374,809 shares of Utility common stock, $5 par value, outstanding and entitled to vote. Each share is entitled to one vote.

A quorum is necessary to conduct business at each annual meeting. A majority of the shares entitled to vote at each meeting must be represented at the meeting in person or by proxy to constitute a quorum.

Abstentions and broker non-votes will be considered in determining whether a quorum is present at each meeting.

May I attend the annual meetings?

All PG&E Corporation and Utility shareholders of record as of the record date may attend the annual meetings. You must have an admission ticket to attend the annual meetings. Also, shareholders will be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the meetings.

If you are a registered shareholder, your Notice will be your admission ticket. Please bring the Notice to the annual meetings. If a broker, bank, trustee, nominee, or other third party holds your shares, please inform that party that you plan to attend the annual meetings, and ask for a legal proxy. Bring the legal proxy to the shareholder registration area when you arrive at the meetings, and we will issue an admission ticket to you. If you cannot get a legal proxy in time, we will issue an admission ticket to you if you bring a copy of your brokerage or bank account statement showing that you owned PG&E Corporation or Utility stock as of the record date.

May I bring a guest to the annual meetings?

Each registered shareholder or beneficial owner may bring up to a total of three of the following individuals to the annual meetings: (1) a spouse or domestic partner, (2) legal proxies, (3) qualified representatives presenting the shareholder's proposal, or (4) financial or legal advisors.

Shareholders must provide advance written notice to the Corporate Secretary of PG&E Corporation or the Utility, as appropriate, if they intend to bring any legal proxy, qualified representative, or advisor to the annual meetings. The notice must include the name and address of the legal proxy, representative, or advisor, and must be received at the principal executive office of the applicable company by 5:00 p.m., Pacific time, on May 7, 2012, in order to allow enough time for the issuance of additional admission tickets. We recommend that shareholders send their notice using a delivery method that indicates when the notice was received at the principal executive office of the applicable company.

How will the annual meetings be conducted?

The Chairman of the Board ("Chairman") of PG&E Corporation will preside over the meetings and will make any and all determinations regarding the conduct of the meetings.

All items of business described in this Joint Proxy Statement will be deemed presented at the annual meetings.

For the shareholder proposal, a qualified representative will have an opportunity to discuss that item. Other shareholders will have an opportunity to ask questions and make comments regarding that proposal.

There will be a general question and answer period. Questions and comments should pertain to corporate performance, items for consideration at the annual meetings, or other matters of interest to shareholders generally. The meeting is not a forum to present general economic, political, or other views that are not directly related to the business of PG&E Corporation or the Utility.

Shareholders will be recognized on a rotating basis. If you wish to speak, please raise your hand and wait to be recognized. When you are called upon, please direct your questions and comments to the company officer chairing the meetings. Each person called upon during the meetings will have a maximum of three minutes on any one question or comment.

Can shareholders introduce other proposals (including director nominations) during the annual meetings?

The Bylaws of PG&E Corporation and the Utility each require advance written notice of the intention to introduce a shareholder proposal or bring other matters for action (including introducing nominees for director) at an annual meeting. The notice for proposals and other matters to be considered by shareholders at the 2012 annual meetings must have been received at the principal executive office of the applicable company by February 13, 2012. The companies did not receive timely advance written notice of any shareholder matters that will be introduced at the annual meetings.

If you would like to introduce a shareholder proposal or other business during PG&E Corporation's or the Utility's 2013 annual meeting, each company's Bylaws require that your proper advance written notice of the matter be received at the principal executive office of the applicable company by 5:00 p.m., Pacific time, on February 12, 2013. However, if the 2013 annual meeting of either company is scheduled on a date that differs by more than 30 days from the anniversary date of the 2012 annual meetings, your notice will be timely if it is received no later than the tenth day after the date on which that company publicly discloses the date of its 2013 annual meeting.

If you would like to nominate an individual for director during the annual meeting, certain additional information must be provided in your advance written notice. For more information on the director nomination process, see pages 11 and 12 of this Joint Proxy Statement.

If you wish to submit advance notice of any business to be brought before the 2013 annual meetings, we recommend that you use a delivery method that indicates when the advance notice of other business was received at the principal executive office of the applicable company.

Is there a different due date that applies if I want my shareholder proposal to be included in the proxy statement for the 2013 annual meetings?

Yes. If you would like to submit a proposal to be included in the proxy statement for PG&E Corporation's or the Utility's 2013 annual meeting, the applicable company's Corporate Secretary must receive your proposal after the date of the 2012 annual meetings, but by 5:00 p.m., Pacific time, on December 4, 2012.

If you wish to submit a shareholder proposal for inclusion in the 2013 proxy statement, we recommend that you use a delivery method that indicates when your proposal was received at the principal executive office of the applicable company.

How much will this proxy solicitation cost?

PG&E Corporation and the Utility hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and solicitation of votes. The estimated fee is $14,500 plus reasonable out-of-pocket expenses. In addition, PG&E Corporation and the Utility will reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. The solicitation of proxies also may be made in person, by telephone, or by electronic communications by the companies' respective directors, officers, and employees, who will not receive additional compensation for those solicitation activities.

How can I contact members of the Boards of Directors or officers?

Correspondence should be sent to the applicable company's principal executive office, in care of the Corporate Secretary. The Corporate Secretary shall forward to the independent lead director any communications addressed to the Board of Directors as a body, to all the directors in their entirety, or to a subset of the directors, and such other communications as the Corporate Secretary, in his or her discretion, determines is appropriate. The Corporate Secretary also shall receive communications directed to individual directors or officers, and forward those as appropriate.

The address of the principal executive office for each company is:

PG&E Corporation
Pacific Gas and Electric Company
77 Beale Street, P.O. Box 770000
San Francisco, California 94177

Corporate Governance

PG&E Corporation and the Utility are committed to good corporate governance practices that provide a framework within which the Boards and management of PG&E Corporation and the Utility can pursue the companies' business objectives. The foundation for these practices is the independent nature of each Board and its fiduciary responsibility to the company's shareholders. These practices are reviewed against industry trends and input from the companies' top institutional investors. The following section discusses the companies' key corporate governance practices, and focuses on:

•
Corporate Governance Guidelines

•
Board Leadership Structure

•
Board Committee Duties and Composition

•
Risk Management

•
Director Nomination Process

•
Compensation-Setting Process

•
Board Oversight of Political Contributions and Advocacy

•
Board Oversight of Management Succession

•
Director and Officer Conduct and Conflicts of Interest

Corporate Governance Guidelines

Our corporate governance practices are documented in Corporate Governance Guidelines that are adopted by the Boards of PG&E Corporation and the Utility and are updated from time to time as appropriate and as recommended by the Nominating and Governance Committee of the PG&E Corporation Board. Other corporate governance practices also may be found in the charters of the various committees of the PG&E Corporation and Utility Boards.

The PG&E Corporation Corporate Governance Guidelines are included as Appendix A to this Joint Proxy Statement. The Utility's Corporate Governance Guidelines are substantially similar to the PG&E Corporation Corporate Governance Guidelines and, therefore, are not included in this Joint Proxy Statement. The Corporate Governance Guidelines are also available on-line in the Corporate Governance section of PG&E Corporation's website (www.pgecorp.com/aboutus/) or the Utility's website (www.pge.com/about/company).

Board Leadership Structure

Chairman of the Board

At both PG&E Corporation and the Utility, the Chairman of the Board is a member of the Board of Directors. As set forth in each company's Corporate Governance Guidelines, the primary duty of the Chairman is to preside over meetings of the Board, including special meetings. The Chairman also is consulted regarding nominees for the Board and the composition and chairmanship of Board committees. If the Chairman is not an independent director, then following each executive session meeting of the independent directors, the lead director, or his or her designee, has a discussion with the Chairman regarding the executive session meeting.

PG&E Corporation and the Utility each believe that it is in the best interest of the company and its shareholders to have a flexible rule regarding whether the offices of Chairman and Chief Executive Officer ("CEO") should be separate. When a vacancy occurs in the office of either the Chairman or the CEO, the applicable Board will consider the circumstances existing at that time and will determine whether the role of Chairman should be separate from that of CEO and, if the roles are separate, whether the Chairman should be elected from among the independent directors or from management. In addition, at least annually, each Board reviews the respective company's Board leadership structure to assess whether it is appropriate.

In the past, PG&E Corporation and the Utility each have had both combined and separate Chairman and CEO positions. In each case, the applicable Board was able to consider all eligible directors and not exclude any eligible candidate from consideration for the position of Chairman. More recently, when the positions have been combined, each company also has had a strong and independent lead director.

At PG&E Corporation, Anthony F. Earley, Jr. has served as the Chairman, CEO, and President since September 13, 2011. Mr. Earley previously held executive positions at DTE Energy Company and Long Island Lighting Company, both of which are utilities or utility holding companies. The PG&E Corporation Board believes that having Mr. Earley serve concurrently as the company's Chairman and CEO is the appropriate Board leadership structure at this time because, among other things, his extensive utility and leadership experience allow him to serve as an effective link between the Board and management, and to raise key business issues and stakeholder interests to the Board's attention as the Board carries out its duties. Because the CEO bears primary responsibility for managing the Corporation's day-to-day business issues, he is well positioned to chair regular Board meetings and help ensure that key business issues and stakeholder interests are addressed by the Board. Further, the presence of an independent lead director enhances the Board's authority to act independently from management, notwithstanding the fact that the Chairman also is an executive officer of the Corporation.

At the Utility, the positions of Chairman and principal executive officer have been separated. Under certain rules of the California Public Utilities Commission, the same individual may not serve as Chairman of the Board, CEO, President, or in a functionally equivalent position, of both PG&E Corporation and the Utility. The Chairman of the Utility is C. Lee Cox, the independent lead director. Christopher P. Johns is President of the Utility, serving as the principal executive officer. The Utility Board of Directors believes that by separating the roles of Chairman and principal executive officer, the Utility is able to benefit from the complementary skill sets and business experiences of Messrs. Cox and Johns.

Independent Lead Director/Executive Session Meetings

PG&E Corporation and the Utility each have an independent lead director, who is elected from among the independent chairs of the standing PG&E Corporation and Utility Board committees. The lead director must have at least one year of experience as a director of the respective company, serves a term of three years, and may be re-elected to consecutive terms. Specific duties for the lead director are substantially similar at both companies, and are set forth in the applicable Corporate Governance Guidelines.

C. Lee Cox served as the independent lead director of both PG&E Corporation and the Utility during 2011, except that from May 1 to September 12, 2011, Maryellen Herringer served as the interim independent lead director of both companies while Mr. Cox served as interim Chairman, CEO, and President of PG&E Corporation.

The independent lead director schedules and presides over executive session meetings at all meetings of the companies' Boards. Each such executive session meeting has an agenda that includes standing items for discussion by the independent directors without management present. These executive session meetings are used to, among other things, review the performance of the PG&E Corporation CEO, review executive development for management succession planning, discuss corporate governance issues, and provide feedback to the CEO. The lead director also actively participates in the planning of the regular meetings of the Boards, including suggesting and reviewing agenda topics and otherwise acting as a bridge between management and the Boards.

The lead director also may receive written communications (in care of the Corporate Secretary) from each company's shareholders and other interested parties. The lead director also is available for consultation and direct communication with major shareholders.

Board Committee Duties and Composition

The principal standing committees of the PG&E Corporation Board are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, the Nuclear, Operating, and Safety Committee, and the Public Policy Committee. The Utility Board has two principal standing committees: the Executive Committee and the Audit Committee.

For each of the Board committees listed above, the applicable company's Board has adopted a formal charter that sets forth the committee's duties and responsibilities. These committee charters are available on-line in the Corporate Governance section of PG&E Corporation's website (www.pgecorp.com/aboutus/) or the Utility's website (www.pge.com/about/company). The duties, responsibilities, and membership qualifications for each committee are described below.

Executive Committees

The PG&E Corporation and Utility Boards each have an Executive Committee that may exercise any of the powers and perform any of the duties of the applicable Board. This authority is subject to provisions of law and certain limits imposed by the PG&E Corporation Board or the Utility Board (as the case may be). The Executive Committees meet as needed.

Audit Committees

The PG&E Corporation and Utility Boards each have an Audit Committee that advises and assists the applicable Board with respect to, among other things:

•
The integrity of the respective company's financial statements,

•
Financial and accounting practices,

•
Internal controls, and external and internal auditing programs,

•
Selection and appointment of the applicable company's independent registered public accounting firm, pre-approval of all audit and non-audit services provided by the independent registered public accounting firm, and evaluation of the independence, qualifications, and performance of the independent registered public accounting firm,

•
Business ethics, and compliance with laws, regulations, and policies that may have a material impact on the consolidated financial statements of PG&E Corporation, the Utility, and their respective subsidiaries,

•
Related party transactions, and

•
Guidelines and policies for managing and assessing major risks, and, to the extent that any aspect of risk assessment and management is delegated to another Board committee, review of processes by which such risk assessment and management are undertaken.

Compensation Committee

The Compensation Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to:

•
Compensation of directors,

•
Employment, compensation, and benefits policies and practices,

•
Potential risks arising from compensation policies and practices,

•
Development, selection, and compensation of policy-making officers, and

•
Evaluation of management and long-range planning for officer development and succession.

Among other things, the Committee:

•
Reviews and acts upon the compensation of officers of PG&E Corporation and its subsidiaries, although the Committee has delegated to the PG&E Corporation CEO the authority to approve compensation for certain officers, and

•
Recommends to the independent members of the applicable Board the compensation of the CEOs of PG&E Corporation and the Utility (or, if the office of Utility CEO is not filled, the President of the Utility).

The Performance Award Subcommittee of the Compensation Committee takes action regarding executive compensation that is intended to qualify for exemption under Internal Revenue Code Section 162(m). This Subcommittee consists solely of "outside directors," as defined in federal income tax laws and regulations.

Finance Committee

The Finance Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to the financial and capital investment policies and objectives of PG&E Corporation and its subsidiaries, including specific actions required to achieve those objectives. Among other things, the Committee reviews:

•
Long-term financial and investment plans and strategies,

•
Annual financial plans,

•
Dividend policy,

•
Short-term and long-term financing plans,

•
Proposed capital projects,

•
Proposed divestitures,

•
Strategic plans and initiatives,

•
Major commercial banking, investment banking, financial consulting, insurance, and other financial relationships, and

•
Major financial risk exposures associated with (i) energy commodities and derivatives, (ii) merger and acquisition transactions considered by the Committee, and (iii) selected risks identified in consultation with the PG&E Corporation and Utility Boards and their respective committees and assigned by the Audit Committee to the Finance Committee for discussion and oversight, including non-operational risks identified through PG&E Corporation's Enterprise Risk Management program, as well as the overall steps that management has taken to monitor and control such exposures.

Each year, the Finance Committee also presents for the PG&E Corporation and Utility Boards' review and concurrence (1) a multi-year outlook for PG&E Corporation and its subsidiaries that incorporates, among other things, key current and emerging issues, strategic initiatives, risk factors, and projected financial results, and (2) an annual financial performance plan for operating expense and capital spending budgets that reflect the first year of the approved multi-year outlook. Members of the Board receive a monthly report that compares actual to budgeted financial performance and provides other information about financial performance.

Nominating and Governance Committee

The Nominating and Governance Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to:

•
The selection of directors, including reviewing the appropriate skills and characteristics required of Board members, reviewing the qualifications of Board candidates, and recommending nominees for election to the Boards,

•
The chairmanship and membership of Board committees, and the nomination of a lead director of each company's Board,

•
Corporate governance matters, including the companies' governance principles and practices, and the review of shareholder proposals, and

•
Evaluation of the Boards' performance and effectiveness.

Nuclear, Operations, and Safety Committee

The Nuclear, Operations, and Safety Committee of PG&E Corporation was formed in December 2011, and advises and assists the Boards of PG&E Corporation and the Utility with respect to the oversight and review of (i) significant safety (including public and employee safety), operational performance, and compliance issues related to the Utility's nuclear, generation, gas and electric transmission, and gas and electric distribution operations and facilities ("Operations and Facilities"), and (ii) risk management policies and practices related to such Operations and Facilities.

Among other things, the Nuclear, Operations, and Safety Committee:

•
Reviews safety and operational issues related to (1) the impact of new or changing laws, regulations, policies, and practices, (2) continuous improvement in the Operations and Facilities, and (3) incorporation of safety and operational goals into executive compensation programs,

•
Reviews the principal risks arising out of the Operations and Facilities, the process used by management to analyze and identify these risks, and the effectiveness of programs to manage or mitigate these risks, and

•
Periodically visits the Utility's nuclear and other operating facilities.

Public Policy Committee

The Public Policy Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to public policy and corporate responsibility issues that could affect significantly the interests of the customers, shareholders, or employees of PG&E Corporation or its subsidiaries.

Among other things, the Public Policy Committee reviews the policies and practices of PG&E Corporation and its subsidiaries with respect to:

•
Protection and improvement of the quality of the environment, and compliance with environmental and hazardous waste management standards and regulations,

•
Charitable and community service organizations and activities,

•
Political contributions,

•
Diversity, inclusion, and workforce development,

•
Development of diverse suppliers to PG&E Corporation, the Utility, and their respective subsidiaries, and

•
Significant societal, governmental, and environmental trends and issues that may affect operations.

Committee Membership Requirements

Each of the key committees (other than the Executive Committees) must be composed entirely of independent directors, as defined in the applicable company's Corporate Governance Guidelines. In addition, the Compensation Committee and the Nominating and Governance Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines and by the NYSE. Because PG&E Corporation holds approximately 96 percent of the voting power of the Utility, the Utility is a "controlled subsidiary" of PG&E Corporation and is not subject to certain rules of NYSE Amex Equities ("Amex") that otherwise would impose requirements on the Utility's director nomination and compensation-setting processes and require that the Utility's Board committees responsible for executive compensation and governance be comprised of "independent" directors, as defined by Amex.

Each member of the PG&E Corporation and Utility Audit Committees must be independent, as defined in the applicable company's Corporate Governance Guidelines, in SEC rules regarding audit committee independence, and in applicable stock exchange rules. Each member of the PG&E Corporation and Utility

Audit Committees must be financially literate, as defined in applicable stock exchange rules. One member of each Audit Committee also must have accounting and related financial management expertise (which can be satisfied by the Committee's "audit committee financial expert"). If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than PG&E Corporation, the Utility, and their subsidiaries, that Committee member must inform the applicable company's Board. In order for that member to continue serving on the Audit Committee, the Board must affirmatively determine that the simultaneous service does not impair that committee member's ability to serve effectively on the Audit Committee.

Risk Management

As part of their oversight functions, the PG&E Corporation and Utility Boards generally oversee the companies' risk management policies and programs. Oversight for specific risk categories is allocated to various Board committees, consistent with the substantive scope of each committee's charter. Each such committee provides a report of its activities to the applicable Board.

Management has the day-to-day responsibility for assessing and managing PG&E Corporation's and the Utility's exposure to various risks.

Developments During 2011

During 2011, PG&E Corporation and the Utility refined their approach to risk management, in order to increase Board-level attention in the area of safety and operational risks, and to further empower the operational lines of business to identify, assess, and manage operational and safety risks within each business area and then raise those issues to the applicable Board, as appropriate.

•
The PG&E Corporation Board of Directors established a new Nuclear, Operations, and Safety Committee that is responsible for, among other things, specifically discussing risks related to nuclear issues, operations, and public and employee safety.

•
The PG&E Corporation Board expanded the scope of the management-level Risk Policy Committee ("RPC") beyond its prior duties to oversee energy procurement transactions and credit/market risk. The RPC now is generally responsible for overseeing PG&E Corporation's and the Utility's management-level risk management activities, including those related to safety and operational issues. The RPC also reviews risks identified by the lines of business (see below) and recommends new risks for Board review, as appropriate.

•
Each line of business ("LOB") within the companies is establishing its own risk and compliance committee. These LOB committees review all major operational and safety risks within that LOB, including public safety, review and approve risks analysis and mitigation strategies, and track mitigation progress. These committees also identify risks that should be brought to the RPC. Each LOB risk and compliance committee is led by a senior officer and must include at least one appointed risk manager with expertise in risk management and compliance.

These enhanced risk management structures provide additional focus on operational and safety issues, and also allow risks to be investigated both under the established Board-directed review processes, and from a "bottoms-up" approach that allows operational experts to add their knowledge and identify emerging issues for the companies.

Board-Level Duties

The Boards and their committees have specific oversight responsibility for risk management in the following areas:

•
The Boards evaluate risks associated with major investments and strategic initiatives, with assistance from the PG&E Corporation Finance Committee.

•
The Boards oversee the implementation and effectiveness of the overall legal compliance and ethics programs, with assistance from the PG&E Corporation and Utility Audit Committees.

•
Each company's Audit Committee discusses the guidelines and policies that govern the processes for assessing and managing major risks (including the Enterprise Risk Management program that is discussed in more detail below), allocates to other Board committees the specific responsibility to oversee identified key enterprise risks, and considers risk issues associated with overall financial reporting and disclosure processes.

•
The PG&E Corporation Finance Committee discusses risk exposures related to energy procurement, including energy commodities and derivatives, and other key enterprise risks, as assigned by the Audit Committees.

•
The PG&E Corporation Nuclear, Operations, and Safety Committee discusses risks related to the Utility's nuclear and other operations and facilities,

  safety, and other key enterprise risks, as assigned by the Audit Committees.

•
The PG&E Corporation Compensation Committee oversees potential risks arising from the companies' compensation policies and practices.

Other risk oversight responsibilities also have been allocated, consistent with each committee's substantive scope.

This allocation of Board-level risk oversight was last reviewed by the PG&E Corporation and Utility Audit Committees in December 2011.

The Boards' role in risk oversight has had no significant effect on either Board's leadership structure.

Management-Level Duties

Management has day-to-day responsibility for assessing and managing PG&E Corporation's and the Utility's exposure to various risks. With respect to supporting the Board's oversight activities:

•
Management provides various reports to the Boards and their committees regarding different elements of corporate risk management programs and activities, as requested by the Boards.

•
The companies' Enterprise Risk Management program identifies and investigates potential risks facing the enterprise, and nominates specific key enterprise risks for either Board-level or RPC-level oversight. Enterprise Risk Management is conducted under the supervision of the PG&E Corporation RPC (which was formed by the PG&E Corporation Board), and the Utility Risk Management Committee. The Enterprise Risk Management program as a whole is overseen by the Audit Committees, which assign Board-level responsibility for oversight of specific key enterprise risks to committees of either company's Board.

•
PG&E Corporation and the Utility each have a Chief Risk and Audit Officer who functionally reports to the PG&E Corporation and Utility Audit Committees.

Compensation Risk Analysis

During 2011, Frederic W. Cook & Co., Inc. ("FWC") served as the independent compensation consultant for the PG&E Corporation Compensation Committee and assisted the companies with a review of the design of PG&E Corporation's and the Utility's incentive plans relative to general compensation plan risk factors (or the potential for unintended consequences). FWC further evaluated the companies' incentive plans relative to company-specific risk/business areas identified through the companies' Enterprise Risk Management process.

Among other things, this analysis examined the balance between fixed and variable pay, the mix of equity-based awards, the existence of caps on incentive compensation, the composition and balance of performance metrics and the various performance thresholds, and stock ownership requirements. The analysis also considered the existence of governance practices, auditing oversight, and counterbalancing policies such as the companies' retention of discretion to adjust incentive awards, their clawback policy authorizing recoupment of certain incentive-based compensation following a restatement of company financial statements, stock retention requirements, and restrictions on hedging.

FWC concluded that the companies' incentive plans are reasonably well-aligned with compensation design principles, and that there are no significant risk areas from a compensation risk perspective.

Based on the companies' review of their compensation policies and practices, and the analysis provided by FWC, PG&E Corporation and the Utility concluded that the risks arising from the companies' overall compensation policies and practices are not reasonably likely to have a material adverse effect on either PG&E Corporation or the Utility.

Director Nomination Process

The Boards of PG&E Corporation and the Utility each select nominees for director based on recommendations received from the PG&E Corporation Nominating and Governance Committee. The Committee's recommendations are based upon a review of the qualifications of Board candidates and consultation with the Chairman of PG&E Corporation or the Utility, as applicable, and the PG&E Corporation CEO.

Sources of Nominees

The Committee accepts recommendations for director nominees from a variety of sources, including executive search firms, shareholders, management, and Board members. The Committee reviews all recommended candidates for nomination at the annual meetings at the same time and uses the same review criteria for all candidates.

Shareholders may recommend a person for the Committee to consider as a nominee for director of PG&E Corporation or the Utility, as applicable, by writing to that company's Corporate Secretary. Each recommendation must include:

1.
A brief description of the candidate,

2.
The candidate's name, age, business address, and residence address,

3.
The candidate's principal occupation and the class and number of shares of the company's stock owned by the candidate, and

4.
Any other information that would be required under the rules of the SEC in a proxy statement listing the candidate as a nominee for director.

Recommended candidates may be required to provide additional information.

Director Qualifications

The Nominating and Governance Committee reviews Board candidates with a goal of creating for each company a balanced and multi-disciplinary Board composed of qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the company's operations, understand the complexities of the company's business environment, and possess capabilities to provide valuable insight and oversight.

In conducting this review, the Committee considers factors such as diversity, age, skills, and any other factors that it deems appropriate, and annually reviews and recommends to the Boards the appropriate skills and characteristics required of Board members, given the current composition and needs of each company's Board.

In addition to the skills and characteristics noted above, for 2012 the Committees also considered the extent to which the nominees (both individually and as a group) possessed the following: experience as a senior executive or as a director of a public company; corporate governance experience or expertise; executive compensation expertise; business operations, marketing, or customer services experience; expertise in legal, public policy, government/regulatory issues, or environmental affairs; experience in the energy/utility industry or as a customer of the Utility; community affairs, media relations, or investor relations experience; and general financial, accounting, information technology, strategic planning, crisis response or crisis management, and risk management skills and knowledge.

With respect to diversity, the Committee seeks a range of different backgrounds, perspectives, skills, and experiences. Although there is no set policy regarding diversity of nominees for director, the Committee and the Boards annually review the diversity of the director nominees and the extent to which diverse backgrounds, perspectives, skills, and experiences are represented by the members of the Boards.

Board and Director Independence

The Nominating and Governance Committee also considers board independence and other qualification requirements when reviewing candidates for director nominee.

The PG&E Corporation Corporate Governance Guidelines set forth a policy that at least 75 percent of the directors should be independent, as defined in the Guidelines and set forth on pages A-1 to A-7 of this Joint Proxy Statement. The NYSE rules also require that a majority of PG&E Corporation's directors be independent, as defined by the NYSE, and that independent directors meet regularly. The definition of "independence" in the PG&E Corporation Corporate Governance Guidelines is more stringent than, and satisfies, the NYSE definitions. PG&E Corporation's Corporate Governance Guidelines and independence definitions also are available on-line in the Corporate Governance section of PG&E Corporation's website (www.pgecorp.com/aboutus/).

The Utility's Corporate Governance Guidelines also set forth a policy that at least 75 percent of the directors should be independent, as defined in the Guidelines. The Amex rules also require that the Utility's independent directors meet regularly. The Utility Board is exempt from Amex rules requiring that at least a majority of the directors meet the stock exchange's definition of "independent director" because PG&E Corporation holds approximately 96 percent of the voting power of the Utility and the Utility is a "controlled subsidiary." The definition of "independence" in the Utility's Corporate Governance Guidelines is more stringent than, and satisfies, the Amex definitions. The Utility's Corporate Governance Guidelines and independence definitions also are available on-line in the Corporate Governance section of the Utility's website (www.pge.com/about/company).

Board of Directors Retirement Policy

The Boards of PG&E Corporation and the Utility may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 72. However, this policy may be waived if the Nominating and Governance Committee and the applicable company's Board determine that it is in the best interest of the company to re-nominate a director who is 72 years old or older.

Compensation-Setting Process

Details regarding the compensation-setting process can be found below, as well as in the Compensation Discussion and Analysis section of this Joint Proxy Statement.

Non-Employee Director Compensation

The Boards of PG&E Corporation and the Utility each establish the level of compensation for that company's non-employee directors, based on the recommendation of the PG&E Corporation Compensation Committee and considering the impact of compensation on director independence. Directors who also are current employees of either company receive no additional compensation for service as directors.

The Compensation Committee periodically reviews the amount and form of compensation paid to non-employee directors of PG&E Corporation and the Utility, considering the compensation paid to directors of other comparable U.S. companies. The Committee conducts its review with the assistance of its independent compensation consultant FWC.

Executive Officer Compensation

Each year, the independent members of the applicable Board, based on the Compensation Committee's recommendation, approve the amounts of total target compensation for the CEO of PG&E Corporation and the CEO or the President of the Utility. Such approvals are made following a review of comparative data, advice from the Compensation Committee's independent compensation consultant, and, with respect to the PG&E Corporation CEO, the independent compensation consultant's recommendations. The Compensation Committee approves the amounts of total target compensation for all other senior executive officers based upon a review of comparative data, advice from its independent compensation consultant, and recommendations from the PG&E Corporation CEO. The Committee uses comparative data throughout the year to set the total target compensation of new executive officers. The Committee also reviews other benefits provided to executive officers.

If appropriate, the Compensation Committee's Performance Award Subcommittee takes action with respect to compensation that is intended to be "qualified-performance-based compensation" under Internal Revenue Code Section 162(m).

The PG&E Corporation Board has delegated to the Compensation Committee the authority to administer the PG&E Corporation 2006 Long-Term Incentive Plan ("LTIP"), under which equity-based awards are made. In addition, the PG&E Corporation Board has delegated to the PG&E Corporation CEO the authority to grant LTIP awards to certain eligible participants within the guidelines adopted by the Compensation Committee.

The CEO of PG&E Corporation generally attends a portion of each Compensation Committee meeting, but does not participate in the Committee's deliberations or decisions with respect to his pay. No other officer has any input into executive compensation decisions. At the Committee's request, the CEO reviews with the Committee the performance of the other officers named in the Summary Compensation Table (the "named executive officers" or "NEOs"). The CEO also recommends adjustments, if any, in base pay, the target annual incentive opportunity, and equity awards for the other NEOs. These recommendations are given appropriate weight by the Committee in the compensation-setting process, given the CEO's direct knowledge of the performance and contributions of each NEO. The Committee may exercise its discretion to accept, reject, or modify the CEO's recommendations based on the Committee members' collective assessment of the NEOs' performance and pay position relative to market benchmarks provided by the Committee's independent compensation consultant, as well as PG&E Corporation's overall financial and operating performance.

The Compensation Committee may delegate its authority with respect to ministerial matters under the LTIP to the PG&E Corporation CEO or the PG&E Corporation Senior Vice President, Human Resources. The Committee also oversees other employee benefit plans.

The PG&E Corporation Board has delegated to the PG&E Corporation CEO the authority to approve compensation, within guidelines approved by the Compensation Committee, to lower-level officers and to non-officer employees. With respect to annual equity awards, such Committee-approved guidelines include the LTIP award value ranges for different categories of employees, as well as the terms and conditions of all LTIP awards to be made during the year. The guidelines also specify the grant date for annual LTIP awards. Actual awards are generally made within the range of target LTIP values previously approved by the Committee.

Compensation Consultant

An independent compensation consultant advises on compensation programs and practices, including pay levels for non-employee directors and for officers.

Under a policy adopted by the Committee, this consultant must be "independent," i.e., (1) the consultant must be retained by, and report solely to, the Compensation Committee, and (2) the consultant and its affiliates may not perform any work for PG&E Corporation or its affiliates, except at the request of the Committee or its chair, and in the capacity of the Committee's agent.

For 2011, the Compensation Committee retained FWC as its independent consultant. FWC does not provide services to management of PG&E Corporation, the Utility, or their affiliates, although FWC maintains a working relationship with management in order to fulfill FWC's primary role as advisor to the Compensation Committee.

FWC's 2011 engagement as the Compensation Committee's independent consultant contemplated that FWC would, among other things, conduct executive compensation studies (including recommendations regarding peer group composition, plan design and benefit levels, executive benefits and perquisites, tally sheets and post-employment compensation and benefits, and equity dilution), report on emerging trends and best practices in the area of executive compensation, report on non-employee director compensation, and provide review and guidance regarding disclosures of executive and non-employee director compensation.

Shareholder Outreach

PG&E Corporation and the Utility believe that it is important to provide shareholders with the means to provide input on PG&E Corporation's executive compensation programs and the clarity of the company's disclosures regarding such programs.

PG&E Corporation typically contacts key institutional investors to gain insight into their views on corporate governance matters and executive compensation policies and programs. In 2011, management contacted its top 100 institutional investors and conducted conference calls with those who requested dialogue on corporate governance matters. The nature of these discussions included executive compensation disclosure, the frequency of advisory votes on executive compensation, the company's use of performance metrics and comparator groups, and other issues of interest to shareholders.

Starting with their annual meetings in May 2010, PG&E Corporation and the Utility have provided shareholders with the right to cast an advisory vote on the compensation paid to the NEOs, as reported in the proxy statement. In 2011, the companies' NEO compensation for 2010 was approved by 97.8 percent and 99.9 percent, respectively, of PG&E Corporation and Utility shares that voted on this proposal. The Committee considers these votes as part of its review of executive compensation programs and practices.

Board Oversight of Political Contributions and Advocacy

The PG&E Corporation Public Policy Committee reviews PG&E Corporation's and the Utility's political contributions and recommends Board approval limits for political contributions from the companies to candidates, measures, initiatives, political action committees, and certain other organizations that may engage in activities involving elections. The Boards are apprised of significant advocacy efforts taken by the Companies. The Public Policy Committee also directs preparation of an annual report detailing political contributions and certain other expenditures made by the companies during the preceding year.

Board Oversight of Management Succession

At least annually, and often more frequently, the PG&E Corporation and Utility Boards each review the applicable company's plan for CEO succession, both in the ordinary course of business and in response to emergency situations. Each company's Board also develops a profile of appropriate responsibilities, attributes, and requirements for the position of CEO, which reflects PG&E Corporation's and the Utility's business functions, vision, and strategy. Potential candidates for CEO may be identified internally within the companies in consultation with the PG&E Corporation Compensation Committee (which oversees the evaluation of management) and the CEO, as well as externally through various sources, including independent third-party consultants.

The succession planning process also addresses the continuing development of appropriate leadership skills for internal candidates for CEO, as well as candidates for other leadership positions within the company. The Compensation Committee also is responsible for reviewing the CEO's long-range plans for officer development and succession for PG&E Corporation and the Utility.

During 2011, the companies' CEO succession plan was consulted and considered following Peter A. Darbee's decision to retire as Chairman of the Board, CEO, and President of PG&E Corporation, and during the Corporation's search for a new CEO. Succession planning also was discussed with the Compensation

Committee and with the Boards at their meetings in February 2012. An independent consulting firm, Korn/Ferry International, assisted the companies in the succession planning process.

Director and Officer Conduct and Conflicts of Interest

Codes of Conduct

PG&E Corporation's and the Utility's respective codes of conduct and ethics that apply to each company's directors and employees, including executive officers, are available on-line in the Corporate Governance section of PG&E Corporation's website (www.pgecorp.com/aboutus/) or the Utility's website (www.pge.com/about/company).

Review, Approval, and Ratification of Related Party Transactions

At their December 20, 2006, February 20, 2008, and February 18, 2009 meetings, the Boards of PG&E Corporation and the Utility each adopted or amended the companies' Related Party Transaction Policy ("Policy"). The Policy applies to transactions that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 ("Item 404(a)"), except that the Policy has a lower dollar threshold than Item 404(a).

Under the Policy, at the first meeting of each year, each company's Audit Committee must review, approve, and/or ratify related party transactions (other than the types of transactions that are excluded from disclosure under Item 404(a), as described below) with values exceeding $10,000 in which either company participates and in which any "Related Party" has a material direct or indirect interest. For these purposes, "Related Party" generally includes (1) any director, nominee for director, or executive officer, (2) holders of greater than 5 percent of that company's voting securities, and (3) those parties' immediate family members.

After the annual review and approval of related party transactions, if either company wishes to enter into a new related party transaction, then that transaction must be either pre-approved or ratified by the applicable Audit Committee. If a transaction is not ratified in accordance with the Policy, management shall make all reasonable efforts to cancel or annul that transaction.

Where it is not practical or desirable to wait until the next Audit Committee meeting to obtain Committee approval or ratification, the Chair of the Audit Committee may elect to approve a particular related party transaction and then report on such approval to the full Audit Committee at the Committee's next regularly scheduled meeting. If the Chair of the Audit Committee has an interest in the proposed related party transaction, then that transaction may be reviewed and approved by another independent and disinterested member of the applicable Audit Committee, provided that such member reports such approval to the full Committee at the Committee's next regularly scheduled meeting.

As part of the Audit Committees' review of any related party transaction, the Committees consider whether the transaction is on terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party. The Policy also requires that each Audit Committee disclose to the respective Board any material related party transactions.

However, as provided in Item 404(a), the following types of transactions are excluded:

•
Transactions where the rates or charges are determined by competitive bids,

•
Transactions for the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority,

•
Transactions for services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services,

•
Benefits received on a pro rata basis by holders of PG&E Corporation or Utility securities,

•
Transactions where the individual's interest arises solely (1) from such person's position as a director of another corporation or organization which is a party to the transaction, (2) from the direct or indirect ownership of such person and a specific group (consisting of directors, nominees for director, and executive officers of the corporation, or any member of their immediate families), in the aggregate, of less than a 10 percent equity interest in another person (other than a partnership) that is a party to the transaction, or (3) from both such position and ownership,

•
Transactions where the individual's interest arises solely from the holding of an equity interest (including a limited partnership interest, but excluding a general partnership interest) or a creditor interest in another person that is party to the transaction with PG&E Corporation, the Utility, or any of their subsidiaries or affiliates, and the transaction is not material to such other person,

•
Transactions where the individual's interest arises only from such person's position as a limited partner in a partnership engaged in a transaction with PG&E Corporation or the Utility, in which the individual's interest (when aggregated with any other Related Parties) is less than 10 percent and the individual does not serve as a general partner of, nor hold another position in, the partnership,

•
An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation is reported pursuant to Regulation S-K, Item 402,

•
An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation would have been reported pursuant to Regulation S-K, Item 402 as compensation earned for services if that individual were a named executive officer, and such compensation had been approved or recommended to the Board by the PG&E Corporation Compensation Committee (or its predecessor, the PG&E Corporation Nominating, Compensation, and Governance Committee) (and the executive officer is not an immediate family member of another Related Party), or

•
Compensation provided to a director, provided that compensation is reported pursuant to Regulation S-K, Item 407.

For 2011, all related party transactions were approved by the applicable company's Audit Committee in accordance with this Policy.

Item No. 1:
Election of Directors of PG&E Corporation and
Pacific Gas and Electric Company

Shareholders are being asked to elect 12 directors to serve on the Board of PG&E Corporation and 12 directors to serve on the Board of the Utility. Eleven of the nominees for director of PG&E Corporation also are nominees for director of the Utility. Anthony F. Earley, Jr. is a nominee for director of PG&E Corporation only. Christopher P. Johns is a nominee for director of the Utility only.

All nominees are current directors who were elected by shareholders at the 2011 annual meetings, with the exception of Mr. Earley and Fred J. Fowler.

If elected as director, all of the nominees have agreed to serve and will hold office until the next annual meetings or until their successors shall be elected and qualified, except in the case of death, resignation, or removal of a director.

If any of the nominees become unavailable at the time of the annual meetings to accept nomination or election as a director, the proxyholders named on the PG&E Corporation or Utility proxy card (as applicable) will vote for substitute nominees at their discretion.

The following pages provide information about the nominees for director, including principal occupations and directorships held during the past five years, certain other directorships, age, length of service as a director of PG&E Corporation and/or the Utility, and membership on Board committees. Information regarding attendance at Board and committee meetings and ownership of PG&E Corporation and Utility stock is provided in the section entitled "Information Regarding the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company," which can be found on pages 26 to 32 of this Joint Proxy Statement.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR Each of the Nominees for Director Presented in This Joint Proxy Statement.

Nominees for Directors of PG&E Corporation and
Pacific Gas and Electric Company

The Boards of PG&E Corporation and the Utility believe that the nominees for director who are listed below are qualified, dedicated, ethical, and highly regarded individuals. The information provided below includes a chart and a description of each nominee's specific experience, qualifications, attributes, and skills that indicate why that person should serve as a director of the applicable company, in light of the company's business and structure.

The Boards believe that collectively, the distribution of the nominees' experience, skills, and expertise shown in the chart below, among other characteristics, reflects a balanced and multi-disciplinary Board, and appropriately meets the needs of the companies. The Boards do not believe that each nominee must possess all of the characteristics shown in the chart below in order for each Board, as a whole, to function effectively.

*
Includes Anthony F. Earley, Jr., who is a nominee for PG&E Corporation only and Christopher P. Johns, who is a nominee for the Utility only.

During 2011, Peter A. Darbee retired as Chairman, CEO, and President of PG&E Corporation and resigned from his positions as director of both PG&E Corporation and the Utility. Anthony F. Earley, Jr. was elected to fill the vacancy on the PG&E Corporation Board, effective September 13, 2011. He was identified with the assistance of a third-party search firm. During 2011, the PG&E Corporation and Utility Boards actively sought director candidates with experience in the natural gas industry. A list of prospective director candidates with such experience was prepared based on input from non-management directors, the PG&E Corporation CEO, other executive officers of PG&E Corporation and the Utility, and other individuals with knowledge of the natural gas industry. With the assistance of a third-party search firm, Fred J. Fowler was selected from this list, and he was elected to the Boards of both PG&E Corporation and the Utility, effective March 1, 2012. Messrs. Earley and Fowler are both nominated for re-election in 2012.

In considering whether to re-nominate Maryellen C. Herringer for election to the Boards of PG&E Corporation and the Utility, the PG&E Corporation Nominating and Governance Committee and each company's Board (with Ms. Herringer recusing herself) considered, among other factors, her former service on the board and the risk committee of Wachovia Corporation. The PG&E Corporation and Utility Boards concluded that, based on a number of factors, including shareholder support from approximately 80 percent of the shares voted at the companies' 2010 and 2011 annual meetings, as well as Ms. Herringer's overall experience, expertise, and skills, she is a valuable member of the Boards and should be nominated for re-election.

David R. Andrews
Mr. Andrews is retired Senior Vice President, Government Affairs, General Counsel, and Secretary of PepsiCo, Inc. (food and beverage businesses) (2002 to 2004). Prior to joining PepsiCo, Inc., Mr. Andrews was a partner in the international law firm of McCutchen, Doyle, Brown & Enersen, LLP (now Bingham McCutchen) and served as Chairman of the firm. Mr. Andrews has been senior counsel to three federal agencies. He served as General Counsel to the U.S. Department of State (1997 to 2000), Principal Deputy General Counsel to the U.S. Department of Health and Human Services (1980 to 1981), and Special Assistant for
Policy and Legal Counsel to the Deputy Administrator of the U.S. Environmental Protection Agency (1976 to 1980).

Mr. Andrews has been a director of UnionBanCal Corporation (financial holding company) and Union Bank, N.A. (commercial bank, formerly Union Bank of California) since April 2000 and has been the lead director of UnionBanCal Corporation since 2009. Mr. Andrews also has been a director of the James Campbell Company LLC (real estate) since January 2007. He is the presiding director of that company, the chair of its nomination and governance committee, and a member of its compensation committee. Mr. Andrews previously served on the supervisory and joint boards of directors of James Hardie Industries N.V. (fiber cement manufacturing) (2007 to 2009) and was chair of that company's compensation committee and a member of its nomination and governance committee.

Mr. Andrews is a member of the Council on Foreign Relations and the Pacific Council on International Policy. He has served as a member of The Conference Board Task Force on Executive Compensation and as a Senior Fellow for Corporate Governance at the National Chamber Foundation, U.S. Chamber of Commerce.

Mr. Andrews, 70, has been a director of PG&E Corporation and the Utility since August 2000. He currently is Chair of the PG&E Corporation Public Policy Committee, a member of the PG&E Corporation and Utility Audit Committees and Executive Committees, and a member of the PG&E Corporation Nominating and Governance Committee and the PG&E Corporation Nuclear, Operations, and Safety Committee. Mr. Andrews brings management, leadership, and business skills from his professional experience described above, including as an executive and a director of, and legal counsel to, other large public companies and as legal counsel to the Executive Branch. His specific experience and expertise include legal, corporate governance, executive compensation, environmental, governmental, and public policy matters, as well as an in-depth knowledge of PG&E Corporation and the Utility.

Lewis Chew
Mr. Chew served as Senior Vice President, Finance and Chief Financial Officer of National Semiconductor Corporation ("National Semiconductor") (design, manufacturing, and sale of semiconductors with a focus on energy efficiency, in Santa Clara, California) from June 2001 until that company was acquired by Texas Instruments, Inc. in September 2011. He joined National Semiconductor in 1997 as Director of Internal Audit and was named Vice President and Controller in 1998. Prior to joining National Semiconductor, Mr. Chew was a Partner and certified public accountant at KPMG, LLP (accounting firm), where he served mainly technology and financial institution clients. He joined KPMG, LLP in 1984.

Mr. Chew, 49, has been a director of PG&E Corporation and the Utility since September 2009. He currently is a member of the PG&E Corporation and Utility Audit Committees and a member of the PG&E Corporation Public Policy Committee. As a former executive of a large industrial customer in the technology sector in the Utility's service area, he brings a high-tech perspective, as well as insights from a customer's perspective. Mr. Chew has specific financial expertise and executive management and leadership skills gained from serving as Chief Financial Officer of National Semiconductor and as an audit partner at KPMG, LLP. He also has experience managing and overseeing all financial functions at a large public international company, as well as information systems, investor relations, business planning, corporate controllership, strategic planning, business development, worldwide operations finance, and global internal audit functions.

C. Lee Cox
Mr. Cox is retired Vice Chairman of AirTouch Communications, Inc. (wireless service provider) and retired President and Chief Executive Officer of AirTouch Cellular (cellular telephone services). He was an executive officer of AirTouch Communications, Inc. and its predecessor, PacTel Corporation (telecommunications utility) (1987 to 1997). His positions at those entities included, among others, Vice President of Corporate Communications, Executive Vice President of Operations, and Executive Vice President of Marketing.

Mr. Cox previously served on the boards of directors of Pacific Telesis Group (regional telephone operating company), AirTouch Communications, Inc., Netcom On-Line Communications Services, Inc. (Internet access provider), Cellular Communications, Inc. (cellular telephone services), and Riverstone Networks (provider of networking switching hardware). He currently is a board member of the SPCA for Monterey County and the Nancy Buck Ransom Foundation. He is a past member of the Board of Governors of the Commonwealth Club of California and the Board of Trustees of the World Affairs Council.

Mr. Cox, 71, served as interim Chairman, Chief Executive Officer, and President of PG&E Corporation from May 1 to September 12, 2011, prior to Mr. Earley's election to those positions effective September 13, 2011. Mr. Cox has been a director of PG&E Corporation and the Utility since 1996 and served as the non-executive Chairman of the Board of the Utility from January 2008 to April 2011. He also served as the lead director of PG&E Corporation and the Utility from April 2004 to April 2011. He was reappointed as lead director of both companies and as the non-executive Chairman of the Board of the Utility effective September 13, 2011. He currently is Chair of the PG&E Corporation Compensation Committee and the Utility Executive Committee, and a member of the PG&E Corporation Finance Committee, the PG&E Corporation Nuclear, Operations, and Safety Committee, and the PG&E Corporation Executive Committee. As the lead director of each company, Mr. Cox has an in-depth knowledge of PG&E Corporation and the Utility, as well as experience in the companies' corporate governance, compensation, finance, and strategic planning matters. He brings executive management, business, and leadership skills gained as the chief executive officer and a director of other large public companies. Mr. Cox's experience and expertise also include managing and directing operations, corporate communications, and marketing functions at other large companies that are regulated by the California Public Utilities Commission.

Anthony F. Earley, Jr.
 Mr. Earley is Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation and has held that position since September 13, 2011.

Prior to joining PG&E Corporation, Mr. Earley was the Executive Chairman of DTE Energy Company (integrated energy company) (October 2010 to September 2011). He also served as that company's Chairman of the Board and Chief Executive Officer (1998 to September 2010) and President and CEO (1994 to 1998). He previously served as President and Chief Operating Officer of Long Island Lighting Company (electric and gas utility in
New York) (1989 to 1994).

Mr. Earley has been a director of Ford Motor Company (global automotive and financial services company) since 2009 and serves on that company's compensation, nominating and governance, and sustainability committees. He also has been a director of Masco Corporation (home improvement and building products and services) since 2001 and is a member of that company's audit committee and organization and compensation committee. Previously, Mr. Earley was a director of Comerica Incorporated (financial services) (2000 to 2009) and Comerica Bank (1998 to 2000), and served on Comerica Incorporated's compensation committee. He also was a director of Plug Power, Inc. (fuel cell technology) (1997 to 2005) and a member of that company's corporate governance and nominating committee. Mr. Earley is a member of the executive committee of the Edison Electric Institute and is former Chairman of that association. He also serves as director of the Nuclear Energy Institute. In addition, he has served as a director or trustee of many community organizations.

Mr. Earley, 62, has been a director of PG&E Corporation since September 2011. He currently is Chair of the PG&E Corporation Executive Committee. Mr. Earley has extensive knowledge and experience across all aspects of the energy industry, including electric and gas utility operations, nuclear energy, and energy policy and regulation. He brings executive management, business, and civic leadership skills gained from a significant number of years as a chief executive officer and a director of other large public companies.

Fred J. Fowler
Mr. Fowler is Chairman of the Board of Spectra Energy Partners, LP (master limited partnership that owns natural gas transmission and storage assets) and has held that position since December 2008. He also has served as a director of Spectra Energy Partners, LP since October 2008. Mr. Fowler was President and Chief Executive Officer of Spectra Energy Corp (natural gas gathering and processing, transmission and storage, and distribution company) from December 2006 until his retirement in December 2008, and also was a director of that company from December 2006 to May 2009. Prior to Spectra Energy Corp's spin-off from
Duke Energy Corporation, Mr. Fowler served as President and Chief Operating Officer of Duke Energy Gas Transmission LLC (gas transmission subsidiary of Duke Energy Corporation) from April 2006 through December 2006. Before that, he held various executive positions with Duke Energy Corporation (gas and electric energy company) and its subsidiaries and predecessor companies from 1985 to 2006, including President and Chief Operating Officer of Duke Energy (2002 to 2006). He began his energy business career in 1968 with Conoco Inc. (integrated energy company).

Mr. Fowler has been a director of Encana Corporation (natural gas producer) since February 2010 and is a member of that company's corporate responsibility, environment, health and safety committee and its human resources and compensation committee. Previously, he was Chairman of the Board of DCP Midstream Partners, LP (owner, operator, and developer of midstream energy assets) (April 2007 to January 2009), Vice Chairman of the Board of TEPPCO Partners LP (pipeline operator) (March 1998 to February 2003), and a director of DCP Midstream, LLC (natural gas gatherer and processor and natural gas liquids producer) (March 2000 to January 2009). He also is the former Chairman of the Board of the Interstate Natural Gas Association of America and a former director of the Gas Research Institute, the Gas Technology Institute, and the Institute of Nuclear Power Operations.

Mr. Fowler, 66, has been a director of PG&E Corporation and the Utility since March 2012. He currently is a member of the PG&E Corporation Nuclear, Operations, and Safety Committee. Mr. Fowler brings extensive knowledge, experience, and skills in gas and electric utility operations, nuclear power, and regulatory matters. He also brings leadership, management, and business skills developed as an executive and a director of numerous public and privately held companies.

Maryellen C. Herringer
Ms. Herringer is retired Executive Vice President, General Counsel, and Secretary of APL Limited (international transportation and logistics services company). She held various executive positions at APL Limited from 1991 to 1997 and was responsible for overseeing the legal, risk management, corporate communications, human resources, internal audit, tax, and community affairs functions. Prior to joining APL Limited, Ms. Herringer was a partner in the international law firm of Morrison & Foerster LLP (1989 to 1991), Senior Vice President and General Counsel of Transamerica Corporation (insurance and financial services) (1981 to
1989), and an associate and partner in the law firm of Orrick, Herrington & Sutcliffe LLP (1970 to 1981).

Ms. Herringer has been a director of ABM Industries Incorporated (facilities services) since 1993 and has served as that company's non-executive Chairman of the Board since March 2006. She is a member of that company's compensation committee and its executive committee. In addition, Ms. Herringer was a director of Wachovia Corporation (bank holding company) and a member of that company's risk committee until it merged with Wells Fargo & Company in December 2008. Ms. Herringer currently is a member of the boards of trustees of Mills College, Vassar College, the San Francisco Museum of Modern Art, and the Benilde Religious Trust. She is former chair of the Business Law Section of the State Bar of California.

Ms. Herringer, 68, served as interim lead director of PG&E Corporation and the Utility and interim non-executive Chairman of the Utility Board from May 1 to September 12, 2011. She has been a director of PG&E Corporation and the Utility since October 2005, and currently is Chair of the PG&E Corporation Nominating and Governance Committee and is a member of the PG&E Corporation and Utility Audit Committees and Executive Committees. Ms. Herringer brings leadership, business, legal, and management skills developed as an executive and a director of, and legal counsel to, other large public companies. Her specific expertise includes legal, corporate governance, risk management, and internal audit matters, as well as corporate transactions and mergers and acquisitions.

Christopher P. Johns
 Mr. Johns is President of Pacific Gas and Electric Company. During his career at the Utility, he has held the following positions:
•      President since August 2009,
•      Senior Vice President, Financial Services from May 2009 to July 2009,
• Senior Vice President and Treasurer from October 2005 through April 2009,
• Chief Financial Officer from October 2005 through May 2007, and
• Vice President and Controller from June 1996 through December 1999.
Mr. Johns also held the following positions at PG&E Corporation:
• Chief Financial Officer from January 2005 through July 2009,
• Senior Vice President from September 2001 to July 2009,
• Treasurer from October 2005 to April 2009,
• Controller from July 1997 to October 2005, and
• Vice President from July 1997 to September 2001.

Prior to becoming an officer of the Utility, Mr. Johns was a partner at KPMG Peat Marwick (accounting firm). Mr. Johns graduated from the Massachusetts Institute of Technology Reactor Technology Course for Utility Executives in June 2006. He also serves on the executive committees of the boards of the American Gas Association and the Western Energy Institute, and on the boards of directors of the Edison Electric Institute, the California Chamber of Commerce, The First Tee of San Francisco, and San Francisco Reviving Baseball for Inner-City Youth, Inc. He also is a member of the Board of Trustees of the San Francisco Ballet.

Mr. Johns, 51, has been a director of the Utility since February 2010. He currently is a member of the Utility's Executive Committee. Mr. Johns brings a detailed knowledge of the Utility's operations and experience with the Utility's and PG&E Corporation's finance and accounting functions, including oversight of treasury, investor relations, and business planning, along with the management, leadership, and problem-solving skills gained in his years as an executive of PG&E Corporation and the Utility and as a partner at KPMG Peat Marwick.

Roger H. Kimmel
Mr. Kimmel is Vice Chairman of Rothschild Inc. (international investment banking firm) and has held that position since January 2001. His investment banking work includes cross-border and domestic public company mergers and acquisitions, capital market transactions, corporate governance, and advising special committees of boards of directors. He also serves as Chairman of Rothschild Inc.'s Investment Banking Committee. Prior to joining Rothschild Inc., Mr. Kimmel was a partner in the international law firm of Latham & Watkins LLP (1986 to 2001), where his practice focused on mergers and acquisitions, capital markets, and corporate governance matters.

Mr. Kimmel has been a director of Endo Pharmaceuticals Holdings Inc. (pharmaceutical company) since July 2000 and has served as that company's non-executive Chairman of the Board since May 2007. He also is chair of that company's nominating and governance committee, as well as a member of its audit committee and transactions committee. In addition, Mr. Kimmel has served as a director of Schiff Nutrition International, Inc. (vitamins and nutritional supplements company) since 1996. Mr. Kimmel has been Chairman of the Board of Trustees of the University of Virginia Law School Foundation (not-for-profit) since January 2009.

Mr. Kimmel, 65, has been a director of PG&E Corporation and the Utility since January 2009. He currently is a member of the PG&E Corporation Finance Committee and the PG&E Corporation Public Policy Committee. Mr. Kimmel brings business, finance, and legal skills, as well as leadership and problem-solving skills developed as an executive and a director of, and legal counsel to, other large public companies. His specific expertise includes corporate transactions, finance, investment banking, international business, corporate governance, and legal matters.

Richard A. Meserve
Dr. Meserve is President of the Carnegie Institution of Washington (not-for-profit scientific research institution) and has held that position since April 2003. Dr. Meserve, who has both a Ph.D. in applied physics and a law degree, also has served as Senior Of Counsel to the international law firm of Covington & Burling LLP since April 2004 and was previously a partner in that firm. Prior to joining the Carnegie Institution of Washington, Dr. Meserve was Chairman of the U.S. Nuclear Regulatory Commission (1999 to 2003). Before joining Covington & Burling LLP in 1981, he served as legal counsel to President Carter's science and technology advisor and as a law clerk to Justice Harry A. Blackmun of the U.S. Supreme Court. In January 2009, U.S. Secretary of Energy Steven Chu appointed Dr. Meserve to the Blue Ribbon Commission on America's Nuclear Future.

Dr. Meserve has served as chair of the nuclear committee of Energy Future Holdings Corporation since 2010, and previously was a director of Luminant (competitive power generation subsidiary of Energy Future Holdings Corporation) (2008 to 2010). He is a member of the independent advisory committees of UniStar Nuclear Energy LLC (design, licensing, construction, and operation of new nuclear power plants) and Constellation Energy Nuclear Group, LLC (existing nuclear power plant owner and operator). Dr. Meserve also serves as a member of the board of trustees of Universities Research Association, Inc. (consortium of research-oriented universities), is a member of the Board of Overseers of Harvard University, and serves on the Council and Trust of the American Academy of Arts and Sciences.

Dr. Meserve, 67, has been a director of PG&E Corporation and the Utility since December 2006. He currently is Chair of the PG&E Corporation Nuclear, Operations, and Safety Committee, and a member of the PG&E Corporation Nominating and Governance Committee, the PG&E Corporation Public Policy Committee, and the PG&E Corporation and Utility Executive Committees. Dr. Meserve brings technical, legal, regulatory, and public policy expertise in numerous areas, including nuclear power, energy policy, and climate change, as well as leadership and business skills developed as an executive and a director of, and an advisor to, national and international scientific, research, and legal organizations.

Forrest E. Miller
Mr. Miller served as Group President-Corporate Strategy and Development of AT&T Inc. (communications holding company) from 2007 until his retirement in March 2012. In that position, he was responsible for enterprise-wide strategic planning, business development, and mergers and acquisitions. From December 2006 to June 2007, he was Group President-Strategic Initiatives and Human Resources of AT&T Inc. Before that, Mr. Miller was Group President of AT&T Corp., the Global Enterprise division of AT&T Inc. He assumed that responsibility in November 2005, immediately after the close of the merger between SBC Communications and AT&T Corp. He had overall responsibility for the integration of the two companies' enterprise operations. Between 1984 and November 2005, Mr. Miller held a variety of executive positions at SBC Communications (communications holding company) and its predecessor Pacific Telesis Group.

Mr. Miller currently serves as a trustee of Trinity University in San Antonio, Texas and the Dallas Museum of Art. He has served on the management board of the Graduate School of Business at Stanford University and as Chairman of the Board of the Yellow Pages Publishers Association.

Mr. Miller, 59, has been a director of PG&E Corporation and the Utility since February 2009. He currently is a member of the PG&E Corporation and Utility Audit Committees and the PG&E Corporation Compensation Committee. Mr. Miller brings strategic management, leadership, and business skills developed as an executive of other large public companies in both regulated and competitive markets, as well as specific expertise in a number of areas, including strategic planning, corporate finance, mergers and acquisitions, government and regulatory affairs, and human resources.

Rosendo G. Parra
Mr. Parra is a retired executive of Dell Inc. (international information technology company). From 1993 until his retirement in 2007, he held various executive and senior management positions at Dell Inc., including Senior Vice President for the Home and Small Business Group (2006 to 2007) and Senior Vice President and General Manager, Dell Americas (2002 to 2006). In those roles, Mr. Parra led Dell Inc.'s activities in the Americas, including marketing, sales, manufacturing, logistics/distribution, call center operations, and services to all customer segments in the Americas.

Mr. Parra also is a co-founder of Daylight Partners (technology-focused venture capital firm) and has been a Partner of that firm since December 2007. Prior to joining Dell Inc., Mr. Parra was a senior executive of GRiD Computer Systems Inc. (producer of ruggedized and pen-based computers) for 4 years and spent 12 years with RadioShack Corporation (consumer electronics specialty retailer), where he served in a number of retail operating roles.

Mr. Parra has been a director of Brinker International (casual restaurant dining company) since December 2004 and is Chair of that company's compensation committee and a member of its governance and nominating committee. He also has been a director of NII Holdings, Inc. (mobile communications services in Latin America) since October 2008 and is Chair of that company's corporate governance and nominating committee and a member of its compensation committee.

Mr. Parra, 52, has been a director of PG&E Corporation and the Utility since September 2009. He currently is a member of the PG&E Corporation Finance Committee and the PG&E Corporation Nominating and Governance Committee. Mr. Parra brings business management, leadership, and problem-solving skills developed as an executive and a director of other large public companies, and specific experience in various areas, including technology, product development, manufacturing, sales, marketing, and customer service.

Barbara L. Rambo
Ms. Rambo is Chief Executive Officer of Taconic Management Services (management consulting and services company) and has held that position since October 2009. Prior to joining Taconic Management Services, she was Vice Chair and a director of Nietech Corporation (payments technology company) (2006 to 2009) and was Chief Executive Officer of that company (2002 to 2006). Ms. Rambo previously served as Chairman of the Board and as President and Chief Executive Officer of OpenClose Technologies (financial services company). Before that, she held various executive and management positions at Bank of
America (1974 to 1998), most recently serving as Group Executive Vice President and head of commercial banking.

Ms. Rambo has been a director of International Rectifier Corporation (power management technologies) since December 2009 and serves on that company's compensation committee. She also has been a director of West Marine, Inc. (boating supply retailer) since November 2009 and is a member of that company's audit committee and governance and compensation committee. In addition, since October 2007, Ms. Rambo has been a director of UnionBanCal Corporation (financial holding company) and Union Bank, N.A. (commercial bank, formerly Union Bank of California), and is a member of those companies' audit committee and compensation committee.

Ms. Rambo, 59, has been a director of PG&E Corporation and the Utility since January 2005. She currently serves as Chair of the PG&E Corporation Finance Committee and is a member of the PG&E Corporation Compensation Committee (having served as its interim Chair from May 1 to September 12, 2011), the PG&E Corporation Nominating and Governance Committee, and the PG&E Corporation and Utility Executive Committees. Ms. Rambo brings leadership and business skills developed as an executive and a director of other large public companies, with a focus on the financial services and technology sectors, and specific experience in various areas, including corporate finance, capital markets, sales and marketing, operations, and executive management.

Barry Lawson Williams
Mr. Williams is retired Managing General Partner of Williams Pacific Ventures, Inc. (business and real estate investment and consulting) and also has served as President of that company since 1987. He previously served as interim President and Chief Executive Officer of the American Management Association International (management development organization) (2000 to 2001), as a mediator for JAMS (mediation and arbitration services) (1994 to 2002), and as President of C.N. Flagg Power, Inc. (construction services) (1989 to 1992). In addition, Mr. Williams has been a general partner in various real estate joint ventures located primarily within the Utility's service territory.

Mr. Williams has been a director of CH2M Hill Companies, Ltd. (engineering and environmental consulting) since 1996 and serves on that company's audit, compensation, and risk committees. In addition, he has been a director of The Simpson Manufacturing Company Inc. (building construction products) since 1995 and is chair of that company's acquisitions and strategy committee and a member of its compensation and leadership development committee, governance and nominating committee, and growth committee. Mr. Williams also has been a director of SLM Corporation (student loans and financial services) since July 2000 and is a member of that company's audit committee. He has been a member of the Board of Trustees of The Northwestern Mutual Life Company (life and disability insurance and annuities) since 1986 and is a member of that company's marketing and agency committee. Previously, Mr. Williams was a director of Ameron International Corporation (2010 to 2011) and R.H. Donnelley Corporation (1998 to 2010). He also is a director or trustee of numerous not-for-profit organizations, including Resources Legacy Foundation and Management Leadership for Tomorrow.

Mr. Williams, 67, has been a director of the Utility since 1990 and a director of PG&E Corporation since 1996. He currently serves as Chair of the PG&E Corporation and Utility Audit Committees, and is a member of the PG&E Corporation Compensation Committee, the PG&E Corporation Finance Committee, and the PG&E Corporation and Utility Executive Committees. Mr. Williams brings management, leadership, and business skills developed as an executive and a director of numerous public and privately held companies. He has experience in numerous areas, including in financial, audit, engineering, construction, real estate, and environmental matters, as well as mediation expertise. Mr. Williams' involvement in the local community provides a valuable perspective on the Utility's customer base. He also has an in-depth knowledge of PG&E Corporation and the Utility, based on his tenure as a director.

Information Regarding the
Boards of Directors of PG&E Corporation and
Pacific Gas and Electric Company

Director Independence and Qualifications

As previously noted, the PG&E Corporation and Utility Corporate Governance Guidelines provide that each Board must have at least 75 percent independent directors (as defined in the Corporate Governance Guidelines, which are included as Appendix A to this Joint Proxy Statement), and that key Board committees must be comprised entirely of independent directors. Additional qualification requirements apply to members of the companies' Audit Committees. As described below, each company's Board and its committees satisfied these independence standards during 2011.

The Boards of PG&E Corporation and the Utility each have affirmatively determined that each of the following directors is independent: David R. Andrews, Lewis Chew, C. Lee Cox, Fred J. Fowler, Maryellen C. Herringer, Roger H. Kimmel, Richard A. Meserve, Forrest E. Miller, Rosendo G. Parra, Barbara L. Rambo, and Barry Lawson Williams. The Boards have determined that each is independent because he or she:

•
Does not have any relationship with either PG&E Corporation or the Utility that would interfere with the exercise of independent judgment,

•
Is "independent" as defined by applicable NYSE and Amex rules, and

•
Satisfies each of the categorical standards adopted by the Boards for determining whether a specific relationship is "material" and a director is independent. These categorical standards are set forth in Appendix A on pages A-6 and A-7 of this Joint Proxy Statement.

Each member of the Audit Committees also satisfies applicable independence and qualification requirements.

In the process of determining each director's independence, the Boards considered transactions between PG&E Corporation or the Utility and their respective directors and their immediate family members, and certain entities with which the directors or their immediate family members were affiliated. Other than transactions with AT&T Inc., these transactions only involved the Utility's provision of utility services at rates or charges fixed in conformity with law or governmental authority, which the Boards determined were not material and did not affect the director's independence. PG&E Corporation and the Utility received from AT&T Inc. (of which Mr. Miller served as an executive officer during 2011) utility services at rates or charges fixed in conformity with law or governmental authority, and other telecommunications services and related equipment in the ordinary course of business, which the Boards determined were not material and did not affect Mr. Miller's independence. Within the past three years, PG&E Corporation and the Utility have received legal services from Covington & Burling LLP (to which Dr. Meserve is Senior Of Counsel), all of which were performed in the ordinary course of business. The annual dollar value of such services was less than the $10,000 per year disclosure threshold for review pursuant to the companies' Related Party Transaction Policy. The Boards have determined that these transactions were not material and did not affect Dr. Meserve's independence.

Director Attendance at Board and Committee Meetings During 2011

During 2011, there were 15 meetings of the PG&E Corporation Board and 42 meetings of the PG&E Corporation principal standing Board committees. Each incumbent PG&E Corporation director attended at least 84 percent of the total number of applicable Board and Board committee meetings held during the period of his or her service on the Board and Board committees during 2011.

During 2011, there were 13 meetings of the Utility Board and 9 meetings of the Utility principal standing Board committees. Each incumbent Utility director attended at least 86 percent of the total number of applicable Board and Board committee meetings held during the period of his or her service on the Board and Board committees during 2011.

Director Attendance at the 2011 Annual Meetings

Each member of the Board of PG&E Corporation or the Utility is expected to attend that company's annual meetings. All 10 incumbent directors attended PG&E Corporation's 2011 annual meeting, and all 11 incumbent directors attended the Utility's 2011 annual meeting.

Committee Membership

The membership of PG&E Corporation's and the Utility's principal standing Board committees is shown in the table below.

	Executive Committees		Audit Committees		Compensation Committee		Finance Committee		Nominating and Governance Committee		Nuclear, Operations, and Safety Committee		Public Policy Committee

Independent Non-Employee Directors:

D. R. Andrews	X		X						X		X		X	*

L. Chew			X										X

C. L. Cox(1)	X	*(2)			X	*(2)	X	(2)			X

F. J. Fowler											X

M. C. Herringer(3)	X		X						X	*

R. H. Kimmel							X						X

R. A. Meserve	X								X		X	*	X

F. E. Miller			X		X

R. G. Parra							X		X

B. L. Rambo	X				X	*(4)	X	*	X

B. L. Williams(5)	X		X	*(5)	X		X

Employee Directors:

Anthony F. Earley, Jr.	X	*(6)

C. P. Johns	X	(7)

Number of Meetings in 2011 (PG&E Corporation/Utility where applicable)	0/0		9/9		14		6		9		1		3

*
Committee Chair

(1)
C. Lee Cox is the independent lead director of PG&E Corporation and the Utility and the non-executive Chairman of the Board of the Utility. He also held these positions during 2011, except from May 1 to September 12, 2011, during the time that he served as interim Chairman of the Board, CEO, and President of PG&E Corporation.

(2)
Mr. Cox is a member of the PG&E Corporation and Utility Executive Committees, and has been Chair of the Utility Executive Committee since May 1, 2011. He also is Chair and a member of the Compensation Committee and a member of the Finance Committee; he served in these positions during 2011, except from May 1 to September 12, 2011, during the time that he served as interim Chairman of the Board, CEO, and President of PG&E Corporation.

(3)
Maryellen C. Herringer served as the interim independent lead director of PG&E Corporation and the Utility and the interim non-executive Chairman of the Board of the Utility from May 1 to September 12, 2011, during the time that Mr. Cox served as interim Chairman of the Board, CEO, and President of PG&E Corporation.

(4)
Barbara L. Rambo served as the interim Chair of the Compensation Committee from May 1 to September 12, 2011, during the time that Mr. Cox served as interim Chairman of the Board, CEO, and President of PG&E Corporation.

(5)
Independent audit committee financial expert, as defined by the SEC.

(6)
Chair and member of the PG&E Corporation Executive Committee only.

(7)
Member of the Utility Executive Committee only.

No member of either Audit Committee is a member of a stock exchange or serves on more than three other public companies' audit committees.

Compensation of Non-Employee Directors

During 2010, the Compensation Committee conducted its biennial review of non-employee director compensation, with assistance from FWC, the Committee's independent compensation consultant. FWC conducted an independent analysis of PG&E Corporation's and the Utility's non-employee director compensation as compared to peer companies, with the objective of ensuring that non-employee director compensation is:

•
Market-competitive in terms of annual compensation value, and

•
Consistent with emerging best practices and trends.

The following section provides additional information regarding compensation paid to the non-employee directors of PG&E Corporation and the Utility during 2011.

2011 Director Compensation

The following table summarizes the principal components of compensation paid or granted during 2011 to the non-employee directors of PG&E Corporation and the Utility. Mr. Fowler joined the PG&E Corporation and Utility Boards in 2012 and, therefore, did not receive non-executive director compensation during 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
D. R. Andrews	158,000	89,970		95	248,065
L. Chew	116,500	89,970		2,595	209,065
C. L. Cox(5)	114,603	89,970		670,656	875,229
M. C. Herringer	169,434	89,970		2,595	261,999
R. H. Kimmel	102,250	89,970		95	192,315
R. A. Meserve	104,707	89,970		1,095	195,772
F. E. Miller	125,250	89,970		95	215,315
R. G. Parra	112,750	89,970		2,595	205,315
B. L. Rambo	164,939	89,970		95	255,004
B. L. Williams	208,500	89,970		2,095	300,565
(1)
Represents receipt of retainers and meeting fees consistent with the schedule described in the narrative following this table. Total meeting fees were: Mr. Andrews $93,000, Mr. Chew $61,500, Mr. Cox $42,000, Ms. Herringer $86,000, Mr. Kimmel $47,250, Dr. Meserve $49,000, Mr. Miller $70,250, Mr. Parra $57,750, Ms. Rambo $96,250 and Mr. Williams $103,500.

(2)
Represents the grant date fair value of restricted stock units ("RSUs") granted in 2011 measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("FASB ASC Topic 718"). Grant date fair value is measured using the closing price of PG&E Corporation common stock. In 2011, each non-employee director received 1,934 RSUs with a grant date value of $89,970. The aggregate number of stock awards outstanding for each non-employee director at December 31, 2011 was: Mr. Andrews 6,968, Mr. Chew 3,951, Mr. Cox 13,845, Ms. Herringer 9,471, Mr. Kimmel 5,419, Dr. Meserve 8,973, Mr. Miller 5,419, Mr. Parra 3,951, Ms. Rambo 11,139, and Mr. Williams 10,553.

(3)
No stock options were granted in 2011. The aggregate number of option awards outstanding for each non-employee director at December 31, 2011 was: Mr. Andrews 38,732, Mr. Chew 0, Mr. Cox 0, Ms. Herringer 2,491, Mr. Kimmel 4,090, Dr. Meserve 0, Mr. Miller 4,090, Mr. Parra 0, Ms. Rambo 0, and Mr. Williams 19,310.

(4)
Represents (i) premiums paid for accidental death and dismemberment insurance, (ii) matching gifts to qualified educational and environmental nonprofit organizations pursuant to the PG&E Corporation Matching Gifts Program, which establishes a set fund for matching eligible gifts made by employees and directors on a dollar-for-dollar basis, up to a total of $2,500 per calendar year per individual, as follows: Mr. Chew $2,500, Ms. Herringer $2,500, Dr. Meserve $1,000, Mr. Parra $2,500, and Mr. Williams $2,000, (iii) compensation paid to Mr. Cox for his service as interim Chairman of the Board, CEO, and President of PG&E Corporation ($660,000), and (iv) the value of transportation services provided to Mr. Cox during the period that he was interim Chairman of the Board, CEO, and President of PG&E Corporation ($10,561).

(5)
Amounts reported for Mr. Cox also include payments received during his service as interim Chairman, CEO, and President of PG&E Corporation from May 1 to September 12, 2011. These amounts also are reflected in the Summary Compensation Table and in other executive compensation disclosures on pages 56 to 76 of this proxy statement.

Director Retainers and Fees

During 2011, each director who was not an employee of PG&E Corporation or the Utility received a quarterly retainer of $13,750. The non-employee directors who chaired the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, the Nuclear, Operations, and Safety Committee, and the Public Policy Committee each were eligible to receive an additional quarterly retainer of $2,500. The non-employee director who chaired the Audit Committees received an additional quarterly retainer of $12,500. In addition, the non-employee director who served as the lead director received an additional quarterly retainer of $12,500.

Non-employee directors also received a fee of $1,750 for each Board or Board committee meeting attended, except that members of the Audit Committees received a fee of $2,750 for each Audit Committee meeting attended.

Directors also receive a $1,750 per-meeting fee for attending shareholder meetings that are not held on the same day as a meeting of the respective company's Board.

While Mr. Cox served on an interim basis as Chairman, CEO, and President of PG&E Corporation from May 1 to September 12, 2011, he received monthly compensation of $150,000. During this period, Mr. Cox was not entitled to receive director retainers or Board meeting fees.

Non-Employee Director Stock-Based Compensation

Under the PG&E Corporation 2006 Long-Term Incentive Plan ("LTIP"), each non-employee director of PG&E Corporation is entitled to receive annual awards of stock-based compensation.

Awards for 2011 were granted on May 12, 2011. Such grants had a total aggregate value of $90,000 and consisted of RSUs that were granted to each non-employee director, upon election to the Board (except for Mr. Cox). These RSUs vest after one year at the end of the director's elected term. RSUs also will vest upon the director's death, or disability, and otherwise are forfeited if the director ceases to be a member of the Board during his or her elected one-year term.

A non-employee director's equity-based awards also will vest or accelerate in full if there is a Change in Control, as defined in the LTIP. Restricted stock and stock options become payable upon vesting, and RSUs become payable in accordance with the normal settlement schedule.

At the time the 2011 equity-based awards were granted to non-employee directors, Mr. Cox was serving as interim Chairman, CEO, and President of PG&E Corporation. In lieu of the non-employee director equity-based award described above, Mr. Cox received a grant of RSUs having terms that are identical in all material respects to the RSUs granted to the other non-employee directors for 2011.

Director Stock Ownership Guidelines

Non-employee directors are expected to own shares of PG&E Corporation common stock having a dollar value of at least five times the value of the then-applicable annual retainer paid for service on the PG&E Corporation or Utility Board. Ownership will be measured annually as of December 31 of each calendar year, based on the closing price of PG&E Corporation common stock at the end of that year. Directors generally have five years to meet the guidelines. Ownership includes beneficial ownership of common stock as well as RSUs and common stock equivalents held by the director.

Director Payments for Attending Meetings of Both PG&E Corporation and the Utility

Directors who serve on both the PG&E Corporation and Utility Boards and corresponding committees do not receive additional compensation for concurrent service on the Utility Board or its committees. However, separate meeting fees are paid for each meeting of the Utility Board or a Utility Board committee that is not held concurrently or sequentially with a meeting of the PG&E Corporation Board or a corresponding PG&E Corporation Board committee. It is the usual practice of PG&E Corporation and the Utility that meetings of the companies' Boards and corresponding committees are held concurrently and, therefore, that a single meeting fee is paid to each director for each set of meetings.

Director's Ability to Defer Retainers and Fees

Under the PG&E Corporation 2005 Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation and the Utility may elect to defer all of their retainers, all of their meeting fees, or both. Directors who participate in the Deferred Compensation Plan may elect either to (1) convert their deferred compensation into common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock, or (2) have their deferred compensation invested in the Utility Bond Fund (which is described in the narrative following the

"Non-Qualified Deferred Compensation—2011" table on pages 67 and 68 of this Joint Proxy Statement).

Director Reimbursement for Travel and Other Expenses

Directors of PG&E Corporation and the Utility are reimbursed for reasonable expenses incurred in connection with attending Board, Board committee, or shareholder meetings, or participating in other activities undertaken on behalf of PG&E Corporation or the Utility.

Director Retirement Benefits from PG&E Corporation or the Utility

The PG&E Corporation Retirement Plan for Non-Employee Directors was terminated effective January 1, 1998. Directors who had accrued benefits under the Plan were given a one-time option of either (1) receiving the benefit accrued through 1997, upon their retirement, or (2) converting the present value of their accrued benefit into a PG&E Corporation common stock equivalent investment held in the Deferred Compensation Plan for Non-Employee Directors. The payment of accrued retirement benefits, or distributions from the Deferred Compensation Plan relating to the conversion of retirement benefits, cannot be made until the later of age 65 or retirement from the Board.

Legal Proceedings

A lawsuit was filed in San Mateo County Superior Court as a purported shareholder derivative lawsuit to seek recovery on behalf of PG&E Corporation and the Utility for alleged breaches of fiduciary duty by officers and directors, among other claims. The claims generally relate to the September 9, 2010 accident in San Bruno, California, involving the rupture of an underground 30-inch natural gas transmission pipeline owned and operated by the Utility. The judge has ordered that proceedings in the derivative lawsuit be delayed until further order of the court.

Related Person Transactions

Brian K. Cherry is Vice President, Regulatory Relations of the Utility and is the spouse of Sara A. Cherry. During 2011, Ms. Cherry served as Vice President, Finance and Chief Financial Officer of the Utility until September 30, 2011. During 2011, Mr. Cherry received compensation consisting of approximately $303,000 in salary and short-term incentive awards, as well as LTIP awards with an estimated grant date fair market value of approximately $211,000.

During 2011, three providers of asset management services also were beneficial owners of at least 5 percent of PG&E Corporation common stock: BlackRock, Inc. ("BlackRock"), State Street Corporation ("State Street"); and Wellington Management Company, LLP ("Wellington"). The nature and value of services provided by these 5 percent shareholders and their affiliates are described below.

•
Affiliates of BlackRock provided asset management services to various trusts associated with the companies' employee benefit plans and to the Utility's nuclear decommissioning trusts. In exchange for these services, BlackRock's affiliates earned approximately $3.6 million in fees during 2011.

•
Affiliates of State Street provided asset management services to various trusts associated with the companies' employee benefit plans and to the Utility's nuclear decommissioning trusts. In exchange for these services, State Street's affiliates earned approximately $2.8 million in fees during 2011.

•
Wellington provided asset management services to various trusts associated with company employee benefit plans. In exchange for these services, Wellington earned approximately $1.1 million in fees during 2011.

In each of these three cases, the services were initiated before the entity became a 5 percent shareholder, and the services are subject to terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party. PG&E Corporation and the Utility expect that these entities will continue to provide similar services and products in the future, at similar levels, in the normal course of business operations.

Security Ownership of Management

The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the SEC) as of March 9, 2012 by the directors, the nominees for director, and the individuals named in the Summary Compensation Table appearing in this Joint Proxy Statement ("NEOs"), and all directors and executive officers of PG&E Corporation and the Utility as a group. As of March 9, 2012, no listed individual owned shares of any class of Utility securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under PG&E Corporation's deferred compensation and equity plans.

Name	Beneficial Stock Ownership(1)(2)(3)	Percent of Class(4)	Common Stock Equivalents(5)	Total
David R. Andrews(6)	44,036	*	2,830	46,866
Lewis Chew(6)	6,074	*	0	6,074
C. Lee Cox(6)(7)	10,160	*	11,741	21,901
Anthony F. Earley, Jr.(8)	47,081	*	0	47,081
Fred J. Fowler(6)	125	*	0	125
Maryellen C. Herringer(6)	9,612	*	23,070	32,682
Christopher P. Johns(9)	15,366	*	32,303	47,669
Roger H. Kimmel(6)	5,047	*	4,155	9,202
Richard A. Meserve(6)	4,221	*	4,857	9,078
Forrest E. Miller(6)	5,047	*	4,155	9,202
Rosendo G. Parra(6)	1,054	*	0	1,054
Barbara L. Rambo(6)	5,929	*	7,046	12,975
Barry Lawson Williams(6)	29,561	*	12,258	41,819
Kent M. Harvey(10)	16,339	*	6,352	22,691
Hyun Park(11)	27,437	*	1,266	28,703
Greg S. Pruett(11)	6,514	*	0	6,514
Nickolas Stavropoulos(12)	1,043		0	1,043
Dinyar B. Mistry(13)	2,334	*	0	2,334
Peter A. Darbee(14)	0	*	0	0
Rand L. Rosenberg(15)	5,509	*	62	5,571
John S. Keenan(16)	0	*	0	0
Sara A. Cherry(17)	104	*	0	104
All PG&E Corporation directors and executive officers as a group (17 persons)	237,702	*	110,050	347,752
All Utility directors and executive officers as a group (26 persons)	328,729	*	114,341	443,070
*
Less than 1 percent

(1)
This column includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the listed individuals and, in the case of current and former executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plan maintained by PG&E Corporation. Except as otherwise indicated below, the listed individuals have sole voting and investment power over the shares shown in this column. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

This column also includes the following shares of PG&E Corporation common stock in which the listed individuals share voting and investment power: Mr. Andrews 8,586 shares, Mr. Cox 10,160 shares, Ms. Herringer 2,100 shares, all PG&E Corporation directors and executive officers as a group 20,846 shares, and all Utility directors and executive officers as a group 20,846 shares.

(2)
This column includes the following shares of PG&E Corporation common stock that the listed individuals have the right to acquire within 60 days of March 9, 2012 through the exercise of vested stock options granted under the PG&E Corporation Long-Term Incentive Program or the LTIP: Mr. Andrews 35,450 shares, Mr. Earley 10,052 shares, Ms. Herringer 2,491 shares, Mr. Kimmel 2,727 shares, Mr. Miller 2,727 shares, Mr. Williams 14,905 shares, all PG&E Corporation directors and executive officers as a group 68,352 shares, and all Utility directors and executive officers as a group 97,602 shares. The listed individuals have neither voting power nor investment power with respect to these shares unless and until they are purchased through the exercise of the options, under the terms of the PG&E Corporation Long-Term Incentive Program or the LTIP, as appropriate.

(3)
This column includes restricted shares of PG&E Corporation common stock granted under the LTIP. As of March 9, 2012, the listed individuals held the following numbers of restricted shares that may not be sold or otherwise transferred until certain vesting conditions are satisfied: Mr. Andrews 1,560 shares, Mr. Chew 843 shares, Mr. Cox 1,560 shares, Ms. Herringer 1,560 shares, Mr. Kimmel 1,349 shares, Dr. Meserve 1,560 shares, Mr. Miller 1,349 shares, Mr. Parra 843 shares, Ms. Rambo 1,560 shares, Mr. Williams 1,560 shares, all PG&E Corporation directors and executive officers as a group 13,744 shares, and all Utility directors and executive officers as a group 13,744 shares.

(4)
The percent of class calculation is based on the number of shares of PG&E Corporation common stock outstanding as of March 9, 2012.

(5)
This column reflects the number of stock units that were purchased by listed individuals through salary and other compensation deferrals or that were awarded under equity compensation plans. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The listed individuals who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.

(6)
Mr. Andrews, Mr. Chew, Mr. Cox, Mr. Fowler, Ms. Herringer, Mr. Kimmel, Dr. Meserve, Mr. Miller, Mr. Parra, Ms. Rambo, and Mr. Williams are directors of both PG&E Corporation and the Utility.

(7)
Mr. Cox served as interim Chairman, CEO, and President of PG&E Corporation from May 1 to September 12, 2011. He is included in the Summary Compensation Table as an NEO of PG&E Corporation.

(8)
Mr. Earley is a director and the Chairman of the Board, CEO, and President of PG&E Corporation. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.

(9)
Mr. Johns is a director and the President of the Utility. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.

(10)
Mr. Harvey is Senior Vice President and Chief Financial Officer of PG&E Corporation and is also an officer of the Utility. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.

(11)
Mr. Park and Mr. Pruett are officers of PG&E Corporation. Mr. Pruett is also an officer of the Utility. They are included in the Summary Compensation Table as NEOs of PG&E Corporation.

(12)
Mr. Stavropoulos became an officer of the Utility on June 13, 2011. He is included in the Summary Compensation Table as an NEO of the Utility.

(13)
Mr. Mistry became Vice President, Chief Financial Officer, and Controller of the Utility on October 1, 2011. He is also an officer of PG&E Corporation. He is included in the Summary Compensation Table as an NEO of the Utility.

(14)
Mr. Darbee was a director of PG&E Corporation and the Utility and the Chairman, CEO, and President of PG&E Corporation through April 30, 2011. He is included in the Summary Compensation Table as an NEO of PG&E Corporation.

(15)
Mr. Rosenberg was an officer of PG&E Corporation through October 31, 2011. He is included in the Summary Compensation Table as an NEO of PG&E Corporation.

(16)
Mr. Keenan was an officer of the Utility through April 30, 2011. He is included in the Summary Compensation Table as an NEO of the Utility.

(17)
Ms. Cherry served as Vice President, Finance and Chief Financial Officer of the Utility through September 30, 2011. She is included in the Summary Compensation Table as an NEO of the Utility.

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations, PG&E Corporation's and the Utility's directors and certain officers, as well as persons who own greater than 10 percent of PG&E Corporation's or the Utility's equity securities, must file reports of ownership and changes in ownership of such equity securities with the SEC and the principal national securities exchange on which those securities are registered, and must furnish PG&E Corporation or the Utility with copies of all such reports that they file.

Based solely on review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and the Utility believe that during 2011 all filing requirements applicable to their respective directors, officers, and 10 percent shareholders were satisfied. No information is reported for individuals during periods in which they were not directors, officers, or 10 percent shareholders of the applicable company.

Item No. 2:
Ratification of the Appointment of the Independent Registered
Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

The Audit Committees of PG&E Corporation and the Utility each have selected and appointed Deloitte & Touche LLP ("Deloitte & Touche") as the independent registered public accounting firm for that company to audit the consolidated financial statements as of and for the year ended December 31, 2012, and to audit the effectiveness of internal control over financial reporting as of December 31, 2012. Deloitte & Touche is a major national accounting firm with substantial expertise in the energy and utility businesses. Deloitte & Touche has served as independent public accountants for PG&E Corporation and the Utility since 1999.

One or more representatives of Deloitte & Touche are expected to be present at the annual meetings. They will have the opportunity to make a statement if they wish and are expected to be available to respond to questions from shareholders.

PG&E Corporation and the Utility are not required to submit these appointments to a vote of their shareholders. If the shareholders of either PG&E Corporation or the Utility do not ratify the appointment, the applicable Audit Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR the Proposal to Ratify the Appointment of Deloitte & Touche.

Information Regarding the Independent Registered
Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committees have reviewed the audit and non-audit fees that PG&E Corporation, the Utility, and their respective controlled subsidiaries have paid to the independent registered public accounting firm, in order to consider whether those fees are compatible with maintaining the firm's independence.

Table 1:    Fees Billed to PG&E Corporation
(Amounts include Fees Billed to Pacific Gas and Electric Company and its Subsidiaries shown in Table 2 below)

	2011	2010

Audit Fees	$4.6 million	$4.5 million

Audit-Related Fees	$0.5 million	$0.6 million

Tax Fees	$0	$0

All Other Fees	$0	$0

Table 2:    Fees Billed to Pacific Gas and Electric Company and its Subsidiaries
(Amounts are included in Fees Billed to PG&E Corporation shown in Table 1 above)

	2011	2010

Audit Fees	$3.9 million	$3.9 million

Audit-Related Fees	$0.5 million	$0.5 million

Tax Fees	$0	$0

All Other Fees	$0	$0

Audit Fees

Audit fees billed for 2011 and 2010 relate to services rendered by Deloitte & Touche in connection with reviews of Quarterly Reports on Form 10-Q, certain limited procedures on registration statements, the audits of the annual financial statements of PG&E Corporation and its subsidiaries and the Utility and its subsidiaries, and the audits of both PG&E Corporation's and the Utility's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees

Audit-related fees billed in 2011 and 2010 relate to services rendered by Deloitte & Touche for nuclear decommissioning trust audits, consultations on financial accounting and reporting standards, and required agreed-upon procedure reports related to contractual obligations of the Utility and its subsidiaries.

Tax Fees

Deloitte & Touche provided no services in this category during 2011 and 2010.

All Other Fees

Deloitte & Touche provided no services in this category during 2011 and 2010.

Obtaining Services from the Independent Registered Public Accounting Firm

The following section describes policies and procedures regarding how PG&E Corporation, the Utility, and their consolidated affiliates may obtain services from Deloitte & Touche, including limitations on the types of services that the companies may obtain, and approval procedures relating to those services.

Annual Review and Pre-Approval of Services

For each fiscal year, the PG&E Corporation and Utility Audit Committees approve a list of services that will be obtained by the companies and their controlled subsidiaries and affiliates from the independent registered public accounting firm during that year. The Audit Committees also approve maximum fee amounts for each approved service.

Three types of services may be obtained from the independent registered public accounting firm:

(1)
"Audit services" generally include audit and review of annual and quarterly financial statements and services that only the independent registered public accounting firm reasonably can provide (e.g., comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC).

(2)
"Audit-related services" generally include assurance and related services that traditionally are performed by the independent registered public accounting firm (e.g., agreed-upon procedure reports related to contractual obligations and attest services that are not required by statute or regulation).

(3)
"Tax services" generally include compliance, tax strategy, tax appeals, and specialized tax issues, all of which also must be permitted under the Sarbanes-Oxley Act.

In evaluating any proposed services from the independent registered public accounting firm, the Audit Committees assess, among other things, the impact of that service on the accounting firm's independence.

Mid-Year Review and Approval of Additional Services

The Audit Committees also must pre-approve or ratify (1) any proposed engagement of the independent registered public accounting firm for services that was not approved during the annual review process and (2) any increase in the authorized fee amounts for services that already have been approved.

In addition, management has adopted a policy under which PG&E Corporation, the Utility, and their controlled subsidiaries may not enter into new engagements with Deloitte & Touche and its affiliate, Deloitte Consulting, for any services other than audit services, audit-related services, and tax services that Deloitte & Touche and its affiliates are allowed to provide to Deloitte & Touche's audit clients under the Sarbanes-Oxley Act.

Delegation of Pre-Approval Authority

Each Audit Committee has delegated to the Committee Chair, or to any other independent Committee member if the Chair is not available, the authority to pre-approve or ratify audit, audit-related, and non-audit services provided by that company's independent registered public accounting firm. Any pre-approvals granted under this authority must be presented to the full Audit Committee at the next regularly scheduled Committee meeting.

Monitoring Pre-Approved Services

During the year, management periodically updates each Audit Committee as to which of the pre-approved auditing and non-auditing services have already been provided by the independent public accounting firm.

Services Provided During 2011 and 2010

During 2011 and 2010, all services provided by Deloitte & Touche to PG&E Corporation, the Utility, and their controlled subsidiaries were approved or ratified under the applicable pre-approval procedures.

Report of the Audit Committees

The Audit Committees ("Committees") of PG&E Corporation and Pacific Gas and Electric Company ("Utility") are comprised of independent directors and operate under written charters adopted by their respective Boards. The members of the Audit Committees of PG&E Corporation and the Utility are identical. At both PG&E Corporation and the Utility, management is responsible for internal controls and the integrity of the financial reporting process.

In this regard, management has assured the Committees that the consolidated financial statements of PG&E Corporation and the Utility were prepared in accordance with generally accepted accounting principles. In addition, the Committees reviewed and discussed these audited consolidated financial statements with management and the independent registered public accounting firm. The Committees also discussed with the independent registered public accounting firm matters that are required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Deloitte & Touche LLP was the independent registered public accounting firm for PG&E Corporation and the Utility in 2011. Deloitte & Touche LLP provided to the Committees the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding an independent registered public accounting firm's communications with an audit committee concerning independence, and the Committees discussed with Deloitte & Touche LLP that firm's independence.

Based on the Committees' review and discussions described above, the Committees recommended to the Boards that the audited consolidated financial statements for PG&E Corporation and the Utility be included in the PG&E Corporation and Pacific Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

April 2, 2012

Audit Committees of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company

Barry Lawson Williams, Chair
David R. Andrews
Lewis Chew
Maryellen C. Herringer
Forrest E. Miller

Item No. 3:
Advisory Vote on Executive Compensation for
PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation and the Utility each ask their respective shareholders to consider the following:

  RESOLVED that the compensation paid to the executive officers named in the Summary Compensation Table of this Joint Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K in this Joint Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion, is hereby APPROVED.

PG&E Corporation and the Utility each believe that its executive compensation policies and practices are effective in tying a significant portion of pay to performance, while providing competitive compensation that attracts and retains talented personnel, and aligning executive officers' interests with shareholder interests.

In establishing PG&E Corporation's officer compensation programs for 2011 (which also cover officers of the Utility), the PG&E Corporation Compensation Committee established three objectives. These objectives, and how these objectives were met for 2011, are discussed in the Compensation Discussion and Analysis ("CD&A"), which can be found immediately following this Item No. 3. These objectives are summarized below.

•
A significant portion of every officer's compensation should be tied directly to PG&E Corporation's performance, without promoting excessive risk-taking.

  With the exception of base salary, all elements of annual officer compensation are tied to corporate operational and/or financial performance and, therefore, provide a direct connection between compensation and performance in both the achievement of key operating results and long-term shareholder value. For Anthony F. Earley, Jr. and Peter A. Darbee (each of whom served as the CEO of PG&E Corporation during a portion of 2011), approximately 88 percent and 84 percent of 2011 target compensation, respectively, was tied to corporate performance. For the other named executive officers listed in the Summary Compensation Table other than Mr. Cox, more than 75 percent of 2011 target average compensation was tied to corporate performance. Mr. Cox, PG&E Corporation's lead director, served as interim Chairman, CEO, and President of PG&E Corporation after Mr. Darbee's retirement and prior to Mr. Earley's appointment. His compensation during that period reflected the interim nature of his appointment and primarily consisted of a monthly fee.

  FWC conducted an independent review of PG&E Corporation's incentive compensation programs, and concluded that executive incentive compensation plans were reasonably well-aligned with compensation design principles, and that the compensation risk from incentive plans is low.

•
Target cash compensation (base salary and target short-term incentive) should be competitive with median target cash compensation for comparable officers in the Pay Comparator Group.

  Target cash compensation for 2011 generally was within a range of 15 percent above to 15 percent below the corresponding measure for companies in the Pay Comparator Group (see the section entitled "Benchmarking Details—Pay Comparator Group and Performance Comparator Group" in the CD&A for a discussion of the Pay Comparator Group).

•
A significant component of officer compensation should be tied to PG&E Corporation's long-term performance for shareholders, in the form of long-term incentive awards.

  The 2011 LTIP awards were comprised equally of restricted stock units ("RSUs") and performance shares, except that Mr. Earley and Mr. Darbee each received 40 percent RSUs and 60 percent performance shares. RSU awards vest over a four-year period, and their value is tied directly to the price of PG&E Corporation common stock. Performance shares vest, if at all, at the end of a three-year period, and their value is tied to the relative three-year performance of PG&E Corporation common stock as compared to the stock performance of companies in the

  Performance Comparator Group (see the section entitled "Benchmarking Details—Pay Comparator Group and Performance Comparator Group" in the CD&A for a discussion of the Performance Comparator Group). Mr. Earley's and Mr. Darbee's 2011 LTIP awards contained a greater proportion of performance shares in order to tie more of their compensation directly to PG&E Corporation's long-term performance for shareholders.

This vote is non-binding and is required by Section 14A of the Securities Exchange Act of 1934. PG&E Corporation and the Utility each currently plan to submit this vote to shareholders again in connection with next year's annual shareholder meeting. If the shareholders of either company do not approve this proposal, the PG&E Corporation Compensation Committee and members of management will investigate the reasons for such rejection and will consider those reasons when developing future executive compensation programs, practices, and policies.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR This Proposal to Approve the Compensation of Each Company's Executive Officers Named in the Summary Compensation Table, as Described in This Joint Proxy Statement.

Compensation Discussion and Analysis ("CD&A")

This section explains the compensation philosophy for PG&E Corporation and the Utility, and describes the design and operation of compensation programs for the named executive officers listed in the Summary Compensation Table, or "NEO's." Their compensation is disclosed in the tables following this CD&A.

Corporate Performance

In 2011, PG&E Corporation's earnings per share from operations were $3.58,(1) as compared to $3.42 per share for 2010. This represents a 4.7 percent increase compared to 2010 but was below the guidance range of $3.65 to $3.80 that the company provided at the beginning of 2011 with respect to 2011 earnings per share from operations.

The companies' financial and operational performance for 2011 resulted in a calculated payout level of 60.7 percent of target under the Short-Term Incentive Plan ("STIP"), which measures financial and operating performance on an annual basis. Please refer to the "2011 STIP Structure and Results" section of this CD&A for information regarding the companies' financial and operational performance results as they relate to the STIP.

PG&E Corporation's financial performance for the three-year period from 2009 to 2011 also determined vesting and the payout percentage for performance shares granted in 2009 under the PG&E Corporation 2006 Long-Term Incentive Plan ("LTIP"). Performance for these purposes was determined by comparing PG&E Corporation's total shareholder return ("TSR") for the three years ended December 31, 2011 to that of its Performance Comparator Group of companies (see the section entitled "Benchmarking Details—Pay Comparator Group and Performance Comparator Group" in this CD&A for a discussion of the Performance Comparator Group).

(1)
PG&E Corporation discloses historical financial results and bases guidance on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for income available for common shareholders presented in accordance with GAAP (see Exhibit A at the end of this CD&A for a reconciliation of results based on earnings from operations to results based on income available for common shareholders in accordance with GAAP).

For the performance period January 1, 2009 through December 31, 2011, PG&E Corporation's TSR ranked 11th in comparison to these companies. As a result, the performance shares granted in 2009 did not meet the minimum threshold performance level, and no payouts were made in 2012 with respect to these performance shares.

Corporate Governance and Compensation Developments

The PG&E Corporation Compensation Committee ("Committee") or the PG&E Corporation and Utility Boards of Directors (upon the Committee's recommendation) have adopted certain new programs, practices, and policies, that reflect the Committee's continuing commitment to align to best practices and its commitment to sound corporate governance. Examples of recent changes before 2011 that PG&E Corporation has made to its executive compensation programs include the use of tally sheets for NEOs, increased stock ownership guidelines (including adoption of a policy requiring retention of 50 percent of net earned equity awards until the guidelines are met), implementation of the Executive Incentive Compensation Recoupment Policy (or clawback policy), and a policy against granting additional years of credited service under the PG&E Corporation Supplemental Executive Retirement Plan.

In 2011, the Committee amended the Officer Severance Policy to eliminate excise tax gross-ups on severance payments made in connection with a change in control.

In February 2012, based on a review of best practices, the PG&E Corporation Board modified the officer severance program to generally reduce the benefits payable in the event of a termination without cause (both before and after a change in control).

Each of these initiatives is discussed in more detail throughout this CD&A.

Information in the CD&A

This CD&A discusses the compensation for 2011 that was awarded to, earned by, or paid to the following current and former executive officers of PG&E Corporation and the Utility whose compensation is reported in the tables in this Joint Proxy Statement. In 2011, the NEOs of both PG&E Corporation and the Utility changed. The section of this CD&A entitled "Compensation Decisions in Connection with Individuals Who Became NEOs or Who Separated from Service as NEOs During the Year" provides further information with regard to the NEOs who became NEOs during the year or separated from service as NEOs during the year, as well as compensation actions taken in connection with these transitions.

Named Executive Officers of PG&E Corporation for 2011

Executive Officer as of December 31, 2011

•
Anthony F. Earley, Jr.—Chairman, CEO, and President, PG&E Corporation (as of September 13, 2011)

•
Christopher P. Johns—President, Pacific Gas and Electric Company

•
Kent M. Harvey—Senior Vice President and Chief Financial Officer, PG&E Corporation, and Senior Vice President, Financial Services, Pacific Gas and Electric Company

•
Hyun Park—Senior Vice President and General Counsel, PG&E Corporation

•
Greg S. Pruett—Senior Vice President, Corporate Affairs, PG&E Corporation and Pacific Gas and Electric Company

Not An Executive Officer as of December 31, 2011

•
Peter A. Darbee—Former Chairman, CEO, and President, PG&E Corporation (through April 30, 2011)

•
C. Lee Cox—Former interim Chairman, CEO, and President, PG&E Corporation (from May 1 to September 12, 2011)

•
Rand L. Rosenberg—Former Senior Vice President, Corporate Strategy and Development, PG&E Corporation (through October 31, 2011)

Named Executive Officers of Pacific Gas and Electric Company for 2011

Executive Officer as of December 31, 2011

Messrs. Earley, Johns, and Harvey are considered NEOs of the Utility, as well as being NEOs of PG&E Corporation. In addition, the NEOs of the Utility for 2011 include:

•
Nickolas Stavropoulos—Executive Vice President, Gas Operations (as of June 13, 2011)

•
Dinyar B. Mistry—Vice President, Chief Financial Officer, and Controller (Chief Financial Officer as of October 1, 2011)

Not An Executive Officer as of December 31, 2011

•
John S. Keenan—Former Senior Vice President and Chief Operating Officer, Pacific Gas and Electric Company (through April 30, 2011)

•
Sara A. Cherry—Former Vice President, Finance and Chief Financial Officer, Pacific Gas and Electric Company (through September 30, 2011)

2011 Officer Compensation Program Objectives

The Committee established its officer compensation program for 2011 to meet three primary objectives:

•
Performance-Based Pay—A significant component of every officer's total compensation is at risk in both short-term and long-term performance-based pay. These awards will reflect short- and long-term performance against financial, operational, and strategic goals, and long-term shareholder returns, without promoting excessive risk-taking.

•
Shareholder Alignment—A significant component of every officer's compensation should be tied directly to PG&E Corporation's performance for shareholders in the form of long-term incentive awards. Performance is defined as total shareholder return (TSR), which is measured by stock price appreciation and dividends paid. The terms of the performance-based long-term incentive awards are designed to track PG&E Corporation's TSR relative to companies in the Performance Comparator Group.

•
Market-Competitive Compensation Levels—Target cash compensation (base salary and target short-term incentive) should be competitive with the median target cash compensation for comparable officers in the Pay Comparator Group.

PG&E Corporation's 2011 compensation policies and practices described below and elsewhere in this Joint Proxy Statement are designed to meet these objectives. These objectives are largely unchanged from 2010.

What Are the Components of the 2011 Officer Compensation Program?

Total annual compensation for NEOs includes:

•
base salary,

•
annual cash incentive under the STIP, and

•
the value of equity awards granted under the LTIP.

The following charts illustrate the percentage of target 2011 compensation allocated to base salary, short-term incentives, and long-term incentives for the PG&E Corporation CEO and for the other NEOs on average. (Short-term incentives are shown at target payout levels, and long-term equity incentives are shown at 100 percent payout.)

2011 PG&E Corporation CEO Target Compensation—Earley

2011 PG&E Corporation CEO Target Compensation—Darbee

Average 2011 Target Compensation for Other NEOs

The Committee believes that these proportions of base salary relative to target short-term and long-term incentives provide the right mix to attract, retain, and motivate officers with the necessary skills and experience for the development and successful operation of PG&E Corporation's businesses. They also provide a direct connection between compensation and performance in both the achievement of key operating results and long-term shareholder value, as more fully described below.

A greater portion of the PG&E Corporation CEO's 2011 target compensation is tied to the long-term performance of the company, which the Committee believes is appropriate given the CEO's role.

How Was 2011 Officer Compensation Aligned with the Competitive Market?

For 2011, the Committee used (1) a Pay Comparator Group of publicly traded gas and electric utilities to evaluate market practice and assess PG&E Corporation's and the Utility's competitive pay position, and (2) a general industry comparator group of companies having a revenue and market capitalization scope similar to that of PG&E Corporation. All elements of total direct pay (base pay and short- and long-term incentive targets) for all officers were compared individually and in the aggregate to the Pay Comparator Group. Comparisons also were made to the general industry comparator group for officers whose job scope and skills are easily transferable to other industries, such as officers responsible for corporate support functions. Additional details regarding the Pay Comparator Group, the general industry comparator group, and the Performance Comparator Group (used to determine payouts under the performance shares) can be found on pages 52 and 53 under "Benchmarking Details—Pay Comparator Group and Performance Comparator Group."

The Committee does not adhere strictly to formulas or survey data to determine the actual mix and amounts of compensation. The Committee considers various additional factors, including each NEO's scope of responsibility and organizational impact, experience, and performance, as well as PG&E Corporation's overall financial and operating results. This flexibility is important in supporting the overall pay-for-performance philosophy and in meeting the Committee's objectives of attracting, retaining, and motivating a talented executive leadership team.

During the last quarter of fiscal year 2010, the Committee reviewed a market analysis conducted by its independent compensation consultant, Frederic W. Cook & Co., Inc. ("FWC"), of each NEO's compensation level for 2010 in order to determine whether to adjust any NEO's pay for 2011. In February 2011, the Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Darbee and Mr. Johns, respectively) approved the base salaries, target short-term incentive opportunities, and long-term incentives for NEOs effective March 1, 2011.

In setting 2011 compensation levels, base pay and short-term incentive targets were aligned with the market median. In connection with adopting a new Pay Comparator Group for 2011 (described below on pages 52 and 53), the Committee also approved a change in its targeted market position for 2011 base pay and short-term incentive targets to the 50th percentile (median) compensation levels of the new Pay Comparator Group (consisting of the companies listed on the Philadelphia Utility Index), rather than the market average. This change was recommended by FWC and reflects the prevalent market practice.

Target LTIP award values are designed to (1) provide LTIP payouts that are commensurate with PG&E Corporation's TSR performance as compared to the Performance Comparator Group of companies, and (2) deliver long-term incentive compensation at approximately the 75th percentile level of the Pay Comparator Group only upon achievement of 75th percentile TSR performance as compared to the Performance Comparator Group. If the company's TSR performance were at the 50th percentile level of the Performance Comparator Group, LTIP payouts would be realized at approximately the 50th percentile level of the Pay Comparator Group. Actual LTIP amounts realized by NEOs depend on company performance, as measured by stock price and relative TSR performance as compared to the Performance Comparator Group.

Base Salary

For NEO compensation, the base salary component falls within a range of 12 percent to 40 percent of target total compensation, depending on officer level. This is consistent with the Committee's objective of tying a significant component of every NEO's compensation directly to PG&E Corporation's performance for shareholders through short-term and long-term incentives.

For 2011, the Committee approved a base salary increase budget of 3 percent. Base pay increases to NEOs totaled 2.9 percent. The comparative data indicated that the companies in the Pay Comparator Group expected to provide officers a 2.8 percent average salary increase in 2011.

In the case of NEOs, base pay at PG&E Corporation and the Utility is generally within a range of between 15 percent above and 15 percent below (the "15 percent band") the median base pay of the appropriate benchmark position in the Pay Comparator Group at the time of benchmarking. The Committee believes that this level of comparability to the market is appropriate and consistent with the pay philosophy of aligning compensation with market median, while taking into consideration other factors relative to establishing individual pay levels.

Short-Term Incentives

The Short-Term Incentive Plan (STIP) is an at-risk component of pay. NEOs and other eligible employees may earn annual performance-based cash incentive compensation under the STIP based on achievement of financial and operational goals approved by the Compensation Committee. The Compensation Committee retains complete discretion to determine and pay all STIP awards to NEOs and other eligible employees. This includes discretion to reduce the final score on any and all measures downward to zero.

STIP payments are calculated by multiplying an individual's target STIP award (measured as a percentage of base salary that varies by officer level, or the "participation rate") by the overall STIP performance score. The STIP performance score is the overall score for performance on each of the STIP measures, and can range from zero if minimum performance goals are not met to 2.0 if maximum performance goals (for both financial and operational measures) are met.

For 2011, the Committee approved NEO participation rates that ranged from 45 percent to 100 percent of base salary (the 100 percent participation rate applies only to the CEO of PG&E Corporation). This range is within the 15 percent band of the Pay Comparator Group's median annual incentive participation rates. For 2011, NEO participation rates remained the same as 2010.

2011 STIP Structure and Results

Under the 2011 STIP structure, 50 percent of the overall STIP performance score was based on PG&E Corporation's corporate financial performance, as measured by "earnings from operations," described at the beginning of this CD&A. PG&E Corporation believes that using earnings from operations as the STIP metric for corporate financial performance gives executives line of sight to key financial drivers in the business.

The Committee adopted threshold, target, and maximum STIP financial performance goals that correspond to STIP financial performance scores ranging from 0.5 to 2.0. The goals were based on 2011 budgeted earnings from operations that were consistent with financial guidance originally provided to investors at the beginning of 2011. To meet the threshold STIP financial performance goal, actual 2011 earnings from operations had to be at least 95 percent of budgeted earnings from operations. To meet the target goal, actual 2011 earnings from operations had to be equal to budgeted earnings from operations. To meet the maximum goal, actual 2011 earnings from operations had to be at least equal to 105 percent of budgeted earnings from operations. During the fourth quarter of 2011, PG&E Corporation publicly disclosed that its 2011 earnings per share from operations were forecast to be lower than the guidance previously provided. Although financial guidance was adjusted downward, the STIP financial performance goals remained the same. Based on actual 2011 earnings from operations of $1.44 billion, the Committee determined that the 2011 STIP corporate financial performance met the threshold goal but did not meet the target goal. (For a reconciliation of financial results based on earnings from operations to financial results reported in accordance with GAAP, see Exhibit A to this CD&A.) The resulting STIP financial performance score was 0.695. With a 50 percent weighting, this contributed 0.348 to the total 2011 STIP score.

The remaining 50 percent of the total 2011 STIP score was based on PG&E Corporation's performance against key operational objectives that were designed to incent the delivery of safe, reliable, and exceptional service to customers. The relative weightings, 2011 target goals, and 2011 actual results for each operational objective were:

Performance Measure	Relative Weight	2011 Target Goal (1.0)	2011 Results (on 0 to 2.0 scale)

Operational Excellence Index	25%	1.0	0.891

Customer Satisfaction and Brand Health Survey Index	15%	75.3	0.000

Employee Engagement Index	5%	69.59	0.000

Environmental Leadership Index	5%	1.0	0.730

Total Weightings:	50%		0.259

The Operational Excellence Index is a composite of categories outlined below. Overall, these metrics provide a balanced view on electric reliability, gas reliability, and safety. A higher index score indicates better performance in operational excellence.

  1.
  System Average Interruption Frequency Index ("SAIFI")—20% weight

  2.
  Customer Average Interruption Duration Index ("CAIDI")—20% weight

  3.
  Gas Emergency Response—10% weight

  4.
  Gas Transmission and Distribution Leak Survey Quality—10% weight

  5.
  Occupational Safety and Health Administration ("OSHA") Recordable Rate—30% weight

  6.
  Motor Vehicle Incident Rate—10% weight

SAIFI is a measure of the frequency that customers experience electrical outages. CAIDI is a measure of the average duration of electrical outages. Gas Emergency Response indicates how often calls that require immediate response are responded to within one hour. The Gas Transmission and Distribution Leak Survey Quality metric is a composite that measures both the quality of gas leak survey assessments and the number of those assessments. The OSHA Recordable Rate measures the number of OSHA Recordable incidents (injuries, illnesses, or exposures). In general, an injury must result in medical treatment beyond first aid or result in work restrictions, death, or loss of consciousness to be OSHA Recordable. The rate measures how frequently OSHA Recordable incidents occur for every 200,000 hours worked, or for approximately every 100 employees per year. The Motor Vehicle Incident Rate measures the number of chargeable motor vehicle incidents per 1 million miles driven. A chargeable incident is one where the employee-driver could have prevented an incident, but failed to take reasonable steps to do so.

The Customer Satisfaction and Brand Health Index is a combination of a Customer Satisfaction score, which has a 75 percent weighting, and a Brand Favorability score, which has a 25 percent weighting. The Customer Satisfaction score is a measure of overall satisfaction with the Utility's operational performance in delivering services such as reliability, pricing of services, and customer service experience. The Brand Favorability score is a measure of the overall favorability toward the Utility's brand. It measures the emotional connection that customers have with the brand and is based on assessing perceptions regarding the Utility's images, such as trust, heritage, and social responsibility. The Customer Satisfaction and Brand Health Index measures residential, small business, and medium business customer perceptions, with weightings of 60 percent for residential customers and 40 percent for business customers. A higher index score indicates better performance in customer satisfaction and brand health. The year-end score is the average result of four quarterly surveys conducted by an independent third party.

The Employee Engagement Index is derived by averaging the percent favorable responses to eight survey items included in the annual employee Premier

Survey conducted by an independent third party. A higher score indicates better performance in employee engagement.

The Environmental Leadership Index is composed of equally weighted scores for two factors: Environmental Compliance and Operational Footprint. The Environmental Compliance score is determined by the number of notices of violation that the Utility receives resulting from agency inspections. The Operational Footprint score measures reductions in energy and water use, and the increase in the diversion of solid waste at company facilities. A higher index score indicates better performance in environmental leadership.

The combined 2011 operational performance results yielded a combined 2011 STIP operational performance score of 0.259. This score was combined with the corporate financial performance score of 0.348 to yield an overall 2011 STIP score of 0.607.

2011 STIP Payments to Current, Interim, and Former CEOs of PG&E Corporation

Although Mr. Earley was eligible for a prorated 2011 STIP payment, he elected to forgo receiving this payment because he had joined PG&E Corporation in September 2011 and was with the company for only a portion of the STIP performance period. While Mr. Cox served as interim CEO of PG&E Corporation, he was not an employee and, therefore, was not eligible to participate in the STIP. No 2011 STIP payment was made to Mr. Darbee.

2012 STIP Structure

The STIP continues to be an important component of at-risk pay. The Committee has approved a STIP structure for 2012 that puts a greater emphasis on the achievement of operational performance goals and, in particular, on improving public and employee safety. As a result of this shift in emphasis, the extent to which safety goals are met will have a 40 percent weighting, the extent to which goals relating to customer satisfaction are met will have a 30 percent weighting, and the weighting for the achievement of corporate financial performance targets has been reduced from 50 percent to 30 percent of the total STIP score.

2012 STIP Goal Component	Safety	Customer	Financial

Weighting	40%	30%	30%

The 2012 STIP score for safety will be based on four subcomponents: (1) Nuclear Operations Safety, (2) Electric Operations Safety, (3) Gas Operations Safety, and (4) Employee Safety. The safety of the Utility's nuclear power generation will be measured by the year-end performance score determined by the Institute of Nuclear Power Operations. The safety of the Utility's electric operations will be measured by (1) the number of unplanned sustained outage events that involve at least one downed overhead electric transmission or primary distribution conductor, and (2) how quickly Utility employees relieve 911 personnel at the site of a potential electric hazard. The safety of the Utility's natural gas operations will be measured by (1) the number of leak repairs completed by year-end, and (2) the timeliness of on-site responses to emergency service calls. Employee safety will be measured by (1) the number of Lost Workday cases incurred per 200,000 hours worked (or for approximately every 100 employees), and (2) the Motor Vehicle Incident Rate. A Lost Workday case is a current year OSHA Recordable incident that has resulted in at least one lost workday.

The 2012 STIP score related to customer satisfaction will be based on three equally weighted metrics: (1) the overall satisfaction of customers, as measured through a quarterly survey, (2) how quickly gas asset information is entered into the Utility's gas mapping system after a gas project is completed, and (3) the average duration of electricity outages experienced by all customers served, as measured by the System Average Interruption Duration Index ("SAIDI").

As in prior years, corporate financial performance will be measured based on PG&E Corporation's earnings from operations. The Committee has adopted threshold, target, and maximum 2012 STIP financial performance goals that correspond to STIP financial performance scores ranging from 0.5 to 2.0. The goals are consistent with the publicly disclosed financial guidance for 2012 based on earnings per share from operations. The threshold goal will be met if PG&E Corporation's 2012 earnings from operations are at least 95 percent of budgeted earnings from operations. The target goal will be met if PG&E Corporation's 2012 earnings from operations are equal to budgeted earnings from operations, and the maximum goal will be met if 2012 earnings from operations are at least equal to 105 percent of budgeted earnings from operations. The Committee believes that the maximum goal presents a significant challenge to management and, if achieved, would justify a maximum STIP financial performance score of 2.0.

The Committee retains complete discretion to determine and pay all STIP awards to NEOs and all other eligible employees. This includes discretion to reduce the final score on any and all measures downward to zero. Upon recommendation of the CEO, the Committee may apply an individual performance modifier (up to +/- 25 percent) to individual officer awards.

Long-Term Incentives

Long-Term Incentives Awarded in 2011

LTIP awards (both annual and mid-year) are made within the range of target LTIP values approved by the Committee and are granted consistent with the PG&E Corporation Equity Grant Date Policy (see discussion below under "Equity Grant Dates").

In February 2011, the Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Darbee and Mr. Johns, respectively) approved LTIP awards for 2011, which were granted in March 2011, consistent with PG&E Corporation's Equity Grant Date Policy. In addition, in August 2011, the independent members of the PG&E Corporation Board approved LTIP awards for Mr. Earley, which were granted in September 2011, consistent with the Equity Grant Date Policy (see discussion below under "Compensation Decisions in Connection with Individuals Who Became NEOs or Who Separated from Service as NEOs During the Year").

The 2011 target LTIP award values for the NEOs ranged from $300,000 to $5,500,000 (the upper end applicable only to Mr. Darbee and Mr. Earley). These values were based on competitive market data and internal equity considerations. The 2011 annual LTIP awards granted to the NEOs in March 2011 (and throughout the year for newly hired NEOs), with the exception of Mr. Darbee and Mr. Earley, were comprised of 50 percent restricted stock units ("RSUs") and 50 percent performance shares. The independent members of the PG&E Corporation Board determined that a higher percentage of the CEO's long-term incentives should be tied directly to PG&E Corporation's long-term performance for shareholders. Therefore, for Mr. Darbee and Mr. Earley, the independent members of the PG&E Corporation Board approved 2011 annual LTIP awards comprised of approximately 40 percent RSUs and 60 percent performance shares.

The Committee believes that this allocation of RSUs and performance shares for NEOs balances the interests of shareholders and officers by linking the value of long-term compensation to stock price appreciation and relative TSR. Additional details regarding RSUs and performance share grants are provided below.

Restricted stock units.    RSUs are hypothetical shares of stock that are settled in an equal number of shares of PG&E Corporation common stock.

RSUs granted for 2011 generally vest after a four-year vesting period (20 percent in each of the first three years and 40 percent in the fourth year), and only if the officer remains employed over the vesting period. Because the value of the RSU award varies with the price of PG&E Corporation common stock, RSUs align officers' interests with those of shareholders (i.e., stock price appreciation and dividends). The multi-year vesting period also serves as a retention mechanism.

The number of RSUs granted in March 2011 to each NEO was determined by dividing one-half of that NEO's actual LTIP award value (40 percent in the case of Mr. Darbee) by the average daily closing price of a share of PG&E Corporation common stock from February 23, 2011 through March 1, 2011.

Performance shares.    Performance shares are hypothetical shares of PG&E Corporation common stock that are tied directly to PG&E Corporation's performance for shareholders and generally vest only at the end of the three-year performance period.

The number of performance shares granted in March 2011 to each NEO was determined by dividing one-half of that NEO's actual LTIP award value (60 percent in the case of Mr. Darbee) by the average daily closing price of a share of PG&E Corporation common stock from February 23, 2011 through March 1, 2011.

Performance shares granted in March 2011 will vest, if at all, on March 3, 2014 following completion of the three-year performance period starting January 1, 2011 and ending December 31, 2013. The payout value of any vested performance shares will be based on PG&E Corporation's TSR relative to the Performance Comparator Group for the period. The payment for performance shares will be in the form of stock and will be calculated by multiplying (1) the number of vested performance shares by (2) a payout factor based on PG&E Corporation's relative TSR performance compared to the Performance Comparator Group. Prior performance share awards were settled in cash.

As shown in the LTIP Performance Share Payout Scale below, there will be no payout if PG&E Corporation's TSR falls below the 25th percentile of the Performance Comparator Group; there will be a 25 percent payout if PG&E Corporation's TSR is at the 25th percentile; there will be a 100 percent payout if PG&E Corporation's TSR is at the 75th percentile; and there will be a

200 percent payout if PG&E Corporation's TSR ranks first in the Performance Comparator Group.

LTIP Performance Share Payout Scale
Number of Companies in Total
(Including PG&E Corporation) = 13

Company Rank	Company Performance Percentile	Rounded Payout
1	100	200%
2	92	170%
3	83	130%
4	75	100%
5	67	90%
6	58	75%
7	50	65%
8	42	50%
9	33	35%
10	25	25%
11	17	0%
12	8	0%
13	0	0%

Long-Term Incentives Awarded Prior to 2011 and Earned in 2011

The vesting terms of the restricted stock granted under the LTIP in 2008 provided for vesting in 20 percent increments in March of the first, second, and third years following the date of grant, with the remaining 40 percent vesting in March of the fifth year. However, the vesting terms further provided that if the TSR of PG&E Corporation was at or above the 75th percentile of the Performance Comparator Group at the end of the three-year performance period that began January 1, 2008 and ended December 31, 2010, the remaining 40 percent would vest in March of the third year. Based on PG&E Corporation's top percentile performance for that period, vesting of the last 40 percent of the restricted stock was accelerated to March 2011.

The three-year performance cycle for annual performance share awards that were granted in 2008 under the LTIP ended on December 31, 2010. For that period, PG&E Corporation's TSR, as measured by stock price appreciation and dividends, ranked first among the 13 companies in the Performance Comparator Group, resulting in a payout of 200 percent of the original target performance share award. PG&E Corporation's TSR performance for the three-year period was 25.53 percent, as compared to the median of 12.85 percent among the Performance Comparator Group companies and the negative 8.52 percent return of the S&P 500 for the same period.

The three-year performance cycle for annual performance share awards that were granted in 2009 under the LTIP ended on December 31, 2011. For that period, PG&E Corporation's TSR, as measured by stock price appreciation and dividends, ranked 11th among the 13 companies in the Performance Comparator Group. This ranking represents performance at the 17th percentile, resulting in no payout with respect to the 2009 performance share awards. PG&E Corporation's TSR performance for the three-year period was 20.65 percent, as compared to the median of 69.05 percent among the Performance Comparator Group companies and the 48.59 percent return of the S&P 500 for the same period.

Long-Term Incentives Granted in 2012

In February 2012, the Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Earley and Mr. Johns, respectively) approved LTIP awards for 2012, which were granted in March 2012. The design of the 2012 LTIP program generally parallels that of the 2011 program (equal weighting of performance shares and RSUs, except for Mr. Earley, whose grant was comprised of 60 percent performance shares and 40 percent RSUs). A more complete discussion of the 2012 LTIP awards will be provided in the 2013 Joint Proxy Statement.

Equity Grant Dates

The PG&E Corporation Equity Grant Date Policy generally provides that annual LTIP awards are granted when the market price of PG&E Corporation common stock reflects the disclosure of all material information. Annual equity awards for 2011 were granted on March 1, 2011, which date was consistent with this policy. Under the policy, the grant date for non-annual equity awards to employees (such as for newly hired or newly promoted officers) shall be the later of (1) the date that the non-annual award is approved by the independent members of the PG&E Corporation or Utility Board, the Compensation Committee, or the PG&E Corporation CEO, as applicable, (2) the date that the LTIP award recipient becomes an employee, if applicable, or (3) the date otherwise specified by the applicable Board, the Committee, or the PG&E Corporation CEO. If the grant date of any LTIP award would occur during a trading blackout period, as defined under the PG&E Corporation Insider Trading Policy, then the actual grant date will be the first business day after the trading blackout period ends.

Compensation Decisions in Connection with Individuals Who Became NEOs or Who Separated from Service as NEOs During the Year

(1)
Mr. Keenan's Severance

On April 5, 2011, the Utility and Mr. Keenan, its Senior Vice President and Chief Operating Officer, entered into a severance agreement, under which his employment terminated effective April 30, 2011. As a result of his severance, Mr. Keenan became eligible for the benefits generally available under the PG&E Corporation Officer Severance Policy, a prorated amount of his target annual STIP bonus for 2011, plus such additional benefits that he was entitled to receive under applicable benefit plans and award arrangements because his termination occurred at a time when he was retirement-eligible. Mr. Keenan's severance benefits will be funded entirely by PG&E Corporation shareholders. In addition, Mr. Keenan and the Utility entered into a settlement agreement to resolve Mr. Keenan's claims against the Utility for certain pension and post-retirement benefits. The settlement agreement provided for a payment of $950,234 to settle these claims, payable in installments through June 30, 2014. Mr. Keenan agreed, as part of the settlement agreement, to cooperate fully with respect to any claims or proceedings relating to matters with which he was involved during his employment with the Utility. Additional details concerning Mr. Keenan's payments may be found in footnote 6 of the Summary Compensation Table on pages 57 and 58.

(2)
Employment of Mr. Stavropoulos

On April 29, 2011, the Utility entered into an agreement with Mr. Stavropoulos, pursuant to which he became the Executive Vice President, Gas Operations of the Utility. In addition to the provisions normally applicable to the employment of senior executives, the terms of Mr. Stavropoulos' employment agreement provided:

•
An annual base salary of $525,000, participation in the 2011 STIP at a target rate of 55 percent, and a 2011 LTIP award with an aggregate value of $1,200,000, divided equally between RSUs and performance shares; and

•
A sign-on bonus of $150,000 and a supplemental RSU award with a value of $750,000. One-half of the RSUs will vest on the first anniversary of the date of grant, and the remainder will vest on the second anniversary of the grant date. The terms of the supplemental RSU award mirror those of the 2011 RSU awards granted to other NEOs.

(3)
Retirement of Mr. Darbee, Mr. Cox's Retention on an Interim Basis, the Grant of a Retention Award to Mr. Johns, and Mr. Earley's Election as Chairman of the Board, CEO, and President of PG&E Corporation

On April 21, 2011, PG&E Corporation announced that its CEO, Mr. Darbee, had decided to retire effective April 30, 2011. As a result, PG&E Corporation commenced a process to select a new CEO, which culminated in the Board's election on August 8, 2011 of Mr. Earley as the new Chairman of the Board, CEO, and President of PG&E Corporation. Mr. Earley's election was effective September 13, 2011 (the "Start Date").

PG&E further announced on April 21, 2011 that its lead director, Mr. Cox, would serve as interim Chairman, CEO, and President of PG&E Corporation during the search for a permanent successor to Mr. Darbee. The Board determined that, while Mr. Cox served on an interim basis, he should receive monthly compensation of $150,000. This amount approximates the market median annual base salary for the CEO position plus bonus target at 50 percent, converted to a monthly amount. During this period, Mr. Cox was not entitled to receive director retainers or Board meeting fees. Mr. Cox was serving as interim Chairman, CEO, and President of PG&E Corporation at the time that non-employee directors received their annual LTIP awards for 2011. In lieu of a non-employee director award, on May 12, 2011, Mr. Cox received a substantially equivalent award consisting of RSUs with an aggregate value of $90,000 (as determined on the grant date).

Following the departures of Mr. Darbee and Mr. Keenan, the Compensation Committee felt that it was important to provide a retention award to Mr. Johns, President of the Utility. Accordingly, on April 21, 2011, based upon the recommendation of the Compensation Committee, the independent members of the Utility Board approved a retention award for Mr. Johns consisting of RSUs with an aggregate value of $1 million (as determined on the grant date of May 9, 2011). One-half of the RSUs will vest on the second anniversary of the grant date, and the remainder will vest on the third anniversary of the grant date, provided that Mr. Johns remains an employee on each vesting date. The RSUs will vest sooner if Mr. Johns dies or becomes disabled. If Mr. Johns' employment with the Utility is terminated without cause, his RSUs will vest to the extent provided under the PG&E Corporation Officer Severance Policy.

With respect to Mr. Earley's compensation as Chairman, CEO, and President of PG&E Corporation, the Compensation Committee and its independent consultant extensively reviewed relevant market data and the terms of Mr. Earley's compensation arrangements with his previous employer that were consistent with market practices, and took into account the value of the benefits that Mr. Earley would forfeit with his prior employer by agreeing to become the CEO of PG&E Corporation. The agreement between PG&E Corporation and Mr. Earley contains the following significant terms:

•
Mr. Earley's annual base salary rate is $1,250,000.

•
Mr. Earley was entitled to participate in the 2011 STIP on a prorated basis. His target STIP participation rate was 100 percent of base salary for 2011. As noted above, Mr. Earley elected to forgo receiving a prorated 2011 STIP payment because he had joined PG&E Corporation in September 2011 and was with the company for only a portion of the STIP performance period.

•
Mr. Earley received an award for 2011 under the LTIP with an aggregate value of $2 million, consisting of 40 percent RSUs and 60 percent performance shares. The terms of this award mirror the 2011 LTIP awards granted to other NEOs, with the following exceptions: While the RSUs vest under the generally applicable four-year vesting schedule, the vesting date commenced on Mr. Earley's Start Date. The performance period for Mr. Earley's performance shares also began on his Start Date and ends on December 31, 2013. The performance shares will vest, if at all, at the end of the performance period, based on the relative performance of PG&E Corporation common stock measured by TSR over the performance period as compared to the stock performance of comparator companies, and will be settled in shares of PG&E Corporation common stock, provided that Mr. Earley remains an employee on the vesting date. After Mr. Earley has completed three years of employment with PG&E Corporation, in the event that his employment is terminated for reasons other than his voluntary termination or termination for cause, he will be entitled to receive pro rata vesting for all existing and future equity awards made under the LTIP. A prorated portion of Mr. Earley's equity awards will continue to vest in accordance with the number of days that he was employed by PG&E Corporation during the vesting period. Payout will continue to occur, however, on the otherwise applicable payment dates. Additional details regarding these awards can be found in the narrative following the "Grants of Plan-Based Awards in 2011" table on pages 60 and 61 of this Joint Proxy Statement.

•
When Mr. Earley joined PG&E Corporation, he also received a one-time employment bonus of $1,500,000 that is subject to repayment during the three-year period after his Start Date. This bonus was made in recognition of bonus amounts that Mr. Earley was forfeiting at his prior employer. If Mr. Earley voluntarily terminates his employment, or if his employment is terminated for cause, before the third anniversary of the Start Date, he must repay the following amounts: (1) the entire employment bonus if such termination occurs before the first anniversary of the Start Date, (2) two-thirds of the employment bonus if such termination occurs before the second anniversary of his start date, and (3) one-third of the employment bonus if such termination occurs before the third anniversary of his start date. If Mr. Earley's employment terminates due to his death or disability, or if his employment is terminated without cause, repayment will not be required.

•
Upon the start of his employment with PG&E Corporation, Mr. Earley received a one-time equity award under the LTIP as compensation for certain equity holdings that Mr. Earley forfeited at his prior employer. The award consisted of RSUs with a value of $2,500,000 and performance shares with a value of $3,500,000. The RSUs will vest in equal installments on the first three anniversaries of the Start Date, provided that Mr. Earley remains an employee on the annual vesting dates. The performance shares will vest, if at all, at the end of a three-year performance period that will begin on his start date, based on the relative performance of PG&E Corporation common stock measured by TSR over the performance period as compared to the stock performance of comparator companies, provided that Mr. Earley remains an employee on the vesting date. Vested RSUs and performance shares will be settled in shares of PG&E Corporation common stock. In the event that Mr. Earley's employment is voluntarily or involuntarily terminated for reasons other than termination for cause, he will be entitled to receive pro rata vesting for this award. A prorated portion of the award will continue to vest in accordance with the number of days that Mr. Earley was employed by PG&E Corporation during the vesting period.

•
Mr. Earley waived his eligibility to participate in the Officer Severance Policy in exchange for receiving reasonable relocation costs for relocation to Detroit upon separation from employment.

•
The agreement also provides for Mr. Earley's participation in the other benefit programs generally available to senior executives, including an annual perquisite allowance of $35,000, subject to proration for 2011.

(4)
Other Changes

On September 21, 2011, the Utility announced that Mr. Mistry would become Chief Financial Officer of the Utility, effective October 1, 2011. This promotion occurred in connection with the decision of Ms. Cherry, the former Chief Financial Officer, to begin a leave of absence as of that date.

On September 29, 2011, PG&E Corporation announced that the position of Senior Vice President, Corporate Strategy and Development, which was held by Mr. Rosenberg, would be eliminated effective October 31, 2011 as part of PG&E Corporation's decision to concentrate its resources on improving the operations of the Utility. As a result of his severance, Mr. Rosenberg became eligible for the benefits generally available under the PG&E Corporation Officer Severance Policy, plus such additional benefits that he was entitled to receive under applicable benefit plans and award arrangements because his termination occurred at a time when he was retirement-eligible. Mr. Rosenberg's severance benefits will be funded entirely by PG&E Corporation shareholders. See "Potential Payments—Resignation/Retirement" on page 72 of this Joint Proxy Statement for a general description of the retirement benefits.

Other Elements of Executive Compensation

Perquisites and Related Compensation

NEOs generally receive a limited range of perquisite benefits, typically encompassing a partial subsidy for financial planning services from a third-party financial advisory firm, partial reimbursement of certain health club fees, parking reimbursement, and executive health services. The PG&E Corporation CEO and the Utility President also receive car transportation services. The PG&E Corporation CEO is authorized to use private aircraft for business travel under appropriate circumstances; however, Mr. Earley, Mr. Cox, and Mr. Darbee did not use private aircraft at company expense during 2011. The magnitude of these perquisites, including the lump-sum payment described in the following paragraph, is comparable to that provided to executive officers of companies in the Pay Comparator Group, and the value of these services is taxable to the recipient.

The Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of the PG&E Corporation CEO and the Utility President, respectively) also approved a 2011 lump-sum annual stipend amount for each executive officer (consistent with 2010), which ranged from $15,000 to $35,000 (the upper end applicable only to the PG&E Corporation CEO). This stipend is provided in lieu of providing the NEO with additional benefits. The NEOs have discretion to use this stipend as they see fit. This stipend is consistent with amounts paid historically.

Retirement/Pension

NEOs are eligible to receive retirement benefits under the Utility's tax-qualified defined benefit plan (pension plan), which also provides benefits to other eligible employees of PG&E Corporation and the Utility. NEOs also are eligible to receive benefits under the PG&E Corporation Supplemental Executive Retirement Plan ("SERP"), which is a non-tax-qualified defined benefit pension plan that provides officers and key employees of PG&E Corporation and its subsidiaries, including the Utility, with a pension benefit. These plans are described in the section entitled "Pension Benefits—2011" on pages 65 and 66 of this Joint Proxy Statement.

With respect to the SERP, in February 2010, the Committee adopted a policy against crediting additional years of service for participants under this plan.

NEOs and other officers and employees also are eligible to participate in the PG&E Corporation Retirement Savings Plan ("RSP"), a tax-qualified 401(k) plan. PG&E Corporation provides a maximum matching contribution of 75 cents for each dollar contributed, up to 6 percent of base salary. To the extent that the Internal Revenue Code limits prevent a NEO from making contributions to his RSP account and, as a result, company matching funds are not contributed to his RSP account, the matching funds will instead be contributed to the NEO's account in the PG&E Corporation Supplemental Retirement Savings Plan ("SRSP"), a non-qualified deferred compensation plan.

Upon retirement, NEOs also may be eligible for post-retirement health, welfare, and similar benefits, pursuant to plans that generally provide benefits to all employees. Additional details regarding the retirement programs and post-retirement benefits, and the value of pension benefits accumulated as of December 31, 2011 for the executive officers named in the Summary Compensation Table can be found below in the table entitled "Pension Benefits—2011" on pages 65 and 66 of this Joint Proxy Statement and in the section entitled "Potential Payments—Resignation/Retirement" on page 72 of this Joint Proxy Statement.

The majority of companies in the Pay Comparator Group provide tax-qualified defined benefit plans (e.g., pensions or similar plans), other tax-qualified defined contribution plans (i.e., 401(k) plans), and non-tax-qualified retirement plans. The Committee believes that these defined benefit and defined contribution plans offer significant recruiting and retention incentives.

Severance

General severance benefits are provided to NEOs through the PG&E Corporation Officer Severance Policy and specific LTIP award agreements. Upon severance (other than for cause), officers may be eligible for cash severance payments, continued or accelerated vesting for LTIP awards, and other post-employment benefits. If an NEO is terminated for cause (i.e., for dishonesty, a criminal offense, or violation of a work rule) or resigns before becoming retirement-eligible, the NEO forfeits any unvested restricted stock, RSUs, and performance shares, and would not receive any associated dividends.

The purpose of the Officer Severance Policy is to (1) attract and retain senior management by providing severance benefits that are part of a competitive total compensation package, (2) provide consistent treatment for all terminated officers, and (3) by conditioning payments upon a general release of claims, minimize potential litigation costs in connection with terminations of employment. Prior to the modifications to the officer severance program in February 2012 (as noted below under "February 2012 Modifications to Officer Severance Program"), the Officer Severance Policy, in combination with provisions in the LTIP award agreements, generally provided the following benefits in the case of senior executives who had been employed for two or more years in the case of a termination without cause: (1) cash severance equal to (a) two times the sum of base salary plus target STIP bonus and (b) a prorated STIP bonus for the year of termination if more than six months of employment had occurred, (2) continued vesting for two years in any unvested RSUs, pro rata vesting of performance shares, and the right to exercise any vested stock options for up to five years, and (3) limited COBRA benefits and outplacement services.

Additional details regarding severance benefits can be found in the section entitled "Potential Payments—Termination Without Cause" on pages 73 and 74 of this Joint Proxy Statement.

Change in Control

The PG&E Corporation Board has determined that the provision of change-in-control benefits is a key part of PG&E Corporation's officer compensation program. In a hostile takeover or other change in control situation, it is important for management to remain focused on maximizing shareholder value and aligning management's interests with shareholders' interest, and not to be distracted by concerns about job security.

Change-in-control benefits require a "double trigger" and are not payable based on a "change-in-control" event alone. In other words, benefits under the Officer Severance Policy also require that the NEO be severed. LTIP award agreements require that either the NEO be severed, or that the successor entity fail to assume or continue the LTIP awards.

The Officer Severance Policy provides enhanced severance benefits if the officer is terminated in connection with a Change in Control (as defined in the Policy). These enhanced benefits replace general severance benefits and are available only to officers of PG&E Corporation at the level of Senior Vice President or above, or to the President of the Utility. Covered officers are eligible to receive (1) change-in-control cash severance benefits equal to three times the sum of base salary and target annual STIP bonus, and (2) target STIP bonus for the year of termination. Other NEOs receive general severance benefits only. These change-in-control severance benefits were modified during 2012, as noted in the section of the CD&A entitled "February 2012 Modifications to Officer Severance Program."

All LTIP award agreements contain the same "change-in-control provisions," which typically accelerate vesting of the award if there is a change in control, and either the award is not continued or assumed, or the recipient is terminated in connection with the change in control. This practice aligns PG&E Corporation with market trends and (1) better balances the interests of award recipients and shareholders, (2) provides security for award recipients in a time of uncertainty, and (3) preserves the incentive for award recipients to stay with PG&E Corporation even following a transaction.

Additional details regarding the officer severance program can be found in the section entitled "Potential Payments—Change in Control" on pages 74 to 76 of this Joint Proxy Statement.

Elimination of Excise Tax Gross-Up —In February 2011, the Committee eliminated excise tax gross-ups on change-in-control severance benefits. In the event of a change in control, the eligible executive officer will be responsible for paying any excise tax, or the officer's aggregate change-in-control benefits will be reduced to a level that does not trigger the excise tax, but only if doing so would be more beneficial to the officer on an after-tax basis. This amendment will not increase the aggregate value of an officer's severance benefits under a change in control. The amendment was effective immediately for officers who became or become eligible for change-in-control severance benefits after February 15, 2011. For existing eligible executive officers, the terms of the Officer Severance Policy provide that three years' notice is required before eliminating the tax gross-up. Therefore, elimination of the tax gross-up for existing eligible executive officers will occur in March 2014. Prior to the amendment described above, the PG&E Corporation Officer Severance Policy provided that eligible executive officers would be reimbursed for excise taxes triggered by severance payments made in connection with a change in control. Until the amendment described above, these provisions of the Officer Severance Policy had not been amended since they were first adopted in 1999, and no new individual became a beneficiary of the excise tax gross-up provisions of the Officer Severance Policy in 2011.

Golden Parachute Restriction Policy—The Golden Parachute Restriction Policy requires shareholder approval of certain executive severance payments provided in connection with a change in control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer's base salary and target STIP award, as defined in the Golden Parachute Restriction Policy.

February 2012 Modifications to Officer Severance Program

During 2011, the Compensation Committee extensively reviewed the officer severance program, with FWC's assistance, in order to assess current market practices and to determine whether any modifications to the program were appropriate in order to align it with best practices. As a result of this review, in February 2012, the PG&E Corporation Board of Directors (upon the recommendation of the Compensation Committee) made changes to the officer severance program and adopted the 2012 Officer Severance Policy. Key program changes are summarized as follows:

Severance upon termination without cause:

•
Cash severance benefits were reduced to one times base salary plus target STIP bonus.

•
The right to exercise stock options was limited to one year.

•
Continued vesting of unvested RSUs was limited to one year, unless otherwise specified in the equity award agreement. (Pro rata vesting of performance shares is not impacted by the February 2012 modifications.)

Severance upon termination in connection with a change in control:

•
Cash severance benefits were reduced to two times base salary plus target STIP bonus.

•
STIP bonus payment is prorated in the year of termination.

•
The scope of officers who are eligible to receive such benefits was changed by adding Utility officers in bands 1 and 2 (which includes Executive Vice Presidents) and limiting eligibility of PG&E Corporation officers to bands 1 and 2 (PG&E Corporation Senior Vice Presidents who are in band 3 are no longer eligible).

As required by the Officer Severance Policy, to the extent that these changes reduce the aggregate benefits provided to a participant, the changes become effective three years after the participant is notified of the changes, which notice was provided in February 2012.

As previously noted, Mr. Earley waived his eligibility to participate in the Officer Severance Policy, and therefore he is not affected by these changes.

Compensation Governance

Clawback Policy

PG&E Corporation and the Utility may recoup certain incentive compensation paid to current and former NEOs (and certain other officers) if either PG&E Corporation or the Utility restates its financial statements that are filed with the SEC with respect to any fiscal year within the three-year period preceding the filing of the restatement (a "Restatement Year").

If there is such a restatement, the Committee (or with respect to the CEO, the full Board of the applicable company) may, in good-faith exercise of its reasonable discretion and to the extent permitted by law, seek to recoup incentive compensation previously paid with respect to each Restatement Year to any individual who was a Section 16 Officer of that company during that Restatement Year. Compensation may be recouped to the extent that such compensation would have been lower when computed using the restated financial statements, and the Committee and the Boards have discretion to recoup such compensation on a tax-neutral basis. The policy applies only to compensation paid after the effective date of the policy, February 17, 2010.

Tax Gross-Ups

Currently, no NEO is eligible to receive a tax gross-up payment except in two situations: (1) severance in connection with a change in control, and (2) certain types of payments made in connection with benefit programs offered to all employees (e.g., relocation programs).

During 2011, no NEO received a gross-up payment, except in connection with such relocation benefit programs. Excise tax gross-ups in connection with a change in control were eliminated in 2011, subject to a three-year delay for officers who already were eligible for the gross-up. At its February 2012 meeting, effective as of February 15, 2011, the Committee eliminated tax gross-ups on lump-sum payments under the Utility's Post-Retirement Life Insurance Plan to individuals who are or who become NEOs.

Tally Sheets

In reviewing and establishing compensation for NEOs, the Committee reviewed tally sheets prepared by FWC.

Hedging Policy

Officers of PG&E Corporation and the Utility may not engage in short sales of the officer's respective company's stock or transactions in publicly traded options (such as puts, calls, and other derivative securities). They also may not engage in any hedging or monetization transactions that limit or eliminate the officer's ability to profit from an increase in the value of company stock. Officers generally are prohibited from holding company stock in a margin account or pledging it as collateral for a loan.

These limitations are designed to avoid any inadvertent violation of the insider trading laws and also increase the alignment between executive and shareholder interests.

Executive Stock Ownership Guidelines

The executive stock ownership program is designed to encourage senior executive officers to achieve and maintain a minimum investment in PG&E Corporation common stock at levels set by the Committee, and further aligns executive interests with those of PG&E Corporation's shareholders. Executive stock ownership guidelines have been adopted by most of the companies in the Pay Comparator Group, and they are increasingly viewed as an important element of a company's governance policies.

The stock ownership target for the PG&E Corporation CEO is six times base salary, and the target for most other NEOs is three times base salary. Mr. Pruett's target is one and one-half times base salary. Mr. Mistry and Ms. Cherry are not subject to ownership guidelines. Mr. Cox is subject to the non-employee director stock ownership guidelines, as described in the section entitled "Director Stock Ownership Guidelines" on page 29 of this Joint Proxy Statement.

Until an executive meets the applicable stock ownership guideline, he or she must retain 50 percent of the net shares realized from option exercise or from the vesting of restricted stock or stock units (including performance shares), after accounting for tax withholding. For the purpose of calculating compliance with the guidelines, unvested restricted stock and unvested stock units are not taken into account, except in the case of restricted stock and RSUs when a participant is retirement-eligible (defined as age 55 with five consecutive years of service).

Executives subject to the executive stock ownership program have agreed to retain 50 percent of their net shares until the target is met.

Previously, Special Incentive Stock Ownership Premiums ("SISOPs") were used to encourage executive officers to meet stock ownership targets. Effective September 14, 2010, the SISOP program was eliminated, and no new individuals could become eligible to receive SISOPs. For current SISOP recipients, the program will be terminated effective January 1, 2013. A discussion of SISOPs is included in the narrative following the "Grants of Plan-Based Awards in 2011" table on pages 60 and 61 of this Joint Proxy Statement.

Benchmarking Details—Pay Comparator Group and Performance Comparator Group

For 2011, the Pay Comparator Group used to benchmark compensation elements consisted of all companies listed in the Philadelphia Utility Index. With respect to the Pay Comparator Group, the Committee's goal is to select a group of companies for which PG&E Corporation is close to the 50th percentile (median) with respect to key size metrics. PG&E Corporation is currently positioned close to the 50th percentile of the Philadelphia Utility Index with respect to key size metrics. The Philadelphia Utility Index, which is administered by NASDAQ, consists of a group of 20 companies (including PG&E Corporation) that are selected by NASDAQ on the basis of having a primary business in the electric utility sector and meeting minimum market capitalization criteria.

A total of 19 companies were included in the Pay Comparator Group:

  AES Corporation
  Ameren Corporation
  American Electric Power
  CenterPoint Energy, Inc.
  Consolidated Edison
  Constellation Energy
  Dominion Resources, Inc.
  DTE Energy
  Duke Energy
  Edison International

  Entergy Corporation
  Exelon Corporation
  First Energy
  NextEra Energy
  Northeast Utilities
  Progress Energy, Inc.
  Public Service Enterprise Group
  Southern Company
  Xcel Energy, Inc.

For 2011, the general industry comparator group was based on a proprietary executive compensation database provided by Hewitt Associates, LLC. The group included 59 companies with annual revenues between $8 billion and $20 billion. A list of these 59 companies is included in Appendix B to this Joint Proxy Statement.

Each year, PG&E Corporation also identifies a Performance Comparator Group that is used only for evaluating the company's relative TSR performance in connection with the LTIP. In determining the composition of the Performance Comparator Group for 2011, the Committee decided that the Performance Comparator Group will include companies (1) that are categorized consistently by the investment community as "regulated," as opposed to "less regulated," based on analysis of revenue sources (i.e., the companies have business models similar to PG&E Corporation), and (2) that have a market capitalization of at least $4 billion. The Committee first selected companies listed on the Philadelphia Utility Index that meet these criteria and then selected additional companies that also meet these criteria. A total of 12 companies were included in the Performance Comparator Group.

  American Electric Power
  Consolidated Edison
  DTE Energy
  Duke Energy
  NiSource, Inc.
  Northeast Utilities
  Pinnacle West Capital
  Progress Energy, Inc.
  SCANA Corp.
  Southern Company
  Wisconsin Energy Corporation
  Xcel Energy, Inc.

Tax Deductiblity

The Committee appropriately weighs the tax deductibility limitations imposed by Internal Revenue Code Section 162(m). The Committee in its discretion may award forms of compensation that are not deductible under Section 162(m) when it determines that such awards best carry out the goals and objectives of its officer compensation programs.

Compensation Risk Analysis

During 2011, FWC assisted the companies with a review of the design of PG&E Corporation's and the Utility's incentive plans relative to general compensation plan risk factors (or the potential for unintended consequences). FWC further evaluated the companies' incentive plans relative to company-specific risk/business areas identified through the companies' Enterprise Risk Management process. Among other things, this analysis examined the balance between fixed and variable pay, the mix of equity-based awards, the existence of caps on incentive compensation, the composition and balance of performance metrics and the various performance thresholds, and stock ownership requirements. The analysis also considered the existence of governance practices, auditing oversight, and counterbalancing policies such as the Committee's retention of discretion to adjust incentive awards, the clawback policy authorizing recoupment of certain incentive-based compensation following a restatement of company financial statements, stock retention requirements, and restrictions on hedging.

FWC concluded that the companies' incentive plans are reasonably well-aligned with compensation design principles, and that there are no significant risk areas from a compensation risk perspective.

Based on the companies' review of their compensation policies and practices, and the analysis provided by FWC, PG&E Corporation and the Utility concluded that the risks arising from the companies' overall compensation policies and practices are not reasonably likely to have a material adverse effect on either PG&E Corporation or the Utility.

Conclusion

The Committee believes that the amount and design of executive compensation provided in 2011 to the NEOs of PG&E Corporation and the Utility are consistent with the Committee's compensation objectives and policies to (1) provide long-term incentives to align shareholders' and officers' interests and enhance total return for shareholders, (2) attract, retain, and motivate employees with the necessary mix of skills and experience for the development and successful operation of PG&E Corporation's businesses, and (3) compensate NEOs in a competitive, cost-efficient, and transparent manner.

Exhibit A

Reconciliation of PG&E Corporation's Earnings from Operations to Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP")

For the year ended December 31, 2011
(in millions, except per share amounts)

	Earnings	Per Share Amounts (Diluted)
PG&E Corporation Earnings from Operations(1)	$1,438	$3.58
Items Impacting Comparability:(2)
Natural gas matters(3)	(520)	(1.30)
Environmental-related costs(4)	(74)	(0.18)

PG&E Corporation Earnings on a GAAP basis	$844	$2.10

(1)
"Earnings from operations" is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2)
Items impacting comparability reconcile earnings from operations with Income Available for Common Shareholders as reported in accordance with GAAP.

(3)
During the 12 months ended December 31, 2011, PG&E Corporation's subsidiary, Pacific Gas and Electric Company ("Utility") incurred net costs of $520 million, after-tax, in connection with natural gas matters. These amounts included pipeline-related costs to review records, validate operating pressures, conduct hydrostatic pressure tests, inspect pipelines, and perform other activities associated with safety improvements to the Utility's natural gas pipeline system to comply with orders issued by the California Public Utilities Commission ("CPUC") and recommendations made by the National Transportation Safety Board following the rupture of one of the Utility's natural gas transmission pipelines in San Bruno, California on September 9, 2010 (the "San Bruno accident"). These amounts also included a provision for the minimum amount of reasonably estimable penalties deemed probable of being imposed on the Utility in connection with the CPUC's pending investigations and the Utility's self-reported violations regarding natural gas operating practices. In addition, these amounts included an increase in the provision for estimated third-party claims related to the San Bruno accident, reflecting new information regarding the nature of claims filed against the Utility, experience to date resolving cases, and developments in the litigation and regulatory proceedings. Costs incurred for the 12 months ended December 31, 2011 were partially offset by insurance recoveries.

(after tax)	Twelve months ended December 31, 2011
Pipeline-related costs	$(287)
Penalties	(200)
Third-party claims	(92)
Insurance recoveries	59

Natural gas matters	$(520)

(4)
During the 12 months ended December 31, 2011, the Utility recorded a charge of $74 million, after-tax, for environmental remediation and other estimated liabilities associated with the Utility's natural gas compressor site located near Hinkley, California.

Compensation Committee Report

The Compensation Committee of PG&E Corporation is comprised of independent directors and operates under a written charter adopted by the PG&E Corporation Board. The Compensation Committee is responsible for overseeing and establishing officer compensation policies for PG&E Corporation, the Utility, and their subsidiaries.

The Compensation Committee has reviewed and discussed the section of this Joint Proxy Statement entitled "Compensation Discussion and Analysis" with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Boards of PG&E Corporation and the Utility that the "Compensation Discussion and Analysis" section be included in this Joint Proxy Statement.

April 2, 2012

C. Lee Cox, Chair
Forrest E. Miller
Barbara L. Rambo
Barry Lawson Williams

Executive Officer Compensation Information

Summary Compensation Table – 2011

This table summarizes the principal components of compensation paid or granted during 2011 (including cash incentives earned for corporate performance in 2011, but paid in 2012). This table also includes information disclosed in the 2011 and 2010 Joint Proxy Statements for compensation paid or granted to certain officers during 2010 and 2009, respectively.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Award(s) ($)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Anthony F. Earley, Jr.(a) Chairman, Chief Executive Officer, and President, PG&E Corporation	2011	378,788	1,500,000	7,406,267	0	0	71,423	184,909	9,541,387
Christopher P. Johns	2011	701,250	0	3,418,732	0	319,245	614,133	79,366	5,132,726
President, Pacific Gas and Electric	2010	672,500	0	1,932,429	0	0	629,560	76,696	3,311,185
Company	2009	593,866	0	1,880,357	0	684,431	268,077	70,999	3,497,730
Kent M. Harvey	2011	554,625	0	1,407,059	0	235,661	842,919	63,376	3,103,640
Senior Vice President and Chief	2010	537,500	0	1,011,982	0	0	1,009,678	62,876	2,622,036
Financial Officer, PG&E Corporation, and Senior Vice President, Financial Services, Pacific Gas and Electric Company	2009	454,106	0	564,322	0	428,259	432,377	50,507	1,929,571
Hyun Park	2011	564,900	0	967,353	0	188,592	233,035	64,759	2,018,639
Senior Vice President and General	2010	546,478	0	1,189,793	0	0	203,591	63,172	2,003,034
Counsel, PG&E Corporation	2009	524,493	0	1,319,499	0	475,401	109,210	274,781	2,703,384
Greg S. Pruett Senior Vice President, Corporate Affairs, PG&E Corporation and Pacific Gas and Electric Company	2011	349,208	0	405,017	0	105,985	564,876	48,539	1,473,625
Nickolas Stavropoulos(b) Executive Vice President, Gas Operations, Pacific Gas and Electric Company	2011	290,341	150,000	1,583,285	0	96,930	37,052	244,383	2,401,991
Dinyar B. Mistry(c) Vice President, Chief Financial Officer, and Controller, Pacific Gas and Electric Company	2011	327,825	0	307,794	0	89,546	264,919	30,123	1,020,207
Peter A. Darbee(d)	2011	488,896	0	4,435,855	0	0	4,116,160	50,993	9,091,904
Former Chairman, Chief Executive	2010	1,182,160	0	4,966,124	0	0	2,137,343	107,759	8,393,386
Officer, and President, PG&E Corporation	2009	1,135,633	0	6,285,392	0	1,871,524	1,131,494	135,385	10,559,428
C. Lee Cox(e) Former Interim Chairman, Chief Executive Officer, and President, PG&E Corporation	2011	660,000	0	89,970	0	0	0	125,259	875,229
Rand L. Rosenberg(f)	2011	538,971	0	791,471	0	152,500	574,250	1,750,022	3,807,214
Former Senior Vice President,	2010	532,707	0	920,055	0	0	243,756	48,972	1,745,490
Corporate Strategy and Development, PG&E Corporation	2009	519,714	0	967.649	0	471,068	184,154	72,169	2,214,754
John S. Keenan(g)	2011	238,368	0	879,412	0	0	796,814	3,278,774	5,193,368
Former Senior Vice President and	2010	616,250	0	1,398,546	0	0	577,387	93,157	2,685,340
Chief Operating Officer, Pacific Gas and Electric Company	2009	583,333	0	1,695,670	0	652,333	359,153	96,511	3,387,000
Sara A. Cherry(h)	2011	211,865	0	263,823	0	57,870	47,155	23,983	604,696
Former Vice President, Finance and Chief Financial Officer, Pacific Gas and Electric Company	2010	262,258	0	229,817	0	8,577	37,446	27,222	565,320
(a)
Mr. Earley became Chairman, CEO, and President of PG&E Corporation on September 13, 2011.

(b)
Mr. Stavropoulos became Executive Vice President, Gas Operations of the Utility on June 13, 2011.

(c)
Mr. Mistry became Vice President, Chief Financial Officer, and Controller of the Utility on October 1, 2011.

(d)
Mr. Darbee retired on April 30, 2011.

(e)
Mr. Cox served as interim Chairman, CEO, and President of PG&E Corporation from May 1 to September 12, 2011.

(f)
Mr. Rosenberg's employment ended on October 31, 2011.

(g)
Mr. Keenan's employment ended on April 30, 2011.

(h)
Ms. Cherry served as Vice President, Finance and Chief Financial Officer of the Utility through September 30, 2011.

(1)
Includes payments for accrued vacation and floating holidays at termination.

(2)
Includes bonus deferred at the election of the officer.

(3)
Represents the grant date fair value of restricted stock, RSUs, performance shares, and SISOPs measured in accordance with FASB ASC Topic 718, without taking into account an estimate of forfeitures related to service-based vesting. For restricted stock, RSUs, and SISOPs, grant date fair value is measured using the closing price of PG&E Corporation common stock on the grant date. Assumptions made in valuation of reported performance shares awards are described in footnote 4 to the table entitled "Grants of Plan-Based Awards in 2011." Assuming that the highest level of performance conditions would be achieved, the estimated maximum grant date value of performance shares awarded in 2011 would be: Mr. Earley $13,401,618, Mr. Johns $4,207,393, Mr. Harvey $2,447,530, Mr. Park $1,682,677, Mr. Pruett $688,368, Mr. Stavropoulos $2,021,817, Mr. Mistry $535,397, Mr. Darbee $9,547,330, Mr. Rosenberg $1,376,735, Mr. Keenan $1,529,706, and Ms. Cherry $458,912.

(4)
Amounts represent payments received or deferred in 2012, 2011, and 2010 for achievement of corporate and organizational objectives in 2011, 2010, and 2009, respectively, under the STIP. Although Mr. Earley was eligible for a prorated 2011 STIP payment, he elected to forgo receiving this payment because he had joined PG&E Corporation in September 2011 and was with the company for only a portion of the STIP performance period.

(5)
Amounts reported for 2011 consist of (i) the change in pension value during 2011 (Mr. Earley $71,423, Mr. Johns $614,088, Mr. Harvey $842,766, Mr. Park $233,035, Mr. Pruett $564,859, Mr. Stavropoulos $37,052, Mr. Mistry $264,916, Mr. Darbee $4,110,000, Mr. Rosenberg $574,250, Mr. Keenan $796,814, and Ms. Cherry $47,155), and (ii) the above-market earnings on compensation deferred into the PG&E Corporation Supplemental Retirement Savings Plan and invested in the Aa Utility Bond Fund (Mr. Johns $45, Mr. Harvey $153, Mr. Pruett $17, Mr. Mistry $3, and Mr. Darbee $6,160). The Aa Utility Bond Fund accrues interest based on the long-term corporate bond yield average for Aa utilities reported by Moody's Investors Service. The above-market earnings are calculated as the difference between actual earnings from the Aa Utility Bond Fund investment option and hypothetical earnings that would have resulted using an interest rate equal to 120 percent of the applicable federal rate.

(6)
Amounts reported for 2011 consist of (i) perquisites and personal benefits, as detailed below (Mr. Earley $91,489, Mr. Johns $22,810, Mr. Harvey $13,418, Mr. Park $14,338, Mr. Pruett $12,825, Mr. Stavropoulos $164,223, Mr. Mistry $371, Mr. Darbee $7,068, Mr. Cox $10,656, Mr. Rosenberg $4,765, Mr. Keenan $13,986, and Ms. Cherry $516), (ii) tax reimbursement payments (Mr. Earley $61,858, Mr. Stavropoulos $43,348, and Mr. Keenan $378), (iii) a lump-sum annual stipend paid in lieu of providing perquisite benefits, with the exception of perquisite benefits noted in the chart below (Mr. Earley $17,500, Mr. Johns $25,000, Mr. Harvey $25,000, Mr. Park $25,000, Mr. Pruett $20,000, Mr. Stavropoulos $25,000, Mr. Mistry $15,000, Mr. Darbee $35,000, Mr. Rosenberg $25,000, Mr. Keenan $25,000, and Ms. Cherry $15,000), (iv) company contributions to defined contribution retirement plans (Mr. Earley $14,062, Mr. Johns $31,556, Mr. Harvey $24,958, Mr. Park $25,421, Mr. Pruett $15,714, Mr. Stavropoulos $11,812, Mr. Mistry $14,752, Mr. Darbee $8,925, Mr. Rosenberg $11,025, Mr. Keenan $10,727, and Ms. Cherry $8,467, (v) retainers and meeting fees paid to Mr. Cox for services as a member of the Board of Directors prior to May 1, 2011 and after September 12, 2011 ($114,603), and (vi) payments made in connection with separation and severance agreements (Mr. Rosenberg $1,709,232 and Mr. Keenan $3,228,683).

The following chart provides additional information regarding perquisites and personal benefits that are included in the Summary Compensation Table.

	Transportation Services ($)	Parking ($)	Fitness ($)	Executive Health ($)	Financial Services ($)	Relocation ($)	AD&D Insurance ($)	Total ($)
A. F. Earley, Jr.	7,242					84,215	32	91,489
C. P. Johns	9,972			4,723	8,019		96	22,810
K. M. Harvey		4,440		2,469	6,413		96	13,418
H. Park		4,440	1,214		8,588		96	14,338
G. S. Pruett		4,440			8,289		96	12,825
N. Stavropoulos						164,183	40	164,223
D. B. Mistry			275				96	371
P. A. Darbee	3,248		510		3,278		32	7,068
C. L. Cox	10,561						95	10,656
R. L. Rosenberg			819	1,879		1,987	80	4,765
J. S. Keenan		525		3,777		9,652	32	13,986
S. A. Cherry			420				96	516

The above perquisites and personal benefits consist of the following:

•
Transportation services for Mr. Earley, Mr. Johns, Mr. Cox, and Mr. Darbee, consisting of car transportation for commute and incidental non-business travel. Amounts include the prorated salary and benefits burden of the drivers, and vehicle costs.

•
The cost of parking.

•
The value of reimbursements for health club fees, pursuant to a program available to certain management employees, including non-officers.

•
The cost of executive health services provided to executive officers. Amounts vary among officers, reflecting the decisions of each individual officer regarding the specific types of tests and consultations provided, and the exact value of reimbursed expenses.

•
Fees paid to partially subsidize financial services provided by an independent contractor selected by PG&E Corporation to provide such services.

•
The cost to PG&E Corporation for relocation assistance, which may include moving services, payments to a third-party home sale assistance firm (which may include inspection, appraisal, and other costs related to the sale of the home, third-party service fees, etc.), mortgage subsidies, and commuting expenses during the relocation process. Such amounts include tax reimbursement payments provided to Mr. Earley ($61,858), Mr. Stavropoulos ($43,348), and Mr. Keenan ($378) with respect to this benefit in accordance with a broad-based program that provides relocation benefits to all employees. Such payments are reflected in section (ii) of footnote 6 above.

•
Company-paid premiums for a $250,000 accidental death and dismemberment policy.

In addition to the perquisite benefits described above, NEOs are given a set stipend that each NEO may use as the officer sees fit. The stipend is intended to cover miscellaneous items in each NEO's discretion (such as membership in professional organizations). The amount of this stipend is included in the Summary Compensation Table in the "All Other Compensation" column.

The PG&E Corporation CEO is authorized to use private aircraft for business travel under appropriate circumstances; however, Mr. Earley, Mr. Cox, and Mr. Darbee did not use private aircraft at company expense during 2011.

Please see the Compensation Discussion and Analysis ("CD&A") on pages 39 to 54 of this Joint Proxy Statement for additional information regarding the elements of compensation discussed above, including salary, short-term incentives, and long-term incentives. Additional information regarding grants of LTIP awards can be found in the narrative following the "Grants of Plan-Based Awards in 2011" table.

Grants of Plan-Based Awards in 2011

This table provides information regarding incentive awards and other stock-based awards granted during 2011 to individuals named in the Summary Compensation Table.

										All Other Stock Awards
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Stock and Option Awards ($)(4)
										Number of Shares of Stock or Units (#)(3)
		Committee Action Date
Name	Grant Date			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
A. F. Earley, Jr.				0	378,788	757,576
	9/13/2011	8/8/2011					7,393	29,570	59,140		1,037,907
	9/13/2011	8/8/2011								19,710	799,832
	9/13/2011	8/8/2011					21,561	86,245	172,490		3,068,597
	9/13/2011	8/8/2011								61,605	2,499,931
C. P. Johns				0	525,938	1,051,875
	3/1/2011	2/15/2011					7,495	29,980	59,960		1,027,115
	3/1/2011	2/15/2011								29,980	1,391,672
	5/9/2011	4/21/2011								21,895	999,945
K. M. Harvey				0	388,238	776,475
	3/1/2011	2/15/2011					4,360	17,440	34,880		597,494
	3/1/2011	2/15/2011								17,440	809,565
H. Park				0	310,695	621,390
	3/1/2010	2/15/2010					2,998	11,990	23,980		410,777
	3/1/2010	2/15/2010								11,990	556,576
G. S. Pruett				0	174,604	349,208
	3/1/2011	2/15/2011					1,226	4,905	9,810		168,045
	3/1/2011	2/15/2011								4,905	227,690
	1/3/2011	n/a	(5)							196	9,282
N. Stavropoulos				0	159,687	319,375
	8/12/2011	4/29/2011					3,763	15,050	30,100		233,426
	8/12/2011	4/29/2011								15,050	599,893
	8/12/2011	4/29/2011								18,815	749,966
D. B. Mistry				0	147,521	295,043
	3/1/2011	2/15/2011					954	3,815	7,630		130,702
	3/1/2011	2/15/2011								3,815	177,092
P. A. Darbee				0	402,617	805,233
	3/1/2011	2/16/2011					17,008	68,030	136,060		2,330,708
	3/1/2011	2/16/2011								45,350	2,105,147
C. L. Cox
	5/12/2011	4/21/2011								1,934	89,970
R. L. Rosenberg				0	251,237	502,474
	3/1/2011	2/15/2011					2,453	9,810	19,620		336,091
	3/1/2011	2/15/2011								9,810	455,380
J. S. Keenan				0	0	0
	3/1/2011	2/15/2011					2,725	10,900	21,800		373,434
	3/1/2011	2/15/2011								10,900	505,978
S. A. Cherry				0	95,339	190,678
	3/1/2011	2/15/2011					818	3,270	6,540		112,030
	3/1/2011	2/15/2011								3,270	151,793
(1)
Compensation opportunity granted for 2011 under the STIP. Actual amounts earned are reported in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column. Amounts reported for Mr. Earley, Mr. Stavropoulos, Mr. Darbee, Mr. Rosenberg, and Ms. Cherry are prorated to reflect the portion of the performance measurement year in which each individual was employed as an officer of either company. Mr. Keenan relinquished his STIP opportunity under the terms of his severance agreement. Mr. Cox did not participate in the STIP.

(2)
Represents performance shares granted under the LTIP.

(3)
Represents RSUs and SISOPs granted under the LTIP.

(4)
For performance shares, the grant date fair value is based on the probable outcome of the applicable performance conditions, measured using a Monte Carlo simulation valuation model. The assumed per-share value for the March 1, 2011 annual grants was $34.26. The assumed per-share value for the June 1, 2011 grant was $19.85. The assumed per-share value for the August 12, 2011 grant was $15.51. The assumed per-share value for 29,570 of the performance shares granted on September 13, 2011 was $35.10 and for 86,245 of the performance shares granted on September 13, 2011 was $35.58. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate is assumed to equal the yield on a three-year Treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date.

(5)
Award of SISOPs under the Executive Stock Ownership Program. No specific action is required by the PG&E Corporation Compensation Committee or by the Board of either PG&E Corporation or the Utility.

Detailed information regarding compensation reported in the tables entitled "Summary Compensation Table—2011" and "Grants of Plan-Based Awards in 2011," including the relative amounts apportioned to different elements of compensation, can be found in the CD&A. Information regarding specific grants and arrangements is provided below.

STIP Awards.    Information regarding the terms and basis of STIP awards can be found in the CD&A.

Restricted Stock Units.    Annual RSUs granted in March 2011 will vest in 20 percent increments on the first business day of March of each of the following three years. The remaining 40 percent will vest on the first business day of March 2015. Upon vesting, RSUs are settled in an equivalent number of shares of PG&E Corporation common stock, generally net of the number of shares having a value equal to required withholding taxes.

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of RSUs granted to the recipient will be accrued on behalf of the recipient. Accrued dividends are paid at the time the related RSUs are settled.

Mr. Johns received an additional grant of RSUs in May 2011. The terms of that grant are identical to those of the annual RSUs, except that 50 percent of the RSUs will vest on each of the second and third anniversaries of the grant date.

Mr. Stavropoulos received a 2011 LTIP award consisting of RSUs and performance shares. The terms of this award are identical to those of the March 2011 annual LTIP awards, except that, with respect to the RSUs, vesting occurs on the anniversaries of the grant date, instead of the first business day of March. Also in connection with his hiring, Mr. Stavropoulos received a supplemental RSU award. The terms are identical to those of annual RSUs, except that 50 percent of the RSUs will vest on each of the first and second anniversaries of the grant date.

In May 2011, Mr. Cox received a grant of RSUs with terms identical to RSU grants received by the non-employee directors at that time. The RSUs will vest in one year at the end of Mr. Cox's elected term to the PG&E Corporation Board of Directors. These RSUs also will vest upon Mr. Cox's death or disability, or upon a change in control (although settlement may be delayed). Mr. Cox will forfeit the RSUs if he otherwise ceases to be a director during the elected one-year term.

Performance Shares.    Annual performance shares granted in March 2011 will vest, if at all, at the end of a three-year period. Upon vesting, performance shares are settled in shares of PG&E Corporation common stock, generally net of shares with a value equal to required withholding taxes. The number of shares issued will depend on PG&E Corporation's TSR relative to the Performance Comparator Group for the three-year performance period. The specific payout formula is discussed in the CD&A.

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the value of the cash dividend per share multiplied by the number of performance shares granted to the recipient will be accrued on behalf of the recipient. At the end of the vesting period, the amount of accrued dividend equivalents will be increased or decreased by the same payout factor used to increase or decrease the number of vested performance shares for the period.

Special LTIP Grants to Mr. Earley.    Mr. Earley received a 2011 LTIP award consisting of 19,710 RSUs and 29,570 performance shares. The RSUs will vest in four installments on the anniversary of the grant date over a four-year period: 20 percent of the RSUs will vest on each of the first, second, and third anniversaries of the grant date, and 40 percent will vest on the fourth anniversary of the grant date, provided that Mr. Earley remains an employee on the annual vesting dates. Vested RSUs will be settled in an equal number of shares of PG&E Corporation common stock. The performance shares will vest, if at all, at the end of a performance period that will begin on Mr. Earley's start date of September 13, 2011 (the "Start Date") and end on December 31, 2013, based on the relative performance of PG&E Corporation common stock measured by TSR over the performance period as compared to the stock performance of comparator companies, and will be settled in shares of PG&E Corporation common stock, provided that Mr. Earley remains an employee on the vesting date. RSUs will vest sooner if Mr. Earley dies or becomes disabled. Any dividend rights that have accrued for the RSUs and the performance shares will be paid in cash at the time the RSUs or performance shares are settled.

After Mr. Earley has completed three years of employment with PG&E Corporation, in the event that his employment is terminated for reasons other than his voluntary termination or termination for cause, a prorated portion of Mr. Earley's RSUs, determined in accordance with the number of days that Mr. Earley was employed by PG&E Corporation during the vesting period, will continue to vest.

Mr. Earley also received a one-time equity award of 61,605 RSUs and 86,245 performance shares as compensation for certain equity holdings that he forfeited at his prior employer, DTE Energy. The RSUs will vest in equal installments on the first three anniversaries of Mr. Earley's Start Date, provided that Mr. Earley remains an employee on the annual vesting dates. Vested RSUs will be settled in an equal number of shares of PG&E Corporation common stock. The performance shares will vest, if at all, at the end of a three-year performance period that will begin on the Start Date, based on the relative performance of PG&E Corporation common stock measured by TSR over the performance period as compared to the stock performance of comparator companies, provided that Mr. Earley remains an employee on the vesting date. The vested performance shares will be settled in shares of PG&E Corporation common stock. In the event that Mr. Earley's employment is voluntarily or involuntarily terminated for reasons other than termination for cause, a prorated portion of the award, determined in accordance with the number of days that Mr. Earley was employed by PG&E Corporation during the vesting period, will continue to vest. Any dividend rights that have accrued for the RSUs and the performance shares will be paid in cash at the time the RSUs or performance shares are settled.

SISOPs.    During each of the first three years after an executive becomes subject to the Executive Stock Ownership Program, PG&E Corporation may award the officer phantom stock called Special Incentive Stock Ownership Premiums ("SISOPs") that will be credited to the officer's deferred compensation account in the SRSP to encourage executive officers to meet the stock ownership targets. Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to such dividend, multiplied by the number of SISOPs held, will be awarded under the LTIP and credited to the executive's account as additional units. The conversion to units will be based on the closing price of PG&E Corporation common stock on the dividend payment date. SISOPs vest in full on the third anniversary of the grant date, and can be forfeited if the executive fails to maintain the applicable stock ownership target. Upon retirement or termination, the vested SISOPs are distributed in the form of an equivalent number of shares of PG&E Corporation common stock. The vesting of SISOPs can be accelerated under certain circumstances, as specified in the discussion below regarding "Potential Payments Upon Resignation, Retirement, Termination, Change in Control, Death, or Disability" on pages 69 to 76 of this Joint Proxy Statement.

Effective September 14, 2010, the SISOP program was eliminated, and no new individuals could become eligible to receive SISOPs. For current SISOP recipients, the program will be terminated effective January 1, 2013.

For more information regarding the terms of plan-based awards, please see the discussion above in the CD&A.

Outstanding Equity Awards at Fiscal Year-End – 2011

This table provides additional information regarding restricted stock, RSUs, performance shares, and other equity-based awards that were held as of December 31, 2011 by the individuals named in the Summary Compensation Table, including awards granted prior to 2011. Any awards described below that were granted in 2011 also are reflected in the "Grants of Plan-Based Awards in 2011" table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
A. F. Earley, Jr.					81,315	(5)	3,351,804	28,954	(6)	1,193,474
C. P. Johns					89,585	(7)	3,692,694	13,644	(8)	562,395
K. M. Harvey					33,784	(9)	1,392,576	7,580	(10)	312,448
H. Park					39,398	(11)	1,623,985	6,510	(12)	268,342
G. S. Pruett					12,330	(13)	508,248	2,368	(14)	97,588
N. Stavropoulos					33,865	(15)	1,395,915	3,763	(16)	155,090
D. B. Mistry					10,683	(17)	440,353	1,978	(18)	81,513
P. A. Darbee					142,861	(19)	5,888,730	36,333	(20)	1,497,626
C. L. Cox					13,845	(21)	570,708
R. L. Rosenberg					30,097	(22)	1,240,598	5,380	(23)	221,764
J. S. Keenan					39,329	(24)	1,621,141	7,175	(25)	295,754
S. A. Cherry					6,852	(26)	282,439	1,549	(27)	63,839
(1)
Includes restricted stock, RSUs, SISOPs, phantom stock, and individual retention and incentive awards. This column would also include performance shares granted in 2009 for which the performance period has ended. However, the payout percentage applicable to these awards is 0%, so no 2009 performance shares are included. See the CD&A for additional details regarding awards granted in 2011.

(2)
Value based on the December 31, 2011 per-share closing price of PG&E Corporation common stock ($41.22).

(3)
Consists of unvested performance shares. Consistent with SEC rules, the number of shares is presented assuming threshold performance. See the CD&A for additional details regarding awards granted in 2011.

(4)
Value based on the December 31, 2011 per-share closing price of PG&E Corporation common stock ($41.22). Consistent with SEC rules, unvested performance shares are valued assuming threshold performance.

(5)
24,477 RSUs will vest on September 13, 2012, 24,477 RSUs will vest on September 13, 2013, 24,477 RSUs will vest on September 13, 2014, and 7,884 RSUs will vest on September 13, 2015.

(6)
7,393 performance shares are scheduled to vest on December 31, 2013, and 21,561 performance shares are scheduled to vest on September 13, 2014.

(7)
3,922 shares of restricted stock vested on January 3, 2012. 15,619 RSUs vested on March 1, 2012, 20,323 RSUs will vest on March 1, 2013, 10,948 RSUs will vest on May 9, 2013, 15,834 RSUs will vest on March 3, 2014, 10,947 RSUs will vest on May 9, 2014, and 11,992 RSUs will vest on March 2, 2015.

(8)
6,149 performance shares are scheduled to vest on March 1, 2013, and 7,495 performance shares are scheduled to vest on March 3, 2014.

(9)
1,792 shares of restricted stock vested on January 3, 2012. 7,480 RSUs vested on March 1, 2012, 8,896 RSUs will vest on March 1, 2013, 8,640 RSUs will vest on March 3, 2014, and 6,976 RSUs will vest on March 2, 2015.

(10)
3,220 performance shares are scheduled to vest on March 1, 2013, and 4,360 performance shares are scheduled to vest on March 3, 2014.

(11)
3,584 shares of restricted stock vested on January 3, 2012. 8,418 RSUs vested on March 1, 2012, 11,628 RSUs will vest on March 1, 2013, 8,018 RSUs will vest on March 3, 2014, and 4,796 RSUs will vest on March 2, 2015. 881 SISOPs vested on January 2, 2012, and 2,073 SISOPs will vest on January 4, 2013.

(12)
3,513 performance shares are scheduled to vest on March 1, 2013, and 2,997 performance shares are scheduled to vest on March 3, 2014.

(13)
964 shares of restricted stock vested on January 3, 2012. 2,763 RSUs vested on March 1, 2012, 3,632 RSUs will vest on March 1, 2013, 2,807 RSUs will vest on March 3, 2014, and 1,962 RSUs will vest on March 2, 2015. 202 SISOPs will vest on January 3, 2014.

(14)
1,141 performance shares are scheduled to vest on March 1, 2013, and 1,227 performance shares are scheduled to vest on March 3, 2014.

(15)
12,418 RSUs will vest on August 12, 2012, 12,417 RSUs will vest on August 12, 2013, 3,010 RSUs will vest on August 12, 2014, and 6,020 RSUs will vest on August 12, 2015.

(16)
3,763 performance shares are scheduled to vest on March 3, 2014.

(17)
784 shares of restricted stock vested on January 3, 2012. 2,518 RSUs vested on March 1, 2012, 3,454 RSUs will vest on March 1, 2013, 2,401 RSUs will vest on March 3, 2014, and 1,526 RSUs will vest on March 2, 2015.

(18)
1,024 performance shares are scheduled to vest on March 1, 2013, and 954 performance shares are scheduled to vest on March 3, 2014.

(19)
20,170 shares of restricted stock vested on January 3, 2012. 31,415 RSUs vested on March 1, 2012, 43,454 RSUs will vest on March 1, 2013, 29,682 RSUs will vest on March 3, 2014, and 18,140 RSUs will vest on March 2, 2015.

(20)
19,325 performance shares are scheduled to vest on March 1, 2013, and 17,008 performance shares are scheduled to vest on March 3, 2014.

(21)
169 shares of restricted stock vested on January 3, 2012, 211 shares vested on March 3, 2012, 253 shares vested on March 9, 2012, 211 shares vested on March 10, 2012, 211 shares will vest on March 3, 2013, 253 shares will vest on March 9, 2013, 211 shares will vest on March 10, 2013, 253 shares will vest on March 9, 2014, 211 shares will vest on March 10, 2014, and 210 shares will vest on March 10, 2015. 1,976 RSUs will vest on May 12, 2012. 9,676 shares of phantom stock and RSUs do not have a specific vesting schedule. They will be settled in an equivalent number of shares of PG&E Corporation common stock following the end of Mr. Cox's service on the Board.

(22)
3,698 shares of restricted stock vested on January 3, 2012. 6,711 RSUs vested on March 1, 2012, 9,118 RSUs will vest on March 1, 2013, 6,646 RSUs will vest on March 3, 2014, and 3,924 RSUs will vest on March 2, 2015.

(23)
2,928 performance shares are scheduled to vest on March 1, 2013, and 2,452 performance shares are scheduled to vest on March 3, 2014.

(24)
2,150 shares of restricted stock vested on January 3, 2012. 9,753 RSUs vested on March 1, 2012, 13,766 RSUs will vest on March 1, 2013, 9,300 RSUs will vest on March 3, 2014, and 4,360 RSUs will vest on March 2, 2015.

(25)
4,450 performance shares are scheduled to vest on March 1, 2013, and 2,725 performance shares are scheduled to vest on March 3, 2014.

(26)
1,653 RSUs vested on March 1, 2012, 2,067 RSUs will vest on March 1, 2013, 1,824 RSUs will vest on March 3, 2014, and 1,308 RSUs will vest on March 2, 2015.

(27)
731 performance shares are scheduled to vest on March 1, 2013, and 818 performance shares are scheduled to vest on March 3, 2014.

 Option Exercises and Stock Vested During 2011

This table provides additional information regarding the amounts received during 2011 by individuals named in the Summary Compensation Table upon vesting, or transfer of restricted stock, and other stock-based awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
A. F. Earley, Jr.			0	0
C. P. Johns			42,942	2,027,115
K. M. Harvey			17,317	817,351
H. Park			39,339	1,859,863
G. S. Pruett			11,766	556,290
N. Stavropoulos			0	0
D. B. Mistry			10,563	482,301
P. A. Darbee			227,732	10,740,390
C. L. Cox			1,004	46,891
R. L. Rosenberg			38,128	1,803,560
J. S. Keenan			43,932	2,068,778
S. A. Cherry			999	46,216
(1)
Reflects restricted stock, RSUs, and performance shares that vested on January 3, 2011, March 1, 2011, March 3, 2011, March 9, 2011, March 10, 2011, April 30, 2011, and October 1, 2011. For Mr. Rosenberg, the value of stock awards includes $2,696 from the vesting of SISOPs that he deferred under the SRSP and that he will receive seven months following termination of his employment. For Mr. Keenan, the value of stock awards includes $141,265 from the vesting of SISOPs that he deferred under the SRSP and that he received seven months following termination of his employment.

Pension Benefits – 2011

This table provides information for each individual named in the Summary Compensation Table relating to accumulated benefits as of December 31, 2011 under any plan that provides for payments or other benefits at, after, or relating to retirement.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
A. F. Earley, Jr.	Pacific Gas and Electric Company Retirement Plan	0.3		28,264	0
	PG&E Corporation Supplemental Executive Retirement Plan	0.3		43,159	0
C. P. Johns	Pacific Gas and Electric Company Retirement Plan	15.6		1,723,663	0
	PG&E Corporation Supplemental Executive Retirement Plan	15.6		787,931	0
K. M. Harvey	Pacific Gas and Electric Company Retirement Plan	29.3		1,914,768	0
	PG&E Corporation Supplemental Executive Retirement Plan	29.3		2,414,842	0
H. Park	Pacific Gas and Electric Company Retirement Plan	4.8	(1)	481,420	0
	PG&E Corporation Supplemental Executive Retirement Plan	5.1		170,372	0
G. S. Pruett	Pacific Gas and Electric Company Retirement Plan	28.1		1,954,935	0
	PG&E Corporation Supplemental Executive Retirement Plan	29.8	(2)	1,219,381	0
N. Stavropoulos	Pacific Gas and Electric Company Retirement Plan	.6		17,472	0
	PG&E Corporation Supplemental Executive Retirement Plan	.6		19,580	0
D. B. Mistry	Pacific Gas and Electric Company Retirement Plan	17.3		1,023,066	0
	PG&E Corporation Supplemental Executive Retirement Plan	17.3		59,261	0
P. A. Darbee	Pacific Gas and Electric Company Retirement Plan	4.1	(1)	1,040,654	39,958
	PG&E Corporation Supplemental Executive Retirement Plan	17.8	(3)	11,158,553	377,985
C. L. Cox(4)
R. L. Rosenberg	Pacific Gas and Electric Company Retirement Plan	4.6	(1)	988,014	3,581
	PG&E Corporation Supplemental Executive Retirement Plan	6.0		283,862	0
J. S. Keenan	Pacific Gas and Electric Company Retirement Plan	5.4		1,233,327	46,302
	PG&E Corporation Supplemental Executive Retirement Plan	8.1	(5)	820,418	30,532
S. A. Cherry	Pacific Gas and Electric Company Retirement Plan	2.8		69,742	0
	PG&E Corporation Supplemental Executive Retirement Plan	2.8		14,859	0

(1)
Effective April 1, 2007, participation in the Pacific Gas and Electric Company Retirement Plan also was made available to all employees of PG&E Corporation. Prior to that time, the only PG&E Corporation employees who could participate in the retirement plan were individuals who had previously been employed by the Utility and participated in the Retirement Plan and were subsequently transferred to PG&E Corporation.

(2)
In 2003, Mr. Pruett purchased 1.75 years of credited service in the PG&E Corporation Supplemental Executive Retirement Plan. Effective January 1, 2005, purchases of additional service were no longer allowed.

(3)
Effective July 1, 2003, Mr. Darbee became a participant in the SERP with five years of credited service. He received an additional five years of credited service on July 1, 2008. As of February 2010, the Compensation Committee no longer grants additional years of credited service under the SERP.

(4)
Mr. Cox is not eligible for pension benefits.

(5)
Mr. Keenan received 1.5 years of credited service under the PG&E Corporation Supplemental Executive Retirement Plan for each year of actual service. As of February 2010, the Compensation Committee no longer grants additional years of credited service under the SERP.

Detailed information regarding compensation reported in the Pension Benefits table can be found in the CD&A. Assumptions used in calculating the present value of accumulated pension benefits are the same as were used in preparing PG&E Corporation's and the Utility's 2011 financial statements. Assumptions are set forth in the 2011 Annual Report.

Pension benefits are provided to executive officers under two plans. The Utility provides retirement benefits to all of its employees, including its officers, under the Pacific Gas and Electric Company Retirement Plan ("Retirement Plan"), which is a tax-qualified defined benefit pension plan. The Retirement Plan historically also has covered a significant number of PG&E Corporation's employees and officers. As of April 1, 2007, all PG&E Corporation employees and officers are eligible to participate in the Retirement Plan.

A participant may begin receiving tax-qualified pension benefits at age 55, but benefits will be reduced unless the individual has at least 35 years of service. At age 65, a participant becomes eligible for an unreduced pension, irrespective of the years of service. Between age 55 and age 65, any pension benefit may be reduced based on the number of years of service, and in accordance with pre-set charts set forth in the Retirement Plan. The benefit formula is 1.7 percent of the average annual salary for the last 36 months of service multiplied by years of credited service. The default form of benefit is a single-life annuity for unmarried participants at retirement or a 50 percent joint spousal annuity for married participants. However, other types of joint pensions are available.

Mr. Darbee, Mr. Rosenberg, and Mr. Keenan all were retirement-eligible when they left PG&E Corporation or the Utility (as the case may be). No current NEOs are eligible for unreduced benefits under the tax-qualified pension.

PG&E Corporation has also adopted a non-tax-qualified defined benefit pension plan that provides benefits to officers and key employees. The benefit formula under the PG&E Corporation Supplemental Executive Retirement Plan ("SERP") is 1.7 percent of the average of the three highest combined salary and annual STIP payments during the last 10 years of service, multiplied by years of credited service. The benefit payable from the SERP is reduced by any benefit payable from the Retirement Plan. Payments are in the form of a single life annuity or, at the election of the officer, a joint spousal annuity. Normal retirement age is 65. Benefits may begin earlier, subject to reduction depending on years of credited service.

With respect to the SERP, in February 2010, the Compensation Committee adopted a policy against crediting additional years of service for participants under this plan.

Additional information regarding the plans that provide these pension benefits and the Compensation Committee's decisions regarding these plans, including any previous decision to grant additional years of service, are provided in the CD&A.

Non-Qualified Deferred Compensation – 2011

This table provides information for 2011 for each individual named in the Summary Compensation Table regarding such individual's accounts in non-qualified defined contribution plans and other deferred compensation plans as of December 31, 2011.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)(3)

A. F. Earley, Jr.	0	6,020	0	0	6,020
C. P. Johns	0	23,054	(47,799)	0	4,331,380
K. M. Harvey	0	15,327	(25,991)	0	374,626
H. Park	0	14,798	(1,515)	0	68,954
G. S. Pruett	0	4,401	(2,385)	0	50,429
N. Stavropoulos	150,000	2,040	1	0	152,041
D. B. Mistry	0	4,011	124	0	15,253
C. L. Cox	0	0	(9,098)	0	79,888
P. A. Darbee	0	0	88,636	262,235	2,641,283
R. L. Rosenberg	0	2,696	65	0	44,660
J. S. Keenan	0	141,265	(87,217)	361,734	468,325
S. A. Cherry	0	0	5	0	1,036
(1)
Includes the following amounts that were earned and reported for 2011 as compensation in the Summary Compensation Table and credited to the officer's deferred compensation account on February 1, 2012: Mr. Earley $6,020, Mr. Johns $23,054, Mr. Harvey $15,327, Mr. Park $14,798, Mr. Pruett $4,401, Mr. Stavropoulos $2,040, and Mr. Mistry $4,011.

(2)
Represents earnings from the supplemental retirement savings plans described below (except with respect to Mr. Cox). Includes the following amounts that were reported for 2011 as compensation in the Summary Compensation Table: Mr. Johns $45, Mr. Harvey $153, Mr. Pruett $17, Mr. Mistry $3, and Mr. Darbee $6,160.

(3)
Includes the following amounts that were reported as compensation in the Summary Compensation Table for 2011 and prior years: Mr. Earley $6,020, Mr. Johns $2,644,387, Mr. Harvey $38,237, Mr. Park $82,045, Mr. Pruett $4,401, Mr. Stavropoulos $152,040, Mr. Mistry $4,011, Mr. Rosenberg $41,692, Mr. Keenan $21,282, and Ms. Cherry $1,031.

The table presents balances from both the PG&E Corporation Supplemental Retirement Savings Plan for deferrals made prior to January 1, 2005, and the PG&E Corporation 2005 Supplemental Retirement Savings Plan ("SRSP") for deferrals made on and after January 1, 2005 (except with respect to Mr. Cox, who served as an interim non-employee officer of PG&E Corporation).

PG&E Corporation will also contribute an amount equal to any employer contributions due under the 401(k) plan that were not made due to limitations under Internal Revenue Code Sections 401(m), 401(a)(17), or 415.

Under the SRSP, officers also may defer 5 percent to 50 percent of their base salary, and all or part of their perquisite allowance, STIP payment, and performance share award if settled in cash. SISOPs must be deferred pursuant to the terms of the Executive Stock Ownership Program.

Earnings are calculated based on the performance of the following funds available in the 401(k) plan: Large Company Stock Index Fund (2011 return of 2.1 percent), Small Company Stock Index Fund (2011 return of -3.8 percent), International Stock Index Fund (2011 return of -12.1 percent), Total U.S. Stock Index Fund (2011 return of 1.1 percent), Emerging Markets Enhanced Index Fund (2011 return of -18.5 percent), World Stock Index Fund (2011 return of -7.1 percent), Bond Index Fund (2011 return of 7.8 percent), U.S. Government Bond Index Fund (2011 return of 9.0 percent), Target Date Fund 2010 (2011 return of 6.9 percent), Target Date Fund 2015 (2011 return of 7.4 percent), Target Date Fund 2020 (2011 return of 6.0 percent), Target Date Fund 2025 (2011 return of 5.1 percent), Target Date Fund 2030 (2011 return of 3.6 percent), Target Date Fund 2035 (2011 return of 1.5 percent), Target Date Fund 2040 (2011 return of 0.1 percent), Target Date Fund 2045 (2011 return of 0.1 percent), Target Date Fund 2050 (2011 return of 0.0 percent), and Retirement Income Fund (2011 return of 4.7 percent). The following funds, also available in the 401(k) plan, were added in July 2011: Target Date Fund 2055, Money Market Investment Fund, and the Short Term Bond Index Fund. At the same time, the Stable Value Fund was removed. Other available measures are the PG&E Corporation Phantom Stock Fund, which mirrors an investment in PG&E Corporation common stock (2011 return of -9.8 percent), and the Aa Utility Bond Fund. The Aa Utility Bond Fund accrues interest based on the long-term corporate bond yield average for Aa utilities reported by Moody's Investors Service (yields reported during 2011 ranged from 3.9 percent to 5.4 percent). Pre-2005 deferrals are limited to the Large Company Stock Index Fund, the PG&E Corporation Phantom Stock Fund, and the Aa Utility Bond Fund. In general, the earnings measures are selected by the officer and may be reallocated subject to restrictions imposed by regulations of the SEC. However, SISOP deferrals may only be invested in the PG&E Corporation Phantom Stock Fund and may not be reallocated.

Pre-2005 deferrals may be distributed in 1 to 10 installments commencing in January of the year following termination of employment. For deferrals made in 2005 and thereafter, distributions may be made seven months after termination of employment or in January of a year specified by the officer. Earlier distributions may be made in the case of an officer's death. The plan administrator may, in its discretion, permit earlier withdrawals as requested by participants to meet unforeseen emergencies.

Mr. Cox is eligible to participate in the PG&E Corporation 2005 Deferred Compensation Plan for Non-Employee Directors. Participants may defer all retainer fees, all meeting fees, or both. Earnings are calculated based on performance of the Aa Utility Bond Fund and the PG&E Corporation Phantom Stock Fund (which are described in the discussion above regarding officer deferred compensation plans).

Deferrals from the non-employee directors are distributed in the seventh month of the year following the director's termination, unless the director elects a lump-sum distribution in January or a subsequent year, or elects to receive the distributions or in 1 to 10 annual installments. Earlier distributions may be made in the case of a non-employee director's death. The Compensation Committee may, in its discretion, permit earlier withdrawals as requested by participants to meet unforeseen emergencies.

Potential Payments upon Resignation, Retirement, Termination,
Change in Control, Death, or Disability

The executive officers named in the Summary Compensation Table are eligible to receive certain benefits upon termination, or when a Change in Control (as defined in the PG&E Corporation Officer Severance Policy) occurs and the executive is terminated in connection with the Change in Control or the acquiring company does not continue existing LTIP awards.

The following discussion of potential payments upon termination or a Change in Control assumes that the value of any stock-based compensation received was set at $41.22 per share, which was the closing price of a share of PG&E Corporation common stock on December 31, 2011. The tables below generally exclude amounts that represent payment for services already rendered (such as unpaid and earned salary) and that would be due to the executive officer even if the individual had remained employed with PG&E Corporation or the Utility (as the case may be), as well as amounts for post-retirement benefits that would be available to employees generally. The table also excludes any deferred compensation that would be payable at the time of the separation event. These amounts are reflected earlier in the proxy statement, in the table entitled "Non-Qualified Deferred Compensation—2011."

This table estimates potential payments for each individual named in the Summary Compensation Table as if that individual terminated from employment or an applicable Change in Control event occurred effective December 31, 2011. Actual cash and equity received on December 31, 2011 would be less than the full amount, as many of these benefits will be paid out over several years.

Name	Resignation/ Retirement(1) ($)	Termination For Cause ($)	Termination Without Cause ($)(2)	Change in Control(3) ($)	Death or Disability ($)
A. F. Earley, Jr.
Value of Accumulated Pension Benefits	71,423	71,423	71,423	71,423	37,948
Value of Stock Awards Vesting(4)	265,873	0	265,873	3,425,801	3,425,801
Severance Payment	0	0	0	0	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(5)	378,788	0	378,788	378,788	378,788
Health Care Insurance	0	0	0	0	0
Career Transition	0	0	0	0	0
Relocation(6)	25,000	25,000	25,000	25,000	25,000
Total	741,084	96,423	741,084	3,901,012	3,867,537
C. P. Johns
Value of Accumulated Pension Benefits	2,840,004	2,840,004	2,840,004	2,840,004	1,494,302
Value of Stock Awards Vesting(4)	0	0	2,334,911	3,954,730	3,954,730
Severance Payment	0	0	2,469,250	3,694,313	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(5)	525,938	0	525,938	525,938	525,938
Health Care Insurance	0	0	40,706	0	0
Career Transition	0	0	15,000	0	0
Total	3,365,942	2,840,004	8,225,809	11,014,985	5,974,970
K. M. Harvey
Value of Accumulated Pension Benefits	4,619,572	4,619,572	4,619,572	4,619,572	3,246,991
Value of Stock Awards Vesting(4)	0	0	833,162	1,498,461	1,498,461
Severance Payment	0	0	1,895,670	2,837,363	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(5)	388,238	0	388,238	388,238	388,238
Health Care Insurance	0	0	40,706	0	0
Career Transition	0	0	15,000	0	0
Total	5,007,810	4,619,572	7,792,348	9,343,634	5,133,690
H. Park
Value of Accumulated Pension Benefits	697,201	697,201	697,201	697,201	370,068
Value of Stock Awards Vesting(4)	0	0	1,187,499	1,769,115	1,769,115
Severance Payment	0	0	1,760,425	2,635,722	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(5)	310,695	0	310,695	310,695	310,695
Health Care Insurance	0	0	40,706	0	0
Career Transition	0	0	15,000	0	0
Total	1,007,896	697,201	4,011,526	5,412,733	2,449,878

Name	Resignation/ Retirement(1) ($)	Termination For Cause ($)	Termination Without Cause ($)(2)	Change in Control(3) ($)	Death or Disability ($)
G. S. Pruett
Value of Accumulated Pension Benefits	2,998,124	2,998,124	2,998,124	2,998,124	1,990,647
Value of Stock Awards Vesting(4)	0	0	347,671	552,450	552,450
Severance Payment	0	0	1,053,150	1,576,963	0
Tax Restoration	0	0	0	821,920	0
Short-Term Incentive Plan Award(5)	174,604	0	174,604	174,604	174,604
Health Care Insurance	0	0	14,076	0	0
Career Transition	0	0	15,000	0	0
Total	3,172,728	2,998,124	4,602,625	6,124,061	2,717,701
N. Stavropoulos
Value of Accumulated Pension Benefits	48,133	48,133	48,133	48,133	24,556
Value of Stock Awards Vesting(4)	0	0	0	1,426,732	1,426,732
Severance Payment	0	0	447,563	447,563	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(5)	159,687	0	159,687	159,687	159,687
Health Care Insurance	0	0	29,546	29,546	0
Career Transition	0	0	15,000	15,000	0
Total	207,820	48,133	699,929	2,126,661	1,610,975
D. B. Mistry
Value of Accumulated Pension Benefits	1,223,625	1,223,625	1,223,625	1,223,625	649,877
Value of Stock Awards Vesting(4)	0	0	314,970	480,683	480,683
Severance Payment	0	0	717,620	717,620	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(5)	147,521	0	147,521	147,521	147,521
Health Care Insurance	0	0	14,076	14,076	0
Career Transition	0	0	15,000	15,000	0
Total	1,371,146	1,223,625	2,432,812	2,598,525	1,278,081
C. L.Cox
Value of Accumulated Pension Benefits	0
Value of Stock Awards Vesting(4)	0
Severance Payment	0
Tax Restoration	0
Short-Term Incentive Plan Award(5)	0
Health Care Insurance	0
Career Transition	0
Total	0
P. A. Darbee
Value of Accumulated Pension Benefits(7)	12,617,150
Value of Stock Awards Vesting(4)	8,094,327
Severance Payment	0
Tax Restoration	0
Short-Term Incentive Plan Award(5)	402,617
Health Care Insurance	0
Career Transition	0
Total	21,114,094
R. L. Rosenberg
Value of Accumulated Pension Benefits(7)			1,275,457
Value of Stock Awards Vesting(4)			1,425,330
Severance and Separation Payment			1,709,232
Tax Restoration			0
Short-Term Incentive Plan Award(5)			251,237
Health Care Insurance(8)			0
Career Transition(8)			15,000
Total			4,676,256

Name	Resignation/ Retirement(1) ($)	Termination For Cause ($)	Termination Without Cause ($)(2)	Change in Control(3) ($)	Death or Disability ($)
J. S. Keenan
Value of Accumulated Pension Benefits(7)			2,130,579
Value of Stock Awards Vesting(4)			1,967,078
Severance Payment			3,228,683
Tax Restoration			0
Short-Term Incentive Plan Award(5)			0
Health Care Insurance(8)			0
Career Transition(8)			0
Total			7,326,340
S. A. Cherry
Value of Accumulated Pension Benefits	90,206	90,206	90,206	90,206	48,341
Value of Stock Awards Vesting(4)	0	0	170,347	303,516	303,516
Severance Payment	0	0	619,059	619,059	0
Tax Restoration	0	0	0	0	0
Short-Term Incentive Plan Award(5)	95,339	0	95,339	95,339	95,339
Health Care Insurance	0	0	0	0	0
Career Transition	0	0	15,000	15,000	0
Total	185,545	90,206	989,951	1,123,120	447,196
(1)
Because Mr. Darbee retired during 2011, information is not included with respect to potential payments in other scenarios. Mr. Cox's service as interim Chairman, CEO, and President ended on September 12, 2011. No benefit was realized in association with Mr. Cox's termination of service.

(2)
Because Mr. Rosenberg and Mr. Keenan were severed without cause during 2011, information is not included with respect to potential payments in other scenarios.

(3)
Payments made in connection with a Change in Control may require shareholder approval, pursuant to the PG&E Corporation Golden Parachute Restriction Policy, discussed below.

(4)
Based on performance through December 31, 2011, no payments would be made with respect to outstanding performance shares. With respect to Mr. Darbee, Mr. Rosenberg, and Mr. Keenan, the value includes stock awards outstanding on December 31, 2011 for which vesting will continue and, in addition, the value of RSUs and SISOPs that vested immediately upon their retirement or termination.

(5)
Assumes an overall STIP performance score of 1.0, except where otherwise noted in the narrative following this table. Mr. Keenan relinquished his STIP opportunity under the terms of his severance agreement.

(6)
Mr. Earley waived his rights under the Officer Severance Policy in return for reasonable costs for relocation to Detroit upon separation from employment.

(7)
With respect to Mr. Darbee, Mr. Rosenberg, and Mr. Keenan, pension benefits include both the value at December 31, 2011 and the amount of pension benefits paid during 2011.

(8)
Mr. Keenan relinquished his health care insurance payments and transition services under the terms of his severance agreement.

Pension Benefits in General

If an officer is terminated for any reason, that officer is entitled to receive accrued and vested pension benefits, as described in the narrative accompanying the "Pension Benefits—2011" table.

If an officer's employment is terminated due to the officer's death, the amount of pension benefits depends on the officer's age and the number of years worked at PG&E Corporation and the Utility. If (1) the officer was at least 55 years of age, or (2) the combined total of his or her age and the number of years worked exceeded 70, then the officer's surviving spouse or beneficiary would be entitled to an immediate payment of 50 percent of the single life pension benefit that would otherwise have been available to the officer at age 65. For all other officers, the pre-retirement survivor's benefit would commence in the month that starts the day after that officer would have reached age 55. The value of this benefit would be 50 percent of the single life pension benefit that would otherwise have been available to the officer at age 55.

If an officer's employment is terminated by reason of disability, the officer is entitled to pension payments consistent with benefits paid upon resignation. These payments are detailed above in the table entitled "Potential Payments Upon Resignation, Retirement, Termination, Change in Control, Death, or Disability."

Potential Payments – Resignation/Retirement

LTIP Awards. Unvested restricted stock, RSUs, performance shares, and SISOPs generally are cancelled upon resignation.

However, if the individual's resignation also qualifies as a "retirement" under the LTIP or its predecessor (the PG&E Corporation Long-Term Incentive Program), (1) unvested annual restricted stock and RSU awards continue to vest as if the officer remained employed (unless retirement occurs within two years following a Change in Control, in which case the underlying shares vest and are paid out within 60 days following the retirement), (2) unvested performance shares continue to vest as if the officer remained employed, and (3) unvested SISOPs immediately vest and are payable seven months following termination of employment. None of the NEOs employed as of December 31, 2011 were retirement-eligible under the LTIP as of December 31, 2011.

With respect to Mr. Darbee's retention grants of RSUs that he received in 2008 and 2009, a prorated portion of these awards vested immediately upon Mr. Darbee's retirement, in accordance with the percentage of time that he was employed by PG&E Corporation during the applicable vesting period.

With respect to Mr. Earley's one-time supplemental RSU and performance share awards, upon resignation a prorated portion of these awards would continue to vest. His initial awards would be treated in the same manner as other awards and be cancelled upon resignation.

STIP. At the time that STIP awards are paid, the Compensation Committee may, in its discretion, provide a STIP payment to any NEO who retired during the applicable performance period. Such payment generally would reflect the STIP performance score applicable to active employees, and would be prorated to reflect the amount of time that the retired NEO was employed during the performance period.

Post-Retirement Benefits. Upon retirement, all company employees are eligible to receive benefits under the Post-Retirement Life Insurance Plan of Pacific Gas and Electric Company. If an employee retires at age 55 or older with at least 15 years of service ("qualifying retirement") with the companies and their subsidiaries, the value of the benefit may increase, depending on factors such as the date of hire and position with the company at retirement. None of the NEOs would have been eligible for enhanced life-insurance related benefits if they had retired on December 31, 2011. However, upon qualifying retirement, the NEOs would receive a cash benefit equal to the present value of a post-retirement life insurance policy with coverage equal to the NEO's last 12 months of salary.

The Utility and Mr. Keenan also entered into a settlement agreement on April 5, 2011 to resolve Mr. Keenan's claims against the Utility for certain pension and post-retirement benefits. Under the settlement agreement, Mr. Keenan will receive an additional payment of $950,234 consisting of (1) $700,234 (the present value of the difference between Mr. Keenan's accrued pension benefits on April 30, 2011 and the amount of pension benefits that he would have received if he had remained employed through December 31, 2012) and (2) $250,000 (the estimated cost to Mr. Keenan to replace future health care insurance for himself and his family that would have been available under the Utility's post-retirement medical plan). One-sixth of the additional payment was paid to Mr. Keenan on November 30, 2011, and the remainder is being paid in 30 equal monthly installments beginning on December 31, 2011. In the event of Mr. Keenan's death, his heirs will be entitled to receive any remaining payments. Mr. Keenan agreed to fully cooperate with respect to any claim, litigation, or judicial, arbitral, or investigative proceeding initiated by any private party or by any regulator, governmental entity, or self-regulatory organization, that relates to or arises from any matter with which he was involved during his employment with the Utility or that concerns any matter of which he has information or knowledge.

Potential Payments – Termination for Cause

Application. As provided in the PG&E Corporation Officer Severance Policy, in general, an officer is terminated "for cause" if the officer's employer determines in good faith that the officer has engaged in, committed, or is responsible for:

•
Serious misconduct, gross negligence, theft, or fraud against PG&E Corporation and/or the officer's employer,

•
Refusal or unwillingness to perform his or her duties,

•
Inappropriate conduct in violation of PG&E Corporation's equal employment opportunity policy,

•
Conduct that reflects adversely upon, or making any remarks disparaging of, PG&E Corporation, its Board, officers, or employees, or its affiliates or subsidiaries,

•
Insubordination,

•
Any willful act that is likely to have the effect of injuring the reputation, business, or business relationship of PG&E Corporation or its subsidiaries or affiliates,

•
Violation of any fiduciary duty, or

•
Breach of any duty of loyalty.

Incentive Compensation. If an officer is terminated for cause, that officer is not eligible to receive a STIP payment for that year. All outstanding restricted stock, performance shares, RSUs, and SISOPs are cancelled.

Potential Payments – Termination Without Cause

PG&E Corporation Officer Severance Policy. The PG&E Corporation Officer Severance Policy, which covers most officers of PG&E Corporation and its subsidiaries, including the NEOs, provides benefits if a covered officer is terminated without cause. For these purposes, "cause" has the same meaning as described above in the section entitled "Potential Payments—Termination for Cause."

These severance benefits were modified during 2012, as noted in the section of the CD&A entitled "February 2012 Modifications to Officer Severance Program."

LTIP Awards. Termination provisions are described in the Officer Severance Policy and LTIP award agreements. Unvested annual RSU awards generally continue to vest for a number of months equivalent to the severance multiple applicable to that officer as set forth in the Officer Severance Policy (i.e., the number of months employed up to 18 months or 24 months, depending on officer level). Unvested performance shares vest proportionately based on the number of months during the performance period that the officer was employed divided by 36 months, and are settled, if at all, at the end of the applicable performance period. Two-thirds of unvested SISOPs vest, and the remaining unvested SISOPs are forfeited.

If the officer is at least 55 years of age with at least five years of service, his or her termination without cause is treated as a retirement under the terms of the LTIP (and its predecessor). (Please see the section entitled "Potential Payments—Resignation/Retirement" for a discussion of vesting provisions.)

With respect to Mr. Earley's initial RSU award, if he has completed three years of employment, upon termination without cause, a prorated portion of the award would continue to vest. With respect to his initial performance share award, all outstanding performance shares would be cancelled in the event of a termination without cause. With respect to his one-time supplemental RSU and performance share awards, upon termination without cause, a prorated portion of these awards would continue to vest.

Severance Payment. Pursuant to the Officer Severance Policy, the officer is entitled to a lump-sum payment of up to one and one-half or two times annual base salary and STIP target (the applicable severance multiple being dependent on an officer's level). Mr. Earley has waived his rights to cash severance payments under the Officer Severance Policy.

STIP. If an officer is terminated without cause before December 31 of a given year and has less than six months of service in the year, the officer is not eligible for that year's STIP award. If the officer is terminated before December 31 and has at least six months of service in the year, he or she is eligible for a prorated STIP award for that year, if any. Mr. Earley has waived his rights to these amounts under the Officer Severance Policy. If the officer is terminated on December 31, he or she is eligible for that year's STIP award, if any.

Miscellaneous Benefits. The officer is entitled to payment of health care insurance premiums for 18 months after termination, and career transition services. Mr. Earley has also waived these benefits.

Covenants. In consideration for severance benefits other than those relating to LTIP awards, (1) the officer agrees not to divulge any confidential or privileged information obtained during his or her employment, (2) during a period equal to the severance multiple, the officer agrees to a covenant to, among other things, refrain from soliciting customers and employees, and (3) the officer also agrees to assist in legal proceedings as reasonably required during this period.

Potential Payments – Change in Control

Benefits in connection with a Change in Control are provided by the Officer Severance Policy, the LTIP and related award agreements, and the Executive Stock Ownership Program.

Change-in-control benefits require a "double trigger" and are not payable based on a "change-in-control" event alone. In other words, benefits under the Officer Severance Policy also require that the officer be severed. LTIP award agreements require that either the officer be severed, or that the successor entity fail to assume or continue the LTIP awards.

Benefits may be limited by the PG&E Corporation Golden Parachute Restriction Policy, which was adopted on February 15, 2006 and is discussed below.

These change-in-control severance benefits were modified during 2012, as noted in the section of the CD&A entitled "February 2012 Modifications to Officer Severance Program."

Definition of "Change in Control." The Officer Severance Policy and the LTIP both define a Change in Control as follows:

1.
Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any benefit plan for employees or any trustee, agent, or other fiduciary for any such plan acting in such person's capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of PG&E Corporation representing 20 percent or more of the combined voting power of PG&E Corporation's then outstanding securities,

2.
During any two consecutive years, individuals who at the beginning of that period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election, or the nomination for election by the shareholders of PG&E Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period,

3.
Any consolidation or merger of PG&E Corporation that is approved by the shareholders and consummated, if the consolidation or merger results in the former PG&E Corporation shareholders owning less than 70 percent of the voting power in the surviving entity (or parent of the surviving entity), or

4.
The shareholders of PG&E Corporation shall have approved:

a.
Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation, or

b.
Any plan or proposal for the liquidation or dissolution of PG&E Corporation.

For purposes of this definition, the term "combined voting power" means the combined voting power of the then outstanding voting securities of PG&E Corporation or the other relevant entity.

LTIP Awards. Annual equity grants accelerate or automatically vest (1) following a Change in Control, and (2) if (a) the successor company fails to continue or substitute previously granted awards in a manner that preserves the value of those awards, or (b) the award recipient is terminated in connection with a Change in Control during a set period of time before and after the Change in Control. Specific accelerations and vesting provisions are as follows (subject to any delays necessary to comply with Internal Revenue Code Section 409A):

1.
If a termination or constructive termination occurs within two years after a Change in Control, (a) unvested performance shares will vest upon termination of employment, and will be payable, if at all, at the completion of the performance period, (b) unvested RSUs will vest on the date of termination of employment and will be settled within 60 days after the date of termination, (c) unvested restricted stock will vest on the date of termination, and (d) unvested SISOPs will vest upon termination.

2.
If a termination or constructive termination occurs within three months before a Change in Control, (a) unvested performance shares will vest upon the date of the Change in Control and will be payable, if at all, at the completion of the performance period, (b) unvested RSUs (including RSUs that would have otherwise been forfeited after the end of any continued vesting period) will vest on the date of the Change in Control and will be settled consistent with the normal vesting schedule, (c) unvested restricted stock will vest on the date of the Change in Control, and (d) unvested SISOPs will vest upon termination.

3.
If there is a Change in Control and the acquiring company does not assume, continue, or substitute the LTIP awards with substantially equivalent awards, (a) unvested performance shares will vest upon the date of the Change in Control and will be payable, if at all, at the completion of the original performance period, but based on a payout factor measuring TSR for the period from the beginning of the performance period to the date of the Change in Control, (b) unvested RSUs will vest on the date of the Change in Control and will be paid according to the normal vesting schedule (subject to the earlier settling provisions for other termination scenarios), (c) unvested restricted stock will vest on the date of the Change in Control, and (d) SISOPs will vest on the date of the Change in Control.

Severance Payment. The Officer Severance Policy provides alternative enhanced "change-in-control" severance benefits to officers of PG&E Corporation at the Senior Vice President level or higher, and the principal executive officer of any entity listed in the Officer Severance Policy, which typically includes PG&E Corporation's primary subsidiaries (covered officers). Other officers who are terminated during a Change in Control, would be eligible for standard severance benefits, as discussed in the section entitled "Potential Payments—Termination Without Cause."

If a covered officer is terminated without cause or is constructively terminated in connection with a Change in Control (which includes termination prior to a Potential Change in Control as defined in the Officer Severance Policy), the Officer Severance Policy provides for a lump-sum payment equal to the total of:

1.
Unpaid base salary earned through the termination date,

2.
Any accrued but unpaid vacation pay, and

3.
Three times the sum of target STIP for the fiscal year in which termination occurs and the officer's annual base salary in effect immediately before either the date of termination or the Change in Control, whichever base salary is greater.

For these purposes, "cause" means:

(i)
The willful and continued failure of the executive officer to perform substantially his or her duties with PG&E Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the executive officer by the Board or the CEO of PG&E Corporation, which specifically identifies the manner in which the Board or the CEO believes that the executive officer has not substantially performed the executive officer's duties, or

(ii)
The willful engagement by the executive officer in illegal conduct or gross misconduct which is materially demonstrably injurious to PG&E Corporation.

Constructive termination includes resignation in connection with conditions that constitute Good Reason as defined in the Officer Severance Policy (which, among other things, includes a material diminution in duties, authority, or base compensation).

STIP. If a covered officer is terminated without cause (as defined above) or is constructively terminated in connection with a Change in Control, the officer will receive a lump-sum payment equal to the total of the officer's target STIP calculated for the fiscal year in which termination occurs.

Tax Reimbursement. On February 15, 2011, the Compensation Committee determined that excise tax reimbursements (gross-ups) on change-in-control severance benefits would be eliminated. An officer's aggregate change-in-control benefits will be reduced to levels that do not trigger the excise tax, but only if doing so would be more beneficial to the officer on an after-tax basis. This amendment was effective immediately for officers who became or become eligible for change-in-control severance benefits after February 15, 2011. For officers who were eligible for the excise tax gross-up, the terms of the Officer Severance Policy provide that this type of change cannot be effective until three years after notice. Therefore, elimination of the tax gross-up for existing eligible executive officers will occur in March 2014.

Prior to the amendment described above, the Officer Severance Policy provided that officers who were eligible for severance benefits upon a Change in Control also would be reimbursed for the value of any excise taxes levied upon the severance benefit under Internal Revenue Code Section 4999. Until the February 2012 amendment, the excise tax gross-up provisions of the Officer Severance Policy had not been amended since they were first adopted in 1999. There are no other policies, arrangements, or agreements that provide for excise tax gross-ups to any

NEOs or any other current officers of PG&E Corporation or the Utility. Additionally, no new individual has become a beneficiary of the excise tax gross-up provisions of the Officer Severance Policy since the beginning of 2011.

Other Benefits. Upon a termination in connection with a Change in Control, certain benefits conditioned upon continued future employment, such as additional years of credited service previously granted under the Supplemental Executive Retirement Plan ("SERP"), are accelerated. In February 2010, the Compensation Committee adopted a policy against crediting additional years of service for participants under the SERP.

PG&E Corporation Golden Parachute Restriction Policy. Benefits provided in connection with a Change in Control also are subject to the Golden Parachute Restriction Policy. This Policy was adopted on February 15, 2006 in response to a shareholder proposal that was approved by shareholders at PG&E Corporation's 2005 annual meeting.

The Golden Parachute Restriction Policy requires shareholder approval of executive severance payments provided in connection with a Change in Control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer's base salary and target annual bonus.

The policy specifically applies to the value of cash, special benefits, or perquisites that are due to the executive following or in connection with both (1) a Change in Control, and (2) the termination or constructive termination of an officer covered by the Officer Severance Policy. It does not apply to the value of benefits that would be triggered by a Change in Control without severance, or to the value of benefits that would be triggered by severance in the absence of a Change in Control. The Golden Parachute Restriction Policy also does not apply to certain enumerated payments, including, among others, compensation for services rendered prior to termination, tax restoration payments, and accelerated vesting or settlement of equity awards.

Potential Payments – Termination Due to Death or Disability

With respect to annual LTIP grants, upon a participant's death or disability:

•
Unvested shares of restricted stock vest on the next annual vesting date.

•
Upon a participant's death or Disability (as defined under Internal Revenue Code Section 409A) while employed, unvested RSUs vest immediately and will be settled within 60 days. Upon a participant's death or Disability following termination, unvested RSUs and any RSUs that would have vested under a continued vesting period (e.g., upon retirement) vest immediately and will be settled within 60 days.

•
Unvested performance shares vest immediately. Vested shares are payable, if at all, as soon as practicable after completion of the performance period relevant to the performance share award.

•
SISOPs vest immediately after death and are payable as soon as practicable.

Vested LTIP awards are payable to the officer's designated beneficiary(ies), or otherwise in accordance with the officer's instructions or by law.

Item No. 4:
PG&E Corporation Shareholder Proposal

To Be Voted on by PG&E Corporation Shareholders Only

The shareholder proposal and related supporting statement represent the views of the shareholder who submitted them, and not the views of PG&E Corporation. PG&E Corporation is not responsible for, and does not endorse, the content of any shareholder proposal or supporting statement. This shareholder proposal and supporting statement is included in this Joint Proxy Statement pursuant to rules established by the SEC.

Item No. 4: Shareholder Proposal

Mr. Peter B. Kaiser, 1949 Yosemite Street, Seaside, California 93955, beneficial owner of 162 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

SUBJECT: SHAREHOLDER RESOLUTION FOR NEUTRAL PG&E PERSONNEL POLICIES

Whereas, our company seeks to hire the most qualified person and has most likely not had a policy discriminating against any person, or groups of persons, for any reason.

Whereas, it would be inappropriate and possibly illegal to ask a job applicant or employee about their sexual interests, inclinations and activities.

Whereas, it is similarly inappropriate and legally problematic for employees to discuss personal sexual matters while on the job.

Whereas, unlike the issues of race, age, gender and certain physical disabilities, it would be impossible to discern a person's sexual orientation from their appearance.

Whereas, unless an employee chooses to talk about their sexual interests or activities while working, the issue of sexual orientation is, essentially, moot.

Whereas, according to the website of the Human Rights Campaign (HRC), the largest national lesbian, gay, bisexual, and transgender political organization, "an inclusive non-discrimination policy (one that refers to sexual orientation) is a key facet of the rationale for extending domestic partner benefits." The HRC adds, "Establishing a benefits policy that includes your company's gay and lesbian employees is a logical outgrowth of your company's own non-discrimination policy...."

Whereas, domestic partner benefit policies pay employee benefits based on the employee engaging in unmarried, homosexual relations. These relations have been condemned by the major traditions of Judaism, Christianity and Islam for a thousand years or more.

Whereas, the Armed Forces of the United States is one of the largest and most diverse organizations in the world. They protected the security of us all while adhering to a "don't ask, don't tell policy" regarding sexual interests for 18 years from 1993-2011.

Whereas, our company does not discriminate against tobacco users when they apply for a job even though they are not protected by any employment clause. It also does not pay tobacco users special benefits based on their engaging in this personally risky behavior.

Whereas, those who engage in homosexual sex are at a significantly higher risk for HIV/AIDS and other sexually transmitted diseases.

Whereas, marriage between heterosexuals has been protected and encouraged by a wide range of societies, cultures and faiths for ages.

Resolved: the shareholders request that PG&E form a committee to implement ways to formulate an equal employment opportunity policy which complies with all federal, state and local regulations but does not make reference to any matters related to sexual interests, activities or orientation.

Statement: While the legal institution of marriage between a man and a woman should be protected, the sexual interests, inclinations and activities of all employees should be a private matter, not a corporate concern. PG&E annually contributes thousands of dollars to several homosexual and lesbian groups. PG&E also gave $250,000 from the stockholders in 2008 to support a homosexual organization for NO on Proposition 8 to defeat Traditional Marriage (Marriage is only between a man and a woman).

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

PG&E Corporation is deeply committed to providing equal employment opportunity and maintaining a workplace that is free from harassment and discrimination for all of its employees. This commitment is consistent with the Corporation's legal obligations, and is reflected in policy statements, training materials, mandatory postings, and provisions of several collective bargaining agreements.

PG&E Corporation's formal equal employment opportunity statement ("Policy Statement") states, among other things:

  "It is our policy that all employees have equal opportunities for jobs, training and promotions regardless of race, color, national origin, ancestry, sex, age, religion, physical or mental disability, medical condition, veteran status, marital status, pregnancy, sexual orientation, gender identity, genetic information or any other factor that is not related to the job."

The proposed amendment to the Policy Statement (i.e., deletion of any reference to sexual orientation) would make the Policy Statement inconsistent with California state law, which prohibits harassment and discrimination on the basis of sexual orientation. It also would be inconsistent with PG&E Corporation's actual policies and practices of seeking to protect its employees against discrimination and harassment based on sexual orientation.

Implementing the proposal and amending the Policy Statement would be contrary to the fact that PG&E Corporation is committed to protecting its employees against discrimination and harassment of any nature, including discrimination and harassment based on sexual orientation. This would also conflict with the Corporation's value of respecting each other and celebrating our diversity.

For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Other Information

Principal Shareholders

The following table presents certain information regarding shareholders that PG&E Corporation and the Utility know are the beneficial owners of more than 5 percent of any class of voting securities of PG&E Corporation or the Utility as of March 9, 2012.

Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Pacific Gas and Electric Company stock(1)	PG&E Corporation(2) 77 Beale Street P.O. Box 770000 San Francisco, CA 94177	264,374,809		96.24%
PG&E Corporation common stock	BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	24,395,420	(3)	6.01%
PG&E Corporation common stock	Capital World Investors(4) 333 South Hope Street Los Angeles, CA 90071	36,260,500	(4)	8.90%
PG&E Corporation common stock	Franklin Resources, Inc.(5) One Franklin Parkway San Mateo, CA 94403	23,128,053	(5)	5.70%
PG&E Corporation common stock	State Street Corporation(6) One Lincoln Street Boston, MA 02111	21,325,246	(6)	5.30%
PG&E Corporation common stock	Wellington Management Company, LLP(7) 280 Congress Street Boston, MA 02210	22,530,283	(7)	5.55%
(1)
The Utility's common stock and preferred stock vote together as a single class. Each share is entitled to one vote.

(2)
As a result of the formation of the holding company on January 1, 1997, PG&E Corporation became the holder of all issued and outstanding shares of Utility common stock. As of March 9, 2012, PG&E Corporation held 100 percent of the issued and outstanding shares of Utility common stock, and neither PG&E Corporation nor any of its subsidiaries held shares of Utility preferred stock.

(3)
The information relates to beneficial ownership as of December 30, 2011, as reported in an amended Schedule 13G filed with the SEC on February 13, 2012 by BlackRock, Inc. ("BlackRock"). For these purposes, BlackRock has sole voting power and sole dispositive power with respect to all 24,395,420 shares of PG&E Corporation common stock held by BlackRock subsidiaries reported in the Schedule 13G, which include BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited, and BlackRock Investment Management (UK) Limited. Various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the common stock of PG&E Corporation.

(4)
The information relates to beneficial ownership as of December 30, 2011, as reported in a Schedule 13G filed with the SEC on February 10, 2012 by Capital World Investors. For these purposes, Capital World Investors has sole voting power with respect to 21,240,500 shares and shared voting power with respect to 0 shares of

  PG&E Corporation common stock and sole dispositive power with respect to all 36,260,500 shares of PG&E Corporation common stock held by Capital World Investors.

(5)
The information relates to beneficial ownership as of December 31, 2011, as reported in a Schedule 13G filed with the SEC on February 10, 2012 on behalf of Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. Messrs. Johnson and Johnson each own greater than 10% of the outstanding common stock of FRI. Each of FRI and the two Messrs. Johnson are considered beneficial owners of 23,128,053 shares of PG&E Corporation common stock. None of these three have voting or investment power over these shares. In general, FRI's investment management subsidiaries contractually have investment and/or voting power over securities owned by such investment management subsidiaries' clients. FRI's investment management subsidiaries include Franklin Advisers, Inc., Franklin Templeton Investments (Asia) Ltd., Templeton Asset Management Ltd., Templeton Investment Counsel, LLC, and Fiduciary Trust Company International. Franklin Advisers, Inc. also independently is beneficial owner of more than 5 percent of PG&E Corporation common stock, and has sole voting power with respect to 22,570,750 shares of PG&E Corporation common stock and sole dispositive power with respect to 22,770,750 shares of PG&E Corporation common stock.

(6)
The information relates to beneficial ownership as of December 31, 2011, as reported in a Schedule 13G filed with the SEC on February 9, 2012 by State Street Corporation. For these purposes, State Street Corporation has shared voting power and shared dispositive power with respect to all 21,325,246 shares of PG&E Corporation common stock held by State Street Corporation subsidiaries reported in the Schedule 13G, which include State Street Global Advisors France S.A., State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors Ltd., State Street Global Advisors, Australia Limited, State Street Global Advisors Japan Co., Ltd., State Street Global Advisors, Asia Limited, and SSARIS Advisors LLC.

(7)
The information relates to beneficial ownership as of December 31, 2011, as reported in a Schedule 13G filed with the SEC on February 14, 2012 by Wellington Management Company, LLP. For these purposes, Wellington Management Company, LLP has sole voting power with respect to 0 shares and shared voting power with respect to 7,180,142 shares of PG&E Corporation common stock, and shared dispositive power with respect to all 22,530,283 shares of PG&E Corporation common stock held by Wellington Management Company, LLP. Various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the common stock of PG&E Corporation.

Appendix A
PG&E Corporation

Corporate Governance Guidelines*

December 6, 2011

1.
Election of Directors

  All members of the Board of Directors of PG&E Corporation (the "Corporation") are elected each year and serve one-year terms. Directors are not elected for multiple-year, staggered terms.

2.
Composition of the Board

  The Board's membership is composed of qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the Corporation's operations and understand the complexities of the Corporation's business environment. The Board seeks to include a diversity of backgrounds, perspectives, and skills among its members. No member of the Board of Directors may be an employee of NYSE AMEX Equities or a floor member of that exchange.

3.
Independence of Directors

  All members of the Board have a fiduciary responsibility to represent the best interests of the Corporation and all of its shareholders.

  At least 75 percent of the Board is composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of nor consultants to the Corporation or its subsidiaries (except that prior service as an interim Chairman of the Board, Chief Executive Officer, President, or other Section 16 Officer for a period of less that one year shall not, alone, compromise a director's independence), (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of the Corporation serves as a member, and (3) otherwise meet the definition of "independence" set forth in applicable stock exchange rules. The Board must affirmatively determine whether a director is independent, and may develop categorical standards to assist the Board in determining whether a director has a material relationship with the Corporation, and thus is not independent. Such standards are set forth in Exhibit A to these Corporate Governance Guidelines.

*
The Pacific Gas and Electric Company Corporate Governance Guidelines are substantially similar to the PG&E Corporation Guidelines.

4.
Selection of Directors

  The Board nominates directors for election at the annual meeting of shareholders and selects directors to fill vacancies which occur between annual meetings. The Nominating and Governance Committee, in consultation with the Chairman of the Board and the Chief Executive Officer (CEO) (if the Chairman is not the CEO), reviews the qualifications of the Board candidates and presents recommendations to the full Board for action.

5.
Characteristics of Directors

  The Nominating and Governance Committee annually reviews with the Board, and submits for Board approval, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation.

  In general, the Nominating and Governance Committee will recommend, and the Board of Directors will re-nominate, an existing director for re-election to the Board of Directors if, among other things, the Committee and Board each believe that the individual would continue to be a productive and effective contributor to the Board, and that his or her continued service would serve the best interests of the Corporation.

6.
Selection of the Chairman of the Board and the Chief Executive Officer

  The Chairman of the Board and the Chief Executive Officer are elected by the Board.

  Based on the circumstances existing at a time that there is a vacancy in the office of either the Chairman of the Board or the Chief Executive Officer, the Board will consider whether the role of Chief Executive Officer should be separate from that of Chairman of the Board, and, if the roles are separate, whether the Chairman should be selected from the independent directors or should be an employee of the Corporation.

  At least annually, the Board will reassess the appropriateness of the Board leadership structure, based on the specific circumstances and characteristics of the Corporation at that time, including a review of whether the positions of Chairman and Chief Executive Officer should be separated.

7.
Assessing the Board's and Committees' Performance

  The Nominating and Governance Committee oversees the process for evaluating and assessing the performance of the Board, including Board committees. The Board or the Nominating and Governance Committee conduct an evaluation at least annually to determine whether the Board and its committees are functioning effectively. If the evaluation is conducted by the Nominating and Governance Committee, that Committee presents its conclusions to the full Board for review and concurrence. The Board evaluation includes an assessment of the Board's contribution as a whole and specific areas in which the Board and/or management believes a better contribution could be made. The purpose of the review is to increase the effectiveness of the Board as a whole. The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee conduct annual evaluations, and any other standing Board committee that meets on a regular basis conducts periodic evaluations. The Board committees provide the results of any evaluation to the Nominating and Governance Committee. These results are considered in the Board evaluation.

8.
Size of the Board

  As provided in paragraph I of Article Third of the Corporation's Articles of Incorporation, the Board is composed of no less than 7 and no more than 13 members. The exact number of directors is determined by the Board based on its current composition and requirements, and is specified in Article II, Section 1 of the Corporation's Bylaws.

9.
Advisory Directors

  The Board may designate future directors as advisory directors in advance of their formal election to the Board. Advisory directors attend Board and committee meetings, and receive the same compensation as regular directors. They do not, however, vote on matters before the Board. In this manner, they become familiar with the Corporation's business before assuming the responsibility of serving as a regular director.

10.
Directors Who Change Responsibilities

  Directors shall offer their resignations when they change employment or the major responsibilities they held when they joined the Board. This does not mean that such directors should leave the Board. However, the Board, via the Nominating and Governance Committee, should have the opportunity to review the appropriateness of such directors' nomination for re-election to the Board under these circumstances.

  Directors who are officers of the Corporation also shall offer their resignations upon retirement or other termination of active PG&E Corporation employment.

11.
Board of Directors Retirement Policy

  The Board may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 72; provided, however, if the Nominating and Governance Committee and Board determine that it is in the best interest of the Corporation to re-nominate a director who is 72 years old or older, or not re-nominate a director who is younger than 72 years, the Board retains the authority to do so.

12.
Compensation of Directors

  The Board sets the level of compensation for directors, based on the recommendation of the Compensation Committee, and taking into account the impact of compensation on director independence. Directors who are also current employees of the Corporation receive no additional compensation for service as directors.

  The Compensation Committee reviews periodically the amount and form of compensation paid to directors, taking into account the compensation paid to directors of other comparable U.S. companies. The Committee conducts its review with the assistance of outside experts in the field of executive compensation.

13.
Director Stock Ownership Guidelines

  In order to more closely align the interests of directors and the Corporation's shareholders, directors are encouraged to own a significant equity interest in the Corporation within a reasonable time after election to the Board. A director should own shares of the Corporation's common stock having a dollar value of at least five times the value of the then-applicable annual retainer paid for service on the Board. Ownership will be measured annually as of December 31 of each calendar year, based on the average closing price of a share of PG&E Corporation common stock as traded on the New York Stock Exchange for the last 30 trading days of the year. A director should achieve this ownership target within five years from the date of his or her election to the Board or the adoption of these amended guidelines (December 15, 2010), whichever is later. For purposes of calculating a director's level of share ownership, the following are included: (1) shares of PG&E Corporation common stock beneficially owned by the director (as determined in accordance with the rules of the Securities and Exchange Commission), and (2) PG&E Corporation restricted stock units and common stock equivalents held by the director.

14.
Meetings of the Board

  As provided in Article II, Section 4 of the Corporation's Bylaws, the Board meets regularly on previously determined dates. Board meetings shall be held at least quarterly. As provided in Article II, Section 5 of the Bylaws, the Chairman of the Board, the Chief Executive Officer, the President, the Chair of the Executive Committee, or any five directors may call a special meeting of the Board at any time.

  Each Board member is expected to regularly attend Board meetings and meetings of the committees on which the director serves (either in person or by telephone or other similar communication equipment), and to attend annual meetings of the Corporation's shareholders. Pursuant to proxy disclosure rules, the Corporation's proxy statement identifies each director who during the last fiscal year attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and each Board committee on which the director served.

15.
Lead Director

  The lead director shall be elected from among the independent chairs of the standing Board committees, and shall be elected by the independent directors based upon the recommendation of the Nominating and Governance Committee. The lead director must have at least one year of experience as a director of the Corporation, shall be elected every three years, and shall serve a three-year term (except where such lead director is elected to serve on an interim basis). Any lead director may serve consecutive terms. The lead director shall act as a liaison between the Chairman of the Board and the independent directors, and shall preside at all meetings at which the Chairman is not present. The lead director approves the agendas and schedules for meetings of the Board to assure that there is sufficient time for discussion of all agenda items, and approves information sent to the members of the Board. The lead director has authority to call special meetings of the independent directors.

16.
Meetings of Independent Directors

  The independent directors meet at each regularly scheduled Board meeting in executive session. These executive session meetings are chaired by the lead director. Following each such meeting, the lead director, or one or more other independent directors designated by the lead director, has a discussion with the Chairman of the Board (if the Chairman is not an independent director) and the Chief Executive Officer (if the Chairman is not the CEO) regarding the executive session meeting.

  The lead director establishes the agenda for each executive session meeting of independent directors, and also determines which, if any, other individuals, including members of management and independent advisors, should attend each such meeting.

17.
Board Agenda Items

  The Chairman of the Board, in consultation with the Chief Executive Officer (if the Chairman is not the CEO), establishes the agenda for each meeting.

  Board members are encouraged to suggest the inclusion of items on the agenda.

18.
Board Materials and Presentations

  The agenda for each meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the directors' review prior to the meeting. As a general rule, written materials are provided in advance on all matters requiring Board action. Written materials are concise summaries of the relevant information, designed to provide a foundation for the Board's discussion of key issues and make the most efficient use of the Board's meeting time. Directors may request from the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) any additional information they believe to be necessary to perform their duties.

19.
Regular Attendance of Non-Directors at Board Meetings

  Members of management, as designated by the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), attend each meeting of the Board.

20.
Board Committees

  The Board establishes committees to assist the Board in overseeing the affairs of the Corporation.

  Currently, there are seven standing committees. The Executive Committee exercises all powers of the Board (subject to the provisions of law and limits imposed by the Board) and meets only at such times as it is infeasible to convene a meeting of the full Board. The Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, the Nuclear, Operations, and Safety Committee, and the Public Policy Committee are each responsible for defined areas delegated by the Board.

  The Board may establish other committees or dissolve committees from time to time, as it deems appropriate, and in conformance with applicable laws and regulations.

21.
Membership of Board Committees

  All permanent standing Board committees, other than the Executive Committee, are chaired by independent directors. Each such independent committee chair shall be appointed to serve a three-year term (except where such committee chair is elected to serve on an interim basis), provided that such committee chair continues to be re-elected to the Board during that term. Any such committee chair may serve consecutive terms. The terms for each of the committee chair positions shall be staggered such that roughly one-third of the positions are appointed each year. Each independent committee chair shall act as a liaison between the Chairman of the Board and the respective committee, and shall preside at all meetings of that committee. Each independent committee chair approves the agendas and schedules for meetings of the respective committee, and approves information sent to the committee members. Each independent committee chair has authority to call special meetings of the respective committee.

  The Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee are composed entirely of independent directors, as defined in Section 3 of these guidelines.

  Members of the Audit Committee also must satisfy the audit committee independence and qualification requirements established by the Securities and Exchange Commission and any stock exchange on which securities of the Corporation or Pacific Gas and Electric Company are listed. If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than the Corporation and its subsidiaries, that Committee member must inform the Corporation's Board of Directors and, in order for that member to continue serving on the Corporation's Audit Committee, the Board of Directors must affirmatively determine that such simultaneous service does not impair the ability of that member to serve effectively on the Corporation's Audit Committee.

22.
Appointment of Committee Members

  The composition of each committee is determined by the Board of Directors.

  The Nominating and Governance Committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) and with consideration of the wishes of the individual directors, recommends to the full Board the chairmanship and membership of each committee.

23.
Committee Agenda Items

  The chair of each committee, in consultation with the appropriate members of management, establishes the agenda for each meeting.

  At the beginning of the year, each committee issues a work plan of subjects to be discussed during the year, to the extent such subjects can be foreseen. Copies of these annual work plans are provided to all directors.

24.
Committee Materials and Presentations

  The agenda for each committee meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the committee members' review prior to the meeting. As a general rule, written materials are provided in advance on all matters to be presented for committee action.

25.
Attendance at Committee Meetings

  The chair of each committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), determines the appropriate members of management to attend each meeting of the Committee.

  Any director or advisory director may attend any meeting of any committee with the concurrence of the committee chair.

26.
Formal Evaluation of the Chief Executive Officer

  The independent directors annually review and evaluate the performance of the Chief Executive Officer. The review is based upon objective criteria, including the performance of the business and accomplishment of objectives previously established in consultation with the Chief Executive Officer.

  The results of the review and evaluation are communicated to the Chief Executive Officer by the Chair of the Compensation Committee, and are used by that Committee and the Board when considering the compensation of the CEO.

27.
Management Development and Succession Planning

  At least annually, the Board reviews a succession plan for the Chief Executive Officer (CEO) position. The plan addresses CEO succession both in the ordinary course of business and on an emergency basis. The Board develops a profile of appropriate responsibilities, attributes, and requirements for the position of CEO, which reflects the Corporation's and Pacific Gas and Electric Company's business functions, vision, and strategy. Candidates for CEO successor may be identified internally within the Corporation and its subsidiaries in consultation with the Compensation Committee and the CEO, as well as externally through various sources, including third-party consultants. The succession planning process also addresses the continuing development of appropriate leadership skills for internal candidates for CEO, as well as candidates for other leadership positions within the Corporation.

28.
Communications with External Entities

  The Chief Executive Officer is responsible for all communications with the media, the financial community, or other external entities pertaining to the affairs of the Corporation. Directors refer any inquiries from such entities to the CEO for handling.

29.
Access to Independent Advisors

  The Board of Directors and its committees have the right to retain independent outside financial, legal, or other advisors, as necessary and appropriate. The Corporation shall bear the costs of retaining such advisors.

30.
Director Orientation and Continuing Education

  The Corporation provides information to new directors on subjects that would assist them in discharging their duties, and periodically provides briefing sessions or materials for all directors on such subjects.

  The Corporation also provides each director with information regarding opportunities for continuing education. The Corporation encourages each director to stay current on important developments pertaining to such director's function and duties to the Corporation by attending such programs as appropriate or otherwise.

31.
Communications with Interested Parties (Including Shareholders)

  The lead director shall be designated as the director who receives written communications from interested parties (including the Corporation's shareholders), in care of the Corporate Secretary. The Corporate Secretary shall forward to the lead director any communications addressed to the Board of Directors as a body or to all the directors in their entirety, and such other communications as the Corporate Secretary, in his or her discretion, determines is appropriate. The Corporate Secretary also shall receive communications directed to individual directors and forward those as appropriate. If requested by major shareholders, the lead director shall be available for consultation and direct communication with such major shareholders.

32.
Legal Compliance and Business Ethics

  The Board of Directors is responsible for exercising reasonable oversight with respect to the implementation and effectiveness of the Corporation's legal compliance and ethics program. In that role, the Board of Directors shall be knowledgeable about the content and operation of the Corporation's compliance and ethics program, but may delegate more detailed oversight to a committee of the Board of Directors.

 Exhibit A
PG&E Corporation

Corporate Governance Guidelines

Categorical Standards for Identifying "Material"
Relationships That May Affect Director Independence

Adopted: December 17, 2003
Amended as of February 18, 2004, December 15, 2004, December 20, 2006, December 17, 2008, and April 21, 2011

The following categories of relationships between a director and PG&E Corporation shall be considered "material." The existence of a "material" relationship provides a rebuttable presumption that the affected director is not "independent," absent a specific determination by the Board of Directors to the contrary.

A director has a "material" relationship with the Corporation in the following circumstances:

Employment

•
If a director is a current or former employee of the Corporation. Service as an interim Chairman of the Board, Chief Executive Officer, President, or other Section 16 Officer shall not disqualify a director from being considered independent following such service, so long as the duration of the interim service is less than one year.

•
If a member of the director's immediate family is or was employed as a Section 16 Officer of the Corporation, unless such employment ended more than three years ago.

Direct Compensation from the Corporation

•
If a director is a consultant to the Corporation.

•
If a director or his or her immediate family member receives, or during the past three years received, more than $120,000 per year or rolling 12-month period in direct compensation from the Corporation. "Direct compensation" does not include director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) or compensation received by a director's immediate family member for service as an employee (unless the immediate family member received compensation for services as a Section 16 Officer, in which case the director has a material relationship with the Corporation). Compensation paid for services as an interim Chairman of the Board, Chief Executive Officer, President, or other Section 16 Officer shall not disqualify a director from being considered independent following such service, so long as the duration of the interim service is less than one year.

Internal or External Auditors

•
If a director is, or during the past three years was, affiliated with, or employed by, a firm that serves or served during the past three years as the Corporation's internal or external auditor.

•
If a director's immediate family member (1) is a current partner of the Corporation's internal or external auditor, (2) is a current employee of such a firm and personally works on the Corporation's audit, or (3) was within the last three years a partner or employee of such a firm and personally worked on the Corporation's audit within that time.

Director Interlock

•
If a director is a current or former officer or employee of any other company on whose board of directors any officer of the Corporation serves as a member.

•
If a director's immediate family member is, or during the past three years was, employed by another company where any of the Corporation's present Section 16 Officers concurrently serves on that company's compensation committee.

Business Relationships

•
If a director is a current Section 16 Officer or employee, or his or her immediate family member is a current Section 16 Officer, of a company (which does not include charitable, non-profit, or tax-exempt entities) that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2 percent of such other company's consolidated gross revenues, during any of the past three years. The director is not "independent" until three years after falling below such threshold. (Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Corporation and the director's or immediate family member's current employer; the Corporation need not consider former employment of the director or immediate family member.)

Charitable Relationships

•
If the director (or a relative) is a trustee, director, or employee of a charitable or non-profit organization that receives grants or endowments from the Corporation or its affiliates exceeding the greater of $200,000 or 2 percent of the recipient's gross revenues during the Corporation's or the recipient's most recent completed fiscal year.

Notes

•
"Immediate family member" includes a person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers-and sisters-in-law, and anyone (other than domestic employees) who shares such person's home, or is financially dependent on such person.

•
"Corporation" includes any consolidated subsidiaries or parent companies.

•
"Section 16 Officer" means "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, and includes the president, the principal financial officer, the principal accounting officer, any vice president in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policymaking function, or any other person who performs similar policymaking functions for that company.

Appendix B
PG&E Corporation
Pacific Gas and Electric Company

Secondary Pay Comparator Group of General Industry Companies

For the 2011 officer compensation program, the general industry comparator group provided by Hewitt Associates, LLC consisted of the following 59 companies:

Air Products and Chemicals, Inc.	Navistar International
Alcoa Inc.	Nordstrom
Altria Group, Inc.	NRG Energy, Inc.
Amgen Inc.	ONEOK Inc.
Automatic Data Processing, Inc.	PPG Industries, Inc.
Avon Products, Inc.	Praxair, Inc.
Baxter International Inc.	Qwest Communications
Bristol-Myers Squibb Company	R. R. Donnelley & Sons Company
Burlington Northern Santa Fe Corporation	Reynolds American Inc.
CenterPoint Energy	SAIC, Inc.
Colgate-Palmolive Company	Sara Lee Corporation
ConAgra Foods, Inc.	Sempra Energy
Covidien	Starbucks Coffee Company
CSX Corporation	Tenet Healthcare Corporation
Cummins, Inc.	Tennessee Valley Authority
Dean Foods Company	Textron Inc.
Devon Energy Corporation	The Bank of New York Mellon
Eaton Corporation	The Gap, Inc
General Mills, Inc.	The Goodyear Tire & Rubber Company
Genuine Parts Co.	Time Warner Cable
Genworth Financial, Inc.	TRW Automotive
H. J. Heinz Company	Tyco International
Illinois Tool Works Inc.	UAL Corporation
ITT Corporation	Union Pacific Railroad Co.
J. C. Penney Company, Inc.	Viacom Inc.
Kellogg Company	Waste Management, Inc.
Kimberly-Clark Corporation	Whirlpool Corporation
L-3 Communications Corporation	Xerox Corporation
Marriott International, Inc.	Yum Brands, Inc.
Medtronic, Inc.

B-1

Directions to the PG&E Corporation and Pacific Gas and
Electric Company Annual Meetings of Shareholders

The 2012 annual meetings of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Monday, May 14, 2012, at 10:00 a.m., at the PG&E Corporation and Pacific Gas and Electric Company headquarters, located at 77 Beale Street in downtown San Francisco, California. Entry to the annual meetings will be through the atrium on Beale Street, between Market Street and Mission Street.

The meetings are easily accessible using public transportation. If you are traveling by MUNI or BART, exit at the Embarcadero station.

There is no parking available at the company headquarters. Parking is available at public garages in the area. Directions are provided below for shareholders driving to the meetings.

From the North (Golden Gate Bridge):	From the South (Highway 101):	From the East (Bay Bridge):

•

Cross the Golden Gate Bridge (Highway 101 South).

•

Take the Downtown/Lombard Street exit onto Lombard Street.

•

Turn right at Gough Street.

•

Turn left at California Street.

•

Turn right at Davis Street.

•

Cross Market Street onto Beale Street.

•

PG&E is on your left.

•

Merge onto Interstate 80 East (toward Bay Bridge/Oakland).

•

Exit at Fourth Street.

•

Bear left onto Bryant Street.

•

Turn left at Third Street.

•

Turn right at Market Street.

•

Turn right at Beale Street.

•

PG&E is on your left.

• Cross the Bay Bridge (Interstate 80 West). • Exit at Fremont Street. • Turn left onto Fremont Street. • Turn right at Market Street. • Turn right at Beale Street. • PG&E is on your left.

Please note that the following items will not be allowed in the meetings: cameras, video or tape recorders, and other electronic recording devices, or any other items that might be disruptive or pose a safety or security risk. For your protection, all purses, briefcases, backpacks, and packages will be subject to inspection.

Real-time captioning services and assistive listening devices will be available at the meetings. Please note that real-time captioning materials are not reviewed by either company before they are presented to shareholders, in order to provide timely information to shareholders attending the meetings. Any documents created in the real-time captioning process cannot be relied upon as an accurate transcript of the annual meeting proceedings.

V O T E B Y T E L E P H O N E Have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone phone, and follow the simple instructions to record your vote. V O T E B Y I N T E R N E T Have your proxy card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote. V O T E B Y MA I L Please mark, sign, and date your proxy card, and return it in the postage-paid envelope provided, or return it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230. Vote by Telephone Call toll-free using a touch-tone phone: 1-888-693-8683 Vote by Internet Access the website and cast your vote: www.cesvote.com Vote by Mail Return your proxy card in the postage-paid envelope provided Vote 24 hours a day, 7 days a week! Your telephone or Internet vote must be received by 6:00 a.m., Eastern time, on Monday, May 14, 2012, to be counted in the final tabulation. If you vote by telephone or Internet, please do not send your proxy card by mail. PACIFIC GAS AND ELECTRIC COMPANY PROXY This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 14, 2012. The undersigned hereby appoints Anthony F. Earley, Jr., Christopher P. Johns, and Linda Y.H. Cheng, or any of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of Pacific Gas and Electric Company, to be held at the PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California, on Monday, May 14, 2012, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting, and any adjournments or postponements thereof. Signature Signature Date: , 2012 Please sign exactly as name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Proxy card must be signed and dated below. Please fold and detach card at perforation before mailing. c/o Corporate Election Services PO Box 1150 Pittsburgh, PA 15230-1150 You can view the Joint Proxy Statement and the Annual Report to Shareholders on the Internet at: www.pgecorp.com/investors/financial_reports/

YOUR VOTE I S I M P O R T A N T! As an alternative to completing and mailing the proxy card below, you may submit your voting instructions over the Internet at www.cesvote.com or by touch-tone telephone at 1-888-693-8683. Please have your proxy card in hand when submitting your voting instructions over the Internet or by telephone. These Internet and telephone voting procedures comply with California law. If you do not vote by telephone or Internet, please mark, sign and date this proxy card, and return it promptly in the postage-paid envelope provided so that your shares may be represented at the meeting. PACIFIC GAS AND ELECTRIC COMPANY PROXY This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2, and 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, AND 3. 1. Election of Directors Nominees are: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (1) David R. Andrews (7) Roger H. Kimmel (2) Lewis Chew (8) Richard A. Meserve (3) C. Lee Cox (9) Forrest E. Miller (4) Fred J. Fowler (10) Rosendo G. Parra (5) Maryellen C. Herringer (11) Barbara L. Rambo (6) Christopher P. Johns (12) Barry Lawson Williams 2. Ratification of Appointment of the Independent Registered Public Accounting Firm FOR AGAINST ABSTAIN 3. Advisory Approval of the Company’s Executive Compensation FOR AGAINST ABSTAIN IMPORTANT—THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE. Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing. Please fold and detach card at perforation. 2012 ANNUAL MEETING OF SHAREHOLDERS ADMISSION TICKET PG&E Corporation and Pacific Gas and Electric Company headquarters 77 Beale Street San Francisco, California May 14, 2012, at 10:00 a.m. There is no parking available at the company headquarters. Parking is available at public garages in the area. Doors open at 9:00 a.m. You may bypass the shareholder registration area and present this ticket at the entrance to the meeting room. Note: Shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. Please note that the following items will not be allowed in the meetings: cameras, video or tape recorders, and other electronic recording devices, or any other items that might be disruptive or pose a safety or security risk. For your protection, all purses, briefcases, backpacks, and packages will be subject to inspection. Real-time captioning services and assistive listening devices will be available at the meetings. Please note that real-time captioning materials are not reviewed by either company before they are presented to shareholders, in order to provide timely information to shareholders attending the meetings. Any documents created in the real-time captioning process cannot be relied upon as an accurate transcript of the annual meeting proceedings.

PACIFIC GAS AND ELECTRIC COMPANY PROXY This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 14, 2012. The undersigned hereby appoints Anthony F. Earley, Jr., Christopher P. Johns, and Linda Y.H. Cheng, or any of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of Pacific Gas and Electric Company, to be held at the PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California, on Monday, May 14, 2012, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting, and any adjournments or postponements thereof. Signature Signature Date: , 2012 Please sign exactly as name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PACIFIC GAS AND ELECTRIC COMPANY PROXY This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2, and 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, AND 3. 1. Election of Directors Nominees are: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (1) David R. Andrews (7) Roger H. Kimmel (2) Lewis Chew (8) Richard A. Meserve (3) C. Lee Cox (9) Forrest E. Miller (4) Fred J. Fowler (10) Rosendo G. Parra (5) Maryellen C. Herringer (11) Barbara L. Rambo (6) Christopher P. Johns (12) Barry Lawson Williams 2. Ratification of Appointment of the Independent Registered Public Accounting Firm FOR AGAINST ABSTAIN 3. Advisory Approval of the Company’s Executive Compensation FOR AGAINST ABSTAIN IMPORTANT—THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE. ...............................................................